UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   ☒             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a -12

JPMorgan Chase & Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Annual Meeting of Shareholders
Proxy Statement

2019

JPMorgan Chase & Co.

JPMorgan Chase & Co.

JPMorgan Chase & Co.

383 Madison Avenue

New York, New York 10179-0001

April 5, 2019

Dear fellow shareholders:

We are pleased to invite you to attend the annual meeting of shareholders to be held on May 21, 2019 at 10:00 a.m., local time, at Chase Tower in Chicago, Illinois. This forum provides shareholders with the opportunity to discuss topics of importance to the Firm’s business and affairs, to consider matters described in the proxy statement and to receive an update on the Firm’s activities and performance.

We hope that you will attend the meeting in person. We encourage you to designate the persons named as proxies on the proxy card to vote your shares even if you are planning to come. This will ensure that your common stock is represented at the meeting.

This proxy statement explains more about the matters to be voted on at the annual meeting and about proxy voting. Please read it carefully. We look forward to your participation.

Sincerely,

James Dimon

Chairman and Chief Executive Officer

A LETTER FROM JAMIE DIMON, OUR CHAIRMAN, AND

LEE R. RAYMOND, OUR LEAD INDEPENDENT DIRECTOR

April 5, 2019
Dear fellow shareholders:

In connection with the 2019 Annual Meeting, we write to share with you some of the highlights of the work of our Board. We recognize that JPMorgan Chase is an exceptional company with an extraordinary heritage and a promising future. The Firm has continually innovated and evolved, and today we have a proven business model with a breadth, scale and reach that is unparalleled. That presents us with opportunities and challenges to interact with a wide range of clients and customers, employees, regulators, shareholders and communities all over the world. JPMorgan Chase has continually seized its opportunities and met its challenges, resulting in best-in-class long-term performance. We will work tirelessly to continue to outperform in any environment and live up to the Firm’s heritage and promise.

As for this year specifically, the Board notes that it was another strong year for the Firm, as we generated record earnings per share and added clients and customers while continuing to make significant investments in products, people and technology. At the same time, the Firm maintained its fortress balance sheet and its strong, cohesive culture, which supported sustained shareholder value.

The Board also holds management accountable to prepare for the future, overseeing the Firm’s long-term strategic planning. Over the course of the year, the Board met regularly with senior management to discuss how the Firm is focused on investing in exceptional client service today, as well as in innovation that will make us even more valuable to our clients and customers—even when that means disrupting ourselves. We have observed management’s commitment to pursuing the leading technology capabilities and infrastructure necessary to maintain and capitalize on our scale and continuing to invest for the future, while maintaining expense discipline. We have also seen management’s unwavering commitment to an effective and efficient risk and control environment. This includes being prepared to operate effectively in an evolving financial landscape, regardless of interest rates, credit cycle, balance sheet and capital, liquidity and funding requirements across jurisdictions.

Having a first-rate management team in place to meet these challenges continues to be one of our highest priorities as a Board. We regularly review succession planning for the CEO and other members of the Operating Committee and take advantage of numerous formal and informal opportunities to meet with members of the Operating Committee and other high potential senior management leaders. The appointment of Daniel Pinto and Gordon Smith as Co-Presidents and Co-Chief Operating Officers of the Company demonstrates the strength of our management team and our commitment to provide ongoing growth opportunities for future generations of leaders to develop the capabilities critical to the Firm’s long-term health and success.

In addition, we have long believed that oversight of the Firm’s culture and reputation are key Board responsibilities. In fulfilling this role, we hold management to the highest standards of conduct, respect and personal accountability in everything we do for our clients and customers, employees, shareholders and the communities we serve. This means that when there are issues internally, we expect management to address them. Equally important, we must give back to the communities we serve. The Firm continued to make significant progress this past year, through its commitments to skills training, financial education, inner city advancement, disaster relief and employee development.

The Board is also focused on its own succession planning and the need to ensure we have the right mix of skills and expertise and an appropriate balance of experience and fresh perspective. As a result of these efforts, four new directors, including two women, have joined the Board in the last six years.

We would like to take this opportunity to thank our friend and colleague, William Weldon, who will be retiring from our Board immediately prior to our Annual Meeting. We have benefited greatly from Bill’s insights on leadership, management development, governance and international business matters. His service on the Compensation & Management Development Committee and as Chair of the Corporate Governance & Nominating Committee has enhanced our Board and our Firm. We will miss his valuable perspective and commitment.

We look forward to continuing to deliver value to our customers, shareholders and communities. On behalf of all our colleagues on the Board, we are grateful for your support of our Board and the Firm.

James Dimon

Chairman and Chief Executive Officer

Lee R. Raymond

Lead Independent Director

Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

DATE	Tuesday, May 21, 2019

TIME	10:00 a.m. Central Time

PLACE	Chase Tower 21 South Clark Street, 56th Floor Chicago, Illinois 60603

RECORD DATE	March 22, 2019

MATTERS TO BE	◾ Election of directors
VOTED ON	◾ Advisory resolution to approve executive compensation
◾ Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019
◾ Shareholder proposals, if they are properly introduced at the meeting
◾ Any other matters that may properly be brought before the meeting

By order of the Board of Directors

Molly Carpenter
Secretary

April 5, 2019

YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE PROMPTLY.

JPMorgan Chase & Co. uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their shareholders on the Internet. In accordance with this rule, on or about April 5, 2019, we sent to shareholders of record at the close of business on March 22, 2019, a Notice of Internet Availability of Proxy Materials (“Notice”), which includes instructions on how to access our 2019 Proxy Statement and 2018 Annual Report online, and how to vote online for the 2019 Annual Shareholder Meeting.

If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

If you plan to attend the meeting in person, you will be required to present a valid form of government-issued photo identification, such as a driver’s license or passport, and proof of ownership of our common stock as of our record date March 22, 2019. See “Information about the annual shareholder meeting” on page 92 of this proxy statement.

If you hold your shares through a broker, your shares will not be voted unless (i) you provide voting instructions or (ii) the matter is one for which brokers have discretionary authority to vote. Of the matters to be voted on at the annual meeting, the only one for which brokers have discretionary authority to vote is Proposal 3, the ratification of the independent registered public accounting firm. See “What is the voting requirement to approve each of the proposals?” on page 95 of this proxy statement.

Table of Contents	RECOMMENDATIONS ✓

Shareholder Proposals

4. Gender pay equity report	85
5. Enhance shareholder proxy access	88
6. Cumulative voting	90

Information about the annual shareholder meeting	92

Shareholder proposals and nominations for the 2020 annual meeting	98

Notes on Non-GAAP financial measures	99

Glossary of selected terms and acronyms	103

Chase Tower – map and directions	105

This proxy statement contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe” or other words of similar meaning. Forward-looking statements provide JPMorgan Chase & Co.’s (“JPMorgan Chase” or the “Firm”) current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause the Firm’s actual results to differ materially from those set forth in such forward-looking statements. Certain of such risks and uncertainties are described in JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2018. JPMorgan Chase does not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

PROXY SUMMARY

2019 Proxy summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting. Terms not defined in the text of this proxy statement can be found in the “Glossary of selected terms and acronyms” on page 103.

Your vote is important. For more information on voting and attending the annual meeting, see “Information about the annual shareholder meeting” on page 92 of this proxy statement. This proxy statement has been prepared by our management and approved by the Board of Directors, and is being sent or made available to our shareholders on or about April 5, 2019.

Annual meeting overview: Matters to be voted on

✓	MANAGEMENT PROPOSALS

The Board of Directors recommends you vote FOR each director nominee and FOR the following proposals (for more information see page referenced):
1.	Election of directors	8
2.	Advisory resolution to approve executive compensation	38
3.	Ratification of independent registered public accounting firm	78

	SHAREHOLDER PROPOSALS (if they are properly introduced at the meeting)
The Board of Directors recommends you vote AGAINST each of the following shareholder proposals (for more information see page referenced):
4.	Gender pay equity report	85
5.	Enhance shareholder proxy access	88
6.	Cumulative voting	90

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	1

PROXY SUMMARY

We demonstrated strong financial performance in 2018

In 2018, the Firm delivered record net income of $32.5 billion, record earnings per share (“EPS”) of $9.00, return on common equity (“ROE”) of 13% and return on tangible common equity (“ROTCE”)1 of 17%. We returned $28.5 billion of net capital2 to shareholders. We maintained or gained market share across our businesses, demonstrated strong expense discipline, continued to achieve high customer satisfaction scores and maintained a fortress balance sheet.

Record net income of $32.5 BILLION	Record EPS of $9.00	ROE of 13% ROTCE[1] of 17%	Book value per share (“BVPS”) of $70.35 Tangible book value per share (“TBVPS”)[1] of $56.33	Distributed $28.5 BILLION to shareholders

The Firm has demonstrated sustained, strong financial performance

We have generated strong ROE and ROTCE over the past 10 years, while growing average common equity by over 50% from $146 billion to $229 billion and almost doubling average tangible common equity (“TCE”)1 from $95 billion to $183 billion, reflecting a compound annual growth rate of 5% and 8%, respectively over the period.

We have also delivered sustained growth in EPS, BVPS and TBVPS1 over the past 10 years, reflecting compound annual growth rates of 17%, 7% and 8%, respectively over the period.

[1]	ROTCE, TBVPS and average TCE are each non-GAAP financial measures; for a reconciliation and further explanation, see page 99.
[2]	Refer to note 2 on page 41 of this proxy statement.
[3]	Excluding the impact of the enactment of the Tax Cuts and Jobs Act (“TCJA”) of $(2.4) billion and a legal benefit of $406 million (after-tax) in 2017, adjusted ROTCE would have been 13% and adjusted EPS would have been $6.87. Adjusted ROTCE and adjusted EPS are each non-GAAP financial measures; for further explanation, see page 99 of this proxy statement.

2	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

PROXY SUMMARY

Total shareholder return (“TSR”)

TSR1 was (7)% in 2018, following a TSR of 27% in 2017 and 35% in 2016, for a combined three-year TSR of 59%. The graph below shows our TSR expressed as cumulative return to shareholders over the past decade. As illustrated, a $100 investment in JPMorgan Chase on December 31, 2008 would be valued at $388 as of December 31, 2018, significantly outperforming the financial services industry over the period, as measured by the S&P Financials Index and the KBW Bank Index.

Total Return Index Values JPMorgan Chase 288% S&P Financials Index 181% KBW Bank Index 135% 1-Year (7)% (13)% (18)% 3-Year 59% 30% 25% 5-Year 90% 48% 38%

[1]	TSR shows the actual return of the stock price, with dividends reinvested.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	3

PROXY SUMMARY

We are committed to commonsense corporate governance practices

 Our Board reviews its composition for the right mix of experience, refreshment, skills and diversity

◾

We seek directors with experience and demonstrated success in executive fields relevant to the Firm’s businesses and operations who contribute to the Board’s collegial dynamic and its diversity across a full spectrum of attributes

◾	Four new directors, including two women, have joined the Board in the last six years

 A strong Lead Independent Director role facilitates independent board oversight of management

◾	The Firm’s Corporate Governance Principles require the independent directors to appoint a Lead Independent Director if the role of the Chairman is combined with that of the CEO

◾	The Board reviews its leadership structure annually as part of its self-assessment process

◾	Responsibilities of the Lead Independent Director include:

✓	acts as liaison between independent directors and the CEO	✓	presides over executive sessions of independent directors

✓	acts as a sounding board to the CEO	✓	engages and consults with major shareholders and other constituencies, where appropriate

✓	provides advice and guidance to the CEO on executing long-term strategy	✓	guides annual performance review of the CEO

✓	advises the CEO of the Board’s information needs	✓	guides the annual independent director consideration of CEO compensation

✓	meets one-on-one with the CEO following executive sessions of independent directors	✓	guides full Board consideration of CEO succession

✓	has the authority to call for a Board meeting or a meeting of independent directors	✓	guides the self-assessment of the full Board

✓	approves agendas and adds agenda items for Board meetings and meetings of independent directors	✓	presides at Board meetings in the CEO’s absence or when otherwise appropriate

 Our Board provides independent oversight of the Firm’s business and affairs

◾	Reviews the Firm’s strategic objectives and plans

◾	Evaluates the CEO’s performance and provides talent management for other senior executives

◾	Oversees the Firm’s financial performance and condition

◾	Oversees the Firm’s risk management and internal control frameworks

◾	Oversees the Firm’s approach to environmental, social and governance (“ESG”) matters

◾	Sets the cultural “tone at the top”

 We actively engage with shareholders

◾

We have regular and ongoing discussions with shareholders throughout the year on a wide variety of topics, such as financial performance, strategy, competitive environment, regulatory landscape and ESG matters

◾	In 2018, our shareholder engagement initiatives included:

-	Shareholder Outreach: Hosted more than 60 discussions on strategy, financial performance, governance, executive compensation, and environmental and social matters, among others, with shareholders representing >45% of our outstanding common stock

-	Annual Investor Day: Senior management presented on the Firm’s strategy and financial performance at our annual Investor Day

-	Meetings/Conferences: Senior management hosted more than 50 investor meetings and presented at 12 investor conferences

-	Annual Shareholder Meeting: Our CEO and Lead Independent Director presented to shareholders at the Firm’s 2018 annual meeting

 Our governance practices promote Board effectiveness and shareholder interests

◾	Annual Board and committee assessment

◾	Robust shareholder rights:

-	proxy access

-	right to call a special meeting

-	right to act by written consent
◾	Majority voting for all director elections

◾	Stock ownership requirements for directors

◾	100% committee independence

◾	Executive sessions of independent directors at each regular Board meeting

4	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

PROXY SUMMARY

  Proposal 1: Election of Directors – page 8

The Board of Directors has nominated the 11 individuals listed below. All are independent other than our CEO. If elected at our annual meeting, all nominees are expected to serve until next year’s annual meeting. William Weldon, who has served as a director of the Firm since 2005, has decided to retire from the Board and is not standing for re-election when his term expires on the eve of this year’s annual meeting.

NOMINEE/DIRECTOR OF JPMORGAN CHASE SINCE[1]	AGE	PRINCIPAL OCCUPATION	OTHER PUBLIC COMPANY BOARDS (#)	COMMITTEE MEMBERSHIP[2]
Linda B. Bammann Director since 2013	63	Retired Deputy Head of Risk Management of JPMorgan Chase & Co.[3]	0	Directors’ Risk Policy (Chair)
James A. Bell Director since 2011	70	Retired Executive Vice President of The Boeing Company	3	Audit (Chair)
Stephen B. Burke Director since 2004	60	Chief Executive Officer of NBCUniversal, LLC	1	Compensation & Management Development; Corporate Governance & Nominating
Todd A. Combs Director since 2016	48	Investment Officer at Berkshire Hathaway Inc.	0	Directors’ Risk Policy; Public Responsibility
James S. Crown Director since 2004	65	Chairman and Chief Executive Officer of Henry Crown and Company	1	Directors’ Risk Policy
James Dimon Director since 2004	63	Chairman and Chief Executive Officer of JPMorgan Chase & Co.	0
Timothy P. Flynn Director since 2012	62	Retired Chairman and Chief Executive Officer of KPMG	3	Audit; Public Responsibility
Mellody Hobson Director since 2018	50	President of Ariel Investments, LLC	1	Audit; Public Responsibility
Laban P. Jackson, Jr. Director since 2004	76	Chairman and Chief Executive Officer of Clear Creek Properties, Inc.	0	Audit
Michael A. Neal Director since 2014	66	Retired Vice Chairman of General Electric Company and Retired Chairman and Chief Executive Officer of GE Capital	0	Directors’ Risk Policy
Lee R. Raymond (Lead Independent Director) Director since 2001	80	Retired Chairman and Chief Executive Officer of Exxon Mobil Corporation	0	Compensation & Management Development (Chair); Corporate Governance & Nominating

[1]	Director of a heritage company of the Firm as follows: Bank One Corporation: Mr. Burke (2003–2004), Mr. Crown (1996–2004), Mr. Dimon, Chairman of the Board (2000–2004) and Mr. Jackson (1993–2004); First Chicago Corp.: Mr. Crown (1991–1996); and J.P. Morgan & Co. Incorporated: Mr. Raymond (1987–2000)
[2]	Principal standing committee
[3]	Retired from JPMorgan Chase & Co. in 2005

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	5

PROXY SUMMARY

  Proposal 2: Advisory resolution to approve executive compensation – page 38

We are submitting an advisory resolution to approve the executive compensation of our Named Executive Officers (“NEOs”). The table below summarizes the salary and incentive compensation awarded to our NEOs for 2018 performance.

Name and principal position		INCENTIVE COMPENSATION
	Salary	Cash	Restricted stock units	Performance share units	Total

James Dimon Chairman and CEO	$1,500,000	$5,000,000	$—	$24,500,000	$31,000,000

Daniel Pinto[1] Co-President and Co-Chief Operating Officer; CEO Corporate & Investment Bank	8,276,026	—	6,861,987	6,861,987	22,000,000

Gordon Smith Co-President and Co-Chief Operating Officer; CEO Consumer & Community Banking	750,000	8,500,000	6,375,000	6,375,000	22,000,000

Mary Callahan Erdoes CEO Asset & Wealth Management	750,000	7,900,000	5,925,000	5,925,000	20,500,000

Marianne Lake Chief Financial Officer	750,000	5,700,000	4,275,000	4,275,000	15,000,000

[1]	Mr. Pinto, who is based in the U.K., received a fixed allowance of $7,635,000 paid in British pound sterling and a salary of £475,000.

In response to last year’s 93% Say-on-Pay support and positive shareholder feedback, the Compensation &

Management Development Committee (“CMDC”) maintained the key features of our compensation program.

We believe shareholders should consider five key factors in their evaluation of this year’s proposal:

1. Strong performance

We continued to deliver strong multi-year financial performance, invest in our future, strengthen our risk and control environment, reinforce the importance of our culture and values, deliver on our long-standing commitment to serve our customers, employees and communities, and conduct business in a responsible way to drive inclusive growth.

2. Disciplined performance assessment to determine pay

The CMDC uses a balanced approach to determine annual compensation by assessing performance against four broad performance categories over a sustained period of time. A material portion of Operating Committee compensation is delivered in the form of at-risk performance share units (“PSUs”), reinforcing accountability and alignment with shareholder interests by linking the ultimate payout to pre-established absolute and relative goals.

3. Sound pay practices

We believe our compensation philosophy promotes an equitable and well-governed approach to compensation, including pay-for-performance practices that attract and retain top talent, are responsive to and aligned with shareholders, and encourage a shared success culture in support of our business principles.

4. Pay is aligned with performance

CEO pay is strongly aligned to the Firm’s short-, medium- and long-term performance, with approximately 83% of the CEO’s variable pay deferred into equity, of which 100% is in at-risk PSUs. Other NEO pay is also strongly aligned to Firm and Line-of-Business (“LOB”) performance, with a majority of their variable pay deferred into equity, of which 50% is in at-risk PSUs.

5. Rigorous accountability and recovery provisions

Our executive compensation program is designed to hold executives accountable, when appropriate, for meaningful actions or issues that negatively impact business performance or the Firm’s reputation in current or future years.

6	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

PROXY SUMMARY

  Proposal 3: Ratification of Firm’s independent registered public accounting firm – page 78

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2019. A resolution is being presented to our shareholders requesting ratification of PwC’s appointment.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	7

CORPORATE GOVERNANCE

Proposal 1:

Election of Directors

Our Board of Directors has nominated 11 directors, who, if elected by shareholders at our annual meeting, will be expected to serve until next year’s annual meeting. All nominees are currently directors.

✓	RECOMMENDATION: Vote FOR all nominees

8	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Executive Summary

Our Board has nominated 11 directors for election at this year’s annual meeting. Our Board believes these nominees have the combined skills, experience, personal qualities, balance of tenure and collegiality needed for an effective and engaged Board.

Information about:

◾	The specific experience and qualifications of each nominee are described on pages 12-17

◾	The personal and professional attributes and skills of the nominees are described on page 18

Our commitment to sound governance is integral to our business. The Firm’s Corporate Governance Principles (“Governance Principles”) establish a framework for the governance of the Board and the management of the Firm. These Governance Principles outline the Firm’s practices regarding Board composition, responsibilities, structure and operations, among other governance matters. The Governance Principles have been approved by the Board and are periodically reviewed and updated as appropriate. They reflect broadly recognized governance practices and regulatory requirements, including the New York Stock Exchange (“NYSE”) corporate governance listing standards. The full text of the Governance Principles can be accessed on our website at jpmorganchase.com/corp-gov-principles.

Descriptions of our governance practices related to:

◾	Director independence, recruitment and re-nomination can be found on pages 18-21

◾	How our Board conducts its business can be found on pages 21-28

◾	Board oversight of the business and affairs of the Firm can be found on pages 28-31, including the Board’s oversight of:

-	strategic objectives,

-	CEO performance and executive talent management,

-	financial performance, and

-	risk management

◾	The active engagement of our directors with the Firm’s stakeholders can be found on pages 31-32

◾	Other corporate governance policies and practices can be found on pages 32-35

◾	Director compensation can be found on pages 35-37

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	9

CORPORATE GOVERNANCE

Proposal 1 — Election of Directors

Summary of factors for shareholder consideration

1	Experienced and diverse independent directors

100% Independent	20% Women	20% African-American

◾	Board committees are comprised of only independent directors

◾	Nominees have executive experience and skills aligned with the Firm’s business and strategy

◾	Ongoing recruitment and refreshment promote a balance of experience and fresh perspective

2	Effective Board structure

◾	Appropriately allocates authority and responsibility between the Board and management

◾	Lead Independent Director focuses on Board priorities and processes; facilitates independent oversight of management

◾	Annual Board self-assessment and review of Board leadership structure

◾	Oversight of the Firm conducted through Board committees

◾	Board met 11 times during the year; committees met 42 times

3	Strong Board oversight of the Firm’s business and affairs

◾	Reviews the strategic objectives and plans of the Firm

◾	Evaluates CEO performance and oversees talent management for other senior executives

◾	Oversees the Firm’s financial performance and condition

◾	Oversees the Firm’s risk management and internal control frameworks

◾	Oversees the Firm’s approach to ESG matters

4	Ongoing engagement with stakeholders

◾	The Board is actively involved in stakeholder engagement and reviewing feedback from our stakeholders, including shareholders, employees, regulators and non-governmental organizations

5	Sound governance policies and practices

◾	Proxy access

◾	Special meeting provisions

◾	Written consent

◾	Majority election of directors

◾	Stock ownership requirements for directors

◾	100% committee independence

◾	Executive sessions of independent directors at each regular Board meeting

10	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Director nominees

The people listed on the following pages have been nominated for election because they possess the skills, experience, personal attributes, collegiality and tenure needed to guide the Firm’s strategy, and to effectively oversee the Firm’s risk management framework and management’s execution of management responsibilities.

In the biographical information about our director nominees that follows, the ages indicated are as of May 21, 2019, and the other information is as of the date of this proxy statement. There are no family relationships among the director nominees or between the director nominees and any executive officer. Unless otherwise stated, all nominees have been continuously employed by their present employers for more than five years.

In addition to the biographical information that follows, reference is made to the description of our nominees’

personal and professional attributes and skills on page 18 of this proxy statement.

William Weldon, who has served as a director of the Firm since 2005, has decided to retire from the Board and is not standing for re-election when his term expires on the eve of this year’s annual meeting.

All of the nominees are currently directors of the Firm, and each was elected to the Board by our shareholders at our 2018 annual meeting with the support of more than 94% of the votes cast.

Each nominee has agreed to be named in this proxy statement and, if elected, to serve a one-year term expiring at our 2020 annual meeting.

Directors are expected to attend our annual shareholder meetings. Eleven of the 12 directors serving on our Board at the time of the 2018 annual meeting attended the meeting. One director was unable to attend due to a prior professional obligation.

Profile of Nominees (excluding our CEO)

4 new directors in the last six years 64 average age 20% African-Americans 9.3 years average tenure 20% women 100% Independent

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	11

CORPORATE GOVERNANCE

Linda B. Bammann

Retired Deputy Head of Risk Management of JPMorgan Chase & Co.

Through her service on other boards, including as Chair of the Business and Risk Committee of the Federal Home Loan Mortgage Corporation, and her management tenure at JPMorgan Chase and Bank One Corporation, Ms. Bammann has developed insight and wide-ranging experience in financial services and extensive expertise in risk management and regulatory issues.

Career Highlights

JPMorgan Chase & Co., a financial services company (merged with Bank One Corporation in July 2004)

◾Deputy Head of Risk Management (2004–2005)

◾Chief Risk Management Officer and Executive Vice President, Bank One Corporation (2001–2004)

◾Senior Managing Director, Banc One Capital Markets (2000–2001)

Other Public Company Directorships

◾Federal Home Loan Mortgage Corporation (2008–2013)

◾Manulife Financial Corporation (2009–2012)

Other Experience

◾Former Board Member, Risk Management Association

◾Former Chair, Loan Syndications and Trading Association

Education

◾Graduate of Stanford University

◾M.A., Public Policy, University of Michigan

Age: 63 Director since: 2013 Committees: Directors' Risk Policy Committee (Chair) Director Qualification Highlights: Financial services Regulated industries and regulatory issues Risk management and controls

James A. Bell

Retired Executive Vice President of The Boeing Company

Over a four-decade corporate career, Mr. Bell led global businesses in a highly regulated industry, oversaw successful strategic growth initiatives and developed extensive experience in finance, accounting, risk management and controls. While Chief Financial Officer, he oversaw two key Boeing businesses: Boeing Capital Corporation, the company’s customer-financing subsidiary and Boeing Shared Services, an 8,000 person, multi-billion dollar business unit that provides common internal services across Boeing’s global enterprise.

Career Highlights

The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft

◾Corporate President (2008–2012)

◾Executive Vice President (2003–2012)

◾Chief Financial Officer (2003–2012)

◾Senior Vice President of Finance and Corporate Controller (2000–2003)

Other Public Company Directorships

◾Apple Inc. (since 2015)

◾CDW Corporation (since 2005)

◾Dow DuPont Inc. (formerly Dow Chemical Company Inc.) (since 2005)

Other Experience

◾Trustee, Rush University Medical Center

Education

◾Graduate of California State University at Los Angeles

Age: 70 Director since: 2011 Committees: Audit Committee (Chair) Director Qualification Highlights: Financial and accounting Leadership of a large, complex organization Regulated industries and regulatory issues Technology

12	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Stephen B. Burke

Chief Executive Officer of NBCUniversal, LLC

Mr. Burke’s roles at Comcast Corporation and his prior work at other large global media corporations have given him broad exposure to the challenges associated with managing large and diverse businesses. In these roles he has dealt with a variety of issues including audit and financial reporting, risk management, executive compensation, sales and marketing, technology, and operations. These experiences have also provided Mr. Burke a background in regulated industries and international business.

Career Highlights

Comcast Corporation/NBCUniversal, LLC, leading providers of entertainment, information and communication products and services

◾Chief Executive Officer of NBCUniversal, LLC, and a senior executive of Comcast (since 2011)

◾Chief Operating Officer, Comcast (2004–2011)

◾President, Comcast Cable Communications Inc. (1998–2010)

Other Public Company Directorships ◾Berkshire Hathaway Inc. (since 2009) Education ◾Graduate of Colgate University ◾M.B.A., Harvard Business School

Todd A. Combs

Investment Officer at Berkshire Hathaway Inc.

Mr. Combs’ roles have provided him with extensive experience in financial markets, risk assessment and regulatory matters. His service on three of Berkshire Hathaway’s subsidiary boards has given him expertise and insight into matters such as corporate governance, strategy, succession planning and compensation.

Career Highlights

Berkshire Hathaway Inc., a holding company whose subsidiaries engage in a number of diverse business activities including finance, insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, retailing and other services

◾Investment Officer (since 2010)

Castle Point Capital Management, an investment partnership Mr. Combs founded in 2005 to manage capital for endowments, family foundations and institutions

◾CEO and Managing Member (2005–2010)

Other Public Company Directorships ◾None Education ◾Graduate of Florida State University ◾M.B.A., Columbia Business School

Age: 60 Director since: 2004 and Director of Bank One Corporation from 2003 to 2004 Committees: Compensation & Management Development Committee Corporate Governance & Nominating Committee Director Qualification Highlights: Financial and accounting Leadership of a large, complex organization Management development and succession planning Regulated industries and regulatory issues Age: 48 Director since: 2016 Committees: Directors' Risk Policy Committee Public Responsibility Committee Director Qualification Highlights: Financial services Regulated industries and regulatory issues Risk management and controls

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	13

CORPORATE GOVERNANCE

James S. Crown

Chairman and Chief Executive Officer of Henry Crown and Company

Mr. Crown’s position with Henry Crown and Company and his service on other public company boards have given him extensive experience with risk management, audit and financial reporting, investment management, capital markets activity and executive compensation matters.

Career Highlights

Henry Crown and Company, a privately owned investment company that invests in public and private securities, real estate, and operating companies

◾Chairman and Chief Executive Officer (since 2018)

◾President (2002–2017)

◾Vice President (1985–2002)

Other Public Company Directorships

◾General Dynamics (since 1987) - Lead Director since 2010

◾Sara Lee Corporation (1998-2012)

Other Experience

◾Chairman of the Board of Trustees, Aspen Institute

◾Trustee, Museum of Science and Industry

◾Trustee, University of Chicago

◾Member, American Academy of Arts and Sciences

◾Former member of the President’s Intelligence Advisory Board

Education

◾Graduate of Hampshire College

◾J.D., Stanford University Law School

James Dimon

Chairman and Chief Executive Officer of JPMorgan Chase & Co.

Mr. Dimon is an experienced leader in the financial services industry and has extensive international business expertise. As CEO, he is knowledgeable about all aspects of the Firm’s business activities. His work has given him substantial insight into the regulatory process.

Career Highlights

JPMorgan Chase & Co., a financial services company (merged with Bank One Corporation in July 2004)

◾Chairman of the Board (since 2006) and Director (since 2004); Chief Executive Officer (since 2005)

◾President (2004–2018)

◾Chief Operating Officer (2004–2005)

◾Chairman and Chief Executive Officer at Bank One Corporation (2000–2004)

Other Public Company Directorships

◾None

Other Experience

◾Director, Harvard Business School

◾Director, Catalyst

◾Chairman, Business Roundtable

◾Member, Business Council

◾Trustee, New York University School of Medicine

Education

◾Graduate of Tufts University

◾M.B.A., Harvard Business School

Age: 65 Director since: 2004 and Director of Bank One Corporation from 1991 to 2004 Committees: Directors' Risk Policy Committee Director Qualification Highlights: Financial services Management development and succession planning Risk management and controls Age: 63 Director since: 2004 and Chairman of the Board of Bank One Corporation from 2000 to 2004 Director Qualification Highlights: Financial services Leadership of a large, complex organization Management development and succession planning Regulated industries and regulatory issues

14	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Timothy P. Flynn

Retired Chairman and Chief Executive Officer of KPMG

Through his leadership positions at KPMG, Mr. Flynn gained perspective on the evolving business and regulatory environment, expertise in many of the issues facing complex, global companies, and extensive experience in financial services, auditing matters and risk management.

Career Highlights

KPMG International, a global professional services organization providing audit, tax and advisory services

◾Chairman, KPMG International (2007–2011)

◾Chairman, KPMG LLP (2005–2010)

◾Chief Executive Officer, KPMG LLP (2005–2008)

◾Vice Chairman, Audit and Risk Advisory Services, KPMG LLP (2001–2005)

Other Public Company Directorships

◾United Healthcare (since 2017)

◾Alcoa Corporation (since 2016)

◾Wal-Mart Stores, Inc. (since 2012)

◾Chubb Corporation (2013–2016)

Other Experience

◾Member, Board of Trustees, The University of St. Thomas

◾Former Trustee, Financial Accounting Standards Board

◾Former Member, World Economic Forum’s International Business Council

◾Former Board Member, International Integrated Reporting Council

Education

◾Graduate of The University of St. Thomas

Mellody Hobson

President of Ariel Investments, LLC

Ms. Hobson’s roles at Ariel Investments, LLC, as well as on public company boards, have provided her with significant experience in financial services and financial markets, corporate governance, strategic planning, operations, regulatory issues and international business.

Career Highlights

Ariel Investments, LLC, an investment management firm

◾President (since 2000)

◾Chairman of the Board of Trustees of Ariel Investment Trust, a registered investment company (since 2006)

Regular contributor and analyst on finance, the markets and economic trends for CBS News

Other Public Company Directorships

◾Starbucks Corporation (since 2005) — Vice Chair since June 2018

◾Groupon Inc. (2011–2014)

◾DreamWorks Animation SKG, Inc. (2004–2016)

◾The Estée Lauder Companies Inc. (2005–2018)

Other Experience

◾Chair, After School Matters

◾Chair, The Economic Club of Chicago

◾Board member, The Chicago Public Education Fund

◾Executive Committee of the Investment Company Institute’s Board of Governors

Education

◾Graduate of the Woodrow Wilson School of International Relations and Public Policy at Princeton University

Age: 62 Director since: 2012 Committees: Audit Committee Public Responsibility Committee (Chair) Director Qualification Highlights: Financial services Financial and accounting Leadership of a large, complex organization Risk management and controls Age: 50 Director since: 2018 Committees: Audit Committee Public Responsibility Committee Director Qualification Highlights: Financial services Management development and succession planning Regulated industries and regulatory issues

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	15

CORPORATE GOVERNANCE

Laban P. Jackson, Jr.

Chairman and Chief Executive Officer of Clear Creek Properties, Inc.

Mr. Jackson’s service on the board of the Federal Reserve Bank of Cleveland and on other public and private company boards has given him extensive experience in financial services, risk management, audit and financial reporting matters, government relations and regulatory issues, and executive compensation and succession planning matters.

Career Highlights Clear Creek Properties, Inc., a real estate development company ◾Chairman and Chief Executive Officer (since 1989)

Other Public Company Directorships

◾The Home Depot (2004–2008)

Other Experience

◾Former Director, Federal Reserve Bank of Cleveland

◾Emeritus Trustee, Markey Cancer Foundation

Education

◾Graduate of the United States Military Academy

Michael A. Neal

Retired Vice Chairman of General Electric Company and Retired Chairman and Chief Executive Officer of GE Capital

Mr. Neal has extensive experience managing large, complex businesses in regulated industries around the world. During his career with General Electric and GE Capital, Mr. Neal oversaw the provision of financial services and products to consumers and businesses of all sizes globally. His professional background has provided him with extensive expertise and insight in risk management, strategic planning and operations, finance and financial reporting, government and regulatory relations, and management development and succession planning.

Career Highlights General Electric Company, a global industrial and financial services company ◾Vice Chairman (2005–2013) ◾Chairman and Chief Executive Officer, GE Capital (2007–2013)	Other Public Company Directorships ◾None Other Experience ◾Trustee, The GT Foundation of the Georgia Institute of Technology Education ◾Graduate of the Georgia Institute of Technology

Age: 76 Director since: 2004 and Director of Bank One Corporation from 1993 to 2004 Committees: Audit Committee Director Qualification Highlights: Financial and accounting Regulated industries and regulatory issues Risk management and controls Age: 66 Director since: 2014 Committees: Directors' Risk Policy Committee Director Qualification Highlights: Financial services Leadership of large, complex organization International business operations Technology

16	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Lee R. Raymond (Lead Independent Director)

Retired Chairman and Chief Executive Officer of Exxon Mobil Corporation

During his tenure at ExxonMobil and its predecessors, Mr. Raymond gained experience in all aspects of business management, including audit and financial reporting, risk management, executive compensation, marketing and operating in a regulated industry. He also has extensive international business expertise.

Career Highlights

ExxonMobil, an international oil and gas company

◾Chairman and Chief Executive Officer of ExxonMobil (1999–2005)

◾Chairman and Chief Executive Officer of Exxon Corporation (1993–1999)

Other Public Company Directorships

◾None

Other Experience

◾Member, Council on Foreign Relations

◾Emeritus Trustee, Mayo Clinic

◾Member, National Academy of Engineering

◾Member and past Chairman of the National Petroleum Council

Education

◾Graduate of the University of Wisconsin

◾Ph.D., Chemical Engineering, University of Minnesota

Age: 80 Director since: 2001 and Director of J.P. Morgan & Co. Incorporated from 1987 to 2000 Committees: Compensation & Management Development Committee (Chair) Corporate Governance & Nominating Committee Director Qualification Highlights: Leadership of a large, complex organization Management development and succession planning Public company governance Technology

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	17

CORPORATE GOVERNANCE

Director independence, recruitment and re-nomination

JPMorgan Chase seeks director candidates who uphold the highest standards, are committed to the Firm’s values and are strong independent stewards of the long-term interests of shareholders. The Corporate Governance & Nominating Committee (“Governance Committee”) considers Board composition holistically and on an ongoing basis, with a focus on recruiting directors who have the attributes required to effectively oversee the Firm’s present and future strategy. The Governance Committee and the Board seek directors with experience in executive fields relevant to the Firm’s businesses and operations who will contribute to the Board’s diversity across a full spectrum of attributes and enhance its collaborative and collegial dynamic. These qualities allow for effective challenge to and independent oversight of management.

Personal and professional attributes and skills of the nominees

In furtherance of the foregoing, the Board considers a wide range of attributes when selecting and recruiting candidates. Our nominees have executive experience and skills that are aligned with our business and strategy as follows:

FINANCIAL AND ACCOUNTING – Knowledge of or experience in accounting, financial reporting or auditing processes and standards is important to effectively oversee the Firm’s financial position and condition and the accurate reporting thereof and to assess the Firm’s strategic objectives from a financial perspective

11

FINANCIAL SERVICES – Experience in or with the financial services industry, including investment banking, global financial markets or consumer products and services, allows Board members to evaluate the Firm’s business model, strategies and the industry in which we compete

10
INTERNATIONAL BUSINESS OPERATIONS – Experience in diverse geographic, political and regulatory environments is important because the Firm serves customers and clients across the globe

All our nominees

posess:

◾  Integrity

◾  Judgment

◾  Strong work

      ethic

◾  Strength of

      conviction

◾  Collaborative

      approach to

      engagement

      and oversight

◾  Inquisitiveness

◾  Objective

      perspective

◾  Willingness to

      appropriately

      challenge

      management

7

LEADERSHIP OF A LARGE, COMPLEX ORGANIZATION – Executive experience managing business operations and strategic planning allows Board members to effectively oversee the Firm’s complex worldwide operations

9

MANAGEMENT DEVELOPMENT AND SUCCESSION PLANNING – Experience in senior executive development, succession planning and compensation matters allows the Board to effectively oversee the Firm’s efforts to recruit, retain and develop key talent and provide valuable insight in determining compensation of the CEO and other executive officers

9

PUBLIC COMPANY GOVERNANCE – Knowledge of public company governance matters, policies and best practices assists the Board in considering and adopting applicable corporate governance practices, interacting with stakeholders most interested in these issues and understanding the impact of various policies on the Firm’s functions

11

TECHNOLOGY – Experience with or oversight of innovative technology, cybersecurity, information systems/data management, fintech or privacy is important in overseeing the security of the Firm’s operations, assets and systems as well as the Firm’s ongoing investment in and development of innovative technology

7

REGULATED INDUSTRIES AND REGULATORY ISSUES – Experience with regulated businesses, regulatory requirements and relationships with global regulators is important because the Firm operates in a heavily regulated industry

11

RISK MANAGEMENT AND CONTROLS – Skills and experience in assessment and management of business and financial risk factors allow the Board to effectively oversee risk management and understand the most significant risks facing the Firm

11

For additional information about our director criteria, see our Governance Principles at jpmorganchase.com/corp-gov-principles.

18	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Independence

All of the Firm’s non-management Board members are independent, under both the NYSE corporate governance listing standards and the Firm’s independence standards as set forth in its Governance Principles.

For a director to be considered independent, he or she must have no disqualifying relationships as defined by the NYSE, and the Board must have affirmatively determined that he or she has no material relationships with JPMorgan Chase, either directly or as a partner, shareholder or officer of another organization that has a relationship with the Firm.

In assessing the materiality of relationships with the Firm, the Board considers relevant facts and circumstances. Given the nature and broad scope of the products and services provided by the Firm, there are from time to time ordinary course of business transactions between the Firm and a director, his or her immediate family members, or principal business affiliations. These may include, among other relationships: extensions of credit; provision of other financial and financial advisory products and services; business transactions for property or services; and charitable contributions made by the JPMorgan Chase Foundation or the Firm to a nonprofit organization of which a director is an officer. The Board reviews these relationships to assess their materiality and determine if any such relationship would impair the independence and judgment of the relevant director.

The relationships and transactions the Board considered in evaluating each director’s independence were as follows:

◾	Consumer credit: extensions of credit provided to director Jackson; and credit cards issued to directors Bammann, Bell, Crown, Flynn, Jackson, Neal, Raymond, and Weldon, and their immediate family members

◾	Wholesale credit: an extension of credit and other financial and financial advisory products and services provided to: NBCUniversal, LLC and Comcast Corporation, for which Mr. Burke is the Chief Executive Officer and a senior executive, respectively, and their subsidiaries; Berkshire Hathaway Inc., for which Mr. Combs is an Investment Officer, and its subsidiaries; Henry Crown and Company, for which Mr. Crown is Chairman and Chief Executive Officer, and other Crown family-owned entities; Ariel Investments, LLC, for which Ms. Hobson is the President, and its subsidiaries and funds; certain entities wholly-owned by Ms. Hobson’s spouse; RR Advisors LLC, for which a son of Mr. Raymond is an executive officer; and portfolio companies that have among its principal shareholders funds managed by The Energy & Minerals Group, for which a son of Mr. Raymond is the Chief Executive Officer

◾	Goods and services: commercial office space leased by the Firm from subsidiaries of companies in which Mr. Crown and members of his immediate family have indirect ownership interests; national media placements with NBCUniversal and Comcast outlets; telecom data circuits purchased from Comcast; and purchases from Berkshire Hathaway subsidiaries of private aviation services, and professional services related to the Firm’s corporate-owned aircraft

◾	Other relationship: Haven, the joint health care initiative formed by the Firm, Amazon and Berkshire Hathaway to address ways to improve health care and reduce costs for U.S. employees of the three companies

The Board, having reviewed the above-described relationships between the Firm and each director, determined, in accordance with the NYSE’s listing standards and the Firm’s independence standards, that each non-management director (Linda B. Bammann, James A. Bell, Stephen B. Burke, Todd A. Combs, James S. Crown, Timothy P. Flynn, Mellody Hobson, Laban P. Jackson, Jr., Michael A. Neal, Lee R. Raymond and William C. Weldon) had only immaterial relationships with JPMorgan Chase and accordingly is independent. Crandall C. Bowles, who retired in May 2018, had only immaterial relationships with JPMorgan Chase and accordingly was an independent director.

Directors who served on the Audit and Compensation & Management Development Committees of the Board were also determined to meet the additional independence and qualitative criteria of the NYSE listing standards applicable to directors serving on those committees. For more information about the committees of the Board, see pages 23-26.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	19

CORPORATE GOVERNANCE

Director recruitment

The Governance Committee oversees the ongoing evaluation of candidates for Board membership and the candidate nomination process. The Governance Committee solicits candidate recommendations from shareholders, management, and directors and is assisted by a third-party advisor in identifying qualified candidates. The Board seeks candidates with a diversity of experience and perspectives, including diversity with respect to gender, race, ethnicity and nationality. The Governance Committee evaluates prospective directors in accordance with the Governance Principles and in light of the Firm’s strategy, risk profile and current board composition, and may also seek candidates with specific skills and experiences based on the needs of the Firm at a specific time.

Following the preliminary assessment of a candidate, among other things, the Governance Committee, the Lead Independent Director and the Chairman of the Board meet with the potential nominee prior to putting the candidate forward for consideration by the full Board.

Our By-laws also permit a shareholder or group of up to 20 shareholders who have continuously owned at least 3% of the Firm’s outstanding shares for at least three years to nominate up to 20% of the Board (but in any event at least two directors). For further information, see page 98.

Shareholders who want to recommend a candidate for election to the Board may do so by writing to the Secretary at JPMorgan Chase & Co., 4 New York Plaza, New York, NY 10004; or by emailing the Office of the Secretary at corporate.secretary@jpmchase.com. All candidates recommended to the Governance Committee are evaluated based on the same standards.

Director re-nomination

The Governance Committee also oversees the re-nomination process. In considering whether to re-nominate a director for election at our annual meeting, the Governance Committee reviews each director, considering such factors as:

◾	The ways in which the director’s skills and experience, as well as his or her personal attributes, continue to contribute to the Board’s effectiveness

◾	Feedback from the annual Board and committee self-assessments

◾	Shareholder feedback, including the support received by director nominees elected at our annual meeting of shareholders
◾	Attendance and participation at Board and committee meetings

◾	Independence

Each of our director nominees has been recommended for election by our Governance Committee and approved for re-nomination by our Board.

Our Governance Principles require a non-management director to offer not to stand for re-election in each calendar year following a year in which the director will be 72 or older. The Board (other than the affected director) then determines whether to accept the offer. The Board believes that, while refreshment of tenured members is an important consideration in assessing Board composition, the best interests of the Firm are served by taking advantage of all available talent, and evaluations as to director candidacy should not be determined solely on age.

Consistent with this principle, two of our director nominees, Lee R. Raymond and Laban P. Jackson, Jr., offered not to stand for re-election this year. The Board reviewed their offers, taking into account their contributions, the results of the annual Board and committee self-assessment, ongoing succession planning for the Board and the other factors listed above. The Board noted that both directors continue to receive high levels of shareholder support, each having received the support of more than 94% of the votes cast by shareholders at our 2018 annual meeting. The Board believes that Mr. Raymond’s skills and experience complement those of the Board’s Chair and considered Mr. Raymond’s strong leadership as the Lead Independent Director and Chairman of the CMDC as well as his contributions as a member of the Governance Committee. In addition, Mr. Raymond participated in shareholder engagement on behalf of the Board, including speaking with certain of our shareholders about our strategy, risk management and business practices. The Board considered Mr. Jackson’s expertise in audit, governance and regulatory matters and significant interaction, on behalf of the Board, with management and regulators globally. The Board determined that Mr. Raymond and Mr. Jackson each possesses the capability, judgment, and other skills and attributes the Board looks for in a director, that each has broad experience both within and outside the Firm that continues to be of great value to the Board, that each has contributed to the Board’s overall balance of tenure and fresh perspective, and that their continued service as directors is in the best interests of the Firm’s shareholders.

20	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Following its review, the Board determined (with the affected director abstaining with respect to himself) that both Mr. Raymond and Mr. Jackson should be re-nominated for election as directors and therefore did not accept either offer not to stand for re-election. For specific information on each of Mr. Raymond’s and Mr. Jackson’s qualifications and their individual contributions to the Board, including their Board committee roles, see pages 17 and 16, respectively, of this proxy statement. For information regarding Mr. Raymond’s appointment as Lead Independent Director, see page 22 of this proxy statement. For a description of the annual Board and committee self-assessment process, see page 27 of this proxy statement.

How our Board conducts its business

Sound governance practices

Our Board is guided by its Governance Principles, and we adhere to the Commonsense Corporate Governance Principles and the Investor Stewardship Group’s Corporate Governance Principles for U.S. Listed Companies. Our sound governance practices include:

✓	Annual election of all directors	✓	Robust shareholder engagement process, including participation by our Lead Independent Director

✓	Majority voting for director elections	✓	Semi-annual Board review of investor feedback

✓	100% committee independence	✓	Ongoing consideration of board composition and refreshment, including diversity in director succession

✓	Lead Independent Director with clearly-defined responsibilities	✓	Each director attended 75% or more of total meetings of the Board and committees on which he or she served during 2018

✓	Executive sessions of independent directors at each regular Board meeting	✓	Stock ownership requirements for directors

✓	Annual Board and committee self-assessment guided by Lead Independent Director	✓	Board oversight of corporate responsibility/ESG matters

✓	No poison pill	✓	Robust anti-hedging and anti-pledging policies

✓	Ongoing director education	✓	Direct Board access to management

Our Board’s leadership structure

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management.

The Board believes it is important to retain flexibility to determine its leadership structure based on the particular composition of the Board, the individuals serving in leadership positions, the needs and opportunities of the Firm as they change over time and the additional factors described below. The Board has separated the Chairman and CEO positions in the past and may do so again in the future if it believes that doing so would be in the best interest of the Firm and its shareholders.

Currently, our CEO serves as Chairman of the Board, and a non-management director serves as the Board’s Lead Independent Director. The Board believes the present structure provides the Firm and the Board with strong leadership, appropriate independent oversight of management and continuity of experience that complements ongoing Board refreshment. A combined CEO and Chairman allows the Firm to communicate its business and strategy to shareholders, clients, investors, employees, regulators and the public in a single voice.

The Firm’s Governance Principles require the independent directors to appoint a Lead Independent Director if the role of the Chairman is combined with that of the CEO. Our Lead Independent Director focuses on the Board’s priorities and processes, facilitates independent oversight of management and promotes open dialogue among the independent directors during Board meetings, at executive sessions without the presence of the CEO and between Board meetings.

Based on consideration of the factors described on the following page, our Board has determined that combining the roles of Chairman and CEO is, at this time, the most effective leadership structure for the Board.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	21

CORPORATE GOVERNANCE

Factors the Board considers in reviewing its leadership structure

The Board reviews its leadership structure not less than annually and conducted its most recent review in March 2019. In reviewing its leadership structure, the Board considered the following factors:

◾	The particular composition of the Board

◾	The respective responsibilities for the positions of Chairman, Lead Independent Director and CEO (see table below for detailed information)

◾	The people currently in the roles of Chairman, Lead Independent Director and CEO and their record of strong leadership and performance in their roles

◾

The policies and practices in place to provide independent Board oversight of management (including Board oversight of CEO performance and compensation, regular executive sessions of the independent directors, regular meetings of the CEO and the Lead Independent Director, Board input into agendas and meeting materials and Board self-assessment)

◾	The Firm’s circumstances, including its financial performance

◾	The views of our shareholders

◾	Trends in corporate governance, including practices at other public companies, and studies on the impact of leadership structures on shareholder value

◾	Such other factors as the Board determines

  Respective duties and responsibilities of the Chairman and Lead Independent Director

  Chairman of the Board:

✓	calls Board and shareholder meetings

✓	presides at Board and shareholder meetings

✓	approves Board meeting schedules, agendas and materials, subject to the approval of the Lead Independent Director

  Lead Independent Director:

✓	acts as liaison between independent directors and the CEO	✓	presides over executive sessions of independent directors

✓	acts as a sounding board to the CEO	✓	engages and consults with major shareholders and other constituencies, where appropriate

✓	provides advice and guidance to the CEO on executing long-term strategy	✓	guides annual performance review of the CEO

✓	advises the CEO of the Board’s information needs	✓	guides the annual independent director consideration of CEO compensation

✓	meets one-on-one with the CEO following executive sessions of independent directors	✓	guides full Board consideration of CEO succession

✓	has the authority to call for a Board meeting or a meeting of independent directors	✓	guides the self-assessment of the full Board

✓	approves agendas and adds agenda items for Board meetings and meetings of independent directors	✓	presides at Board meetings in the CEO’s absence or when otherwise appropriate

Following review, the independent directors concluded that Mr. Raymond continues to use his independent judgment, his in-depth knowledge of the Firm and its business, and his strong interpersonal skills to serve as an effective intermediary for the independent directors of the Board and counterbalance to the Chairman, and elected Mr. Raymond to continue to serve as Lead Independent Director.

22	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Board meetings

11 Board Meetings Communication between meetings as appropriate	8 Executive sessions of independent directors Led by Lead Independent Director	42 Meetings of Principal Standing Committees	26 Meetings of Specific Purpose Committees

The Board conducts its business as a group and through a well-developed committee structure in adherence to our Governance Principles. The Board has established practices and processes to actively manage its information flow, set meeting agendas and make sound, well-informed decisions.

Board members have direct access to management and regularly receive information from and engage with management during and outside of formal Board meetings.

In addition, the Board and each committee has the authority and resources to seek legal or other expert advice from sources independent of management.

The full Board met 11 times in 2018. In 2018, all of the members of our Board (other than Mr. Dimon) served on and/or chaired the principal standing committees and specific purpose committees of the Board. For more information on committees, see below. Each director attended 75% or more of the total meetings of the Board and the committees on which he or she served in 2018.

Committees of the Board

A significant portion of our Board’s oversight responsibilities is carried out through its five independent, principal standing committees: Audit Committee, CMDC, Governance Committee, Public Responsibility Committee and Directors’ Risk Policy Committee (“DRPC”). Allocating responsibilities among committees increases the amount of attention that can be devoted to the Board’s oversight of the business and affairs of the Firm.

Committees meet regularly in conjunction with scheduled Board meetings and hold additional meetings as needed. Each committee receives reports from senior management and reports their actions to, and discusses their recommendations with, the full Board.

Each principal standing committee operates pursuant to a written charter. These charters are available on our website at jpmorganchase.com/committee-charters. Each charter is reviewed at least annually as part of the Board’s and each respective committee’s self-assessment.

The Governance Committee annually reviews the allocation of responsibility among the committees as part of the Board and committee self-assessment. For more information about the self-assessment process, see page 27.

Each committee has oversight of specific areas of business activities and risk and engages with the Firm’s senior management responsible for those areas.

All committee chairs are appointed annually by our Board. Committee chairs are responsible for:

◾	Calling meetings of their committees

◾	Approving agendas for their committee meetings

◾	Presiding at meetings of their committees

◾	Serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO

◾	Working directly with the senior management responsible for committee mandates

The Board determined that each member of the Audit Committee in 2018 (James A. Bell, Timothy P. Flynn, Mellody Hobson and Laban P. Jackson, Jr.) is an audit committee financial expert in accordance with the definition established by the U.S. Securities and Exchange Commission (“SEC”) and that Ms. Bammann, the chair of the DRPC, has experience in identifying, assessing and managing risk exposures of large, complex financial firms in accordance with rules issued by the Board of Governors of the Federal Reserve System (“Federal Reserve”).

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	23

CORPORATE GOVERNANCE

The Board has determined that Mr. Bell’s service on the audit committees of the three other public companies for which he is a director does not impair his ability to effectively chair the Firm’s Audit Committee. The Board annually reviews this determination and most recently completed its annual review in September 2018.

Principal standing committees

The following highlights some of the key responsibilities of each principal standing committee.

  Audit Committee

  James A. Bell, Chair

  16 meetings in 2018

Assists the Board in its oversight of:

◾	The independent registered public accounting firm’s qualifications and independence

◾	The performance of the internal audit function and the independent registered public accounting firm

◾	Management’s responsibilities to assure that there is an effective system of controls reasonably designed to (i) safeguard the assets and income of the Firm; (ii) assure the integrity of the Firm’s financial statements; and (iii) maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations

  Compensation & Management Development

  Committee

  Lee R. Raymond, Chair

  7 meetings in 2018

Assists the Board in its oversight of:

◾	Development of and succession for key executives

◾	Compensation principles and practices, including:

-	Reviewing and approving the Firm’s compensation and benefit programs

-	Seeking to ensure the competitiveness of these programs

-	Reviewing the relationship among risk, risk management and compensation in light of the Firm’s objectives, including its safety and soundness and the avoidance of practices that would encourage excessive or unnecessary risk-taking

◾	The Firm’s culture, including reviewing updates from management regarding significant conduct issues

  Corporate Governance & Nominating Committee

  William C. Weldon, Chair*

  7 meetings in 2018

*	Mr. Weldon’s successor as chair of the committee will be elected by the Board following the annual meeting.

Exercises general oversight with respect to the governance of the Board, including:

◾	The review and recommendation of proposed nominees for election to the Board

◾	The evaluation and recommendation to the Board of corporate governance practices applicable to the Firm

◾	The appraisal of the framework for assessing the Board’s performance and the Board’s self-evaluation

  Directors’ Risk Policy Committee

  Linda B. Bammann, Chair

  8 meetings in 2018

Assists the Board in its oversight of the operation of the Firm’s global risk management framework, approves and periodically reviews the primary risk management policies of the Firm, and oversees management’s exercise of its responsibility to assess and manage:

◾	The Firm’s credit risk, market risk, investment risk, liquidity risk, country risk, estimations and model risk, operational risk and compliance risk including fiduciary risk

◾	The governance frameworks or policies for risk identification, risk appetite, reputational risk and conduct risk

◾	The Firm’s capital and liquidity planning and analysis

24	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

  Public Responsibility Committee

  Timothy P. Flynn, Chair

  4 meetings in 2018

Provides oversight and review of the Firm’s positions and practices on public responsibility matters and other public policy issues that reflect the Firm’s values and character and impact the Firm’s reputation among all of its stakeholders, including:

◾	Community investment

◾	Fair lending

◾	Sustainability

◾	Consumer practices

Other standing committees

The Board has two additional standing committees:

Stock Committee: The committee is responsible for implementing the declaration of dividends, authorizing the issuance of stock, administering the dividend reinvestment plan and implementing share repurchase plans. The committee acts within Board-approved limitations and capital plans.

Executive Committee: The committee may exercise all the powers of the Board that lawfully may be delegated, but with the expectation that it would not take material actions absent special circumstances.

The Board may establish additional standing committees as needed.

Specific Purpose Committees

The Board establishes Specific Purpose Committees as appropriate to address specific issues. The Board currently has four such committees. They met a total of 26 times in 2018.

Three of the Specific Purpose Committees provide oversight in connection with certain regulatory orders (“Consent Orders”) issued by the Federal Reserve or the Office of the Comptroller of the Currency (“OCC”). These Specific Purpose Committees oversee particular aspects of our control agenda and monitor progress under action plans developed by management to address the issues identified under the applicable Consent Order. The committees are:

◾	BSA/AML (Bank Secrecy Act/Anti-Money Laundering) Compliance Committee

◾	FX (Foreign Exchange)/Markets Orders Compliance Committee

◾	Trading Compliance Committee

The Omnibus Committee is a Specific Purpose Committee established to review matters, as needed and delegated by the Board.

As the Firm achieves its objectives in a specific area, the work of the relevant Specific Purpose Committee will be concluded and, subject to regulatory consent where applicable, the committee will be disbanded. Additional Specific Purpose Committees may be established from time to time in the future to address particular issues.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	25

CORPORATE GOVERNANCE

The following chart summarizes the current Board committee memberships of our Directors:

Current Board committee membership

Director	Audit	Compensation & Management Development	Corporate Governance & Nominating		Public Responsibility	Directors’ Risk Policy	Specific Purpose Committees [1]
Linda B. Bammann						Chair	D
James A. Bell	Chair						A
Stephen B. Burke		Member	Member
Todd A. Combs					Member	Member
James S. Crown						Member	D
James Dimon
Timothy P. Flynn	Member				Chair		A
Mellody Hobson	Member				Member
Laban P. Jackson, Jr.	Member						A,B,C,D
Michael A. Neal						Member	D
Lee R. Raymond [2]		Chair	Member				B,C,D
William C. Weldon		Member	Chair	[3]			B,C
[1]	The Board’s Specific Purpose Committees in 2018 were:

   A – BSA/AML(Bank Secrecy Act/Anti-Money Laundering) Compliance Committee

   B – FX (Foreign Exchange)/Markets Orders Compliance Committee

   C – Trading Compliance Committee

   D – Omnibus Committee

[2]	Lead Independent Director

[3]	Mr. Weldon is not standing for re-election when his term expires on the eve of this year’s annual meeting. A new Chair of the Governance Committee will be elected by the Board following the annual meeting.

All of the directors of the Firm were elected in 2018 and comprise the full Boards of JPMorgan Chase Bank, National Association (the “Bank”), Chase Bank USA, National Association and JPMorgan Chase Holdings LLC (“Holdings LLC”). Mr. Weldon is the non-management Chairman of the Board of the Bank and of Chase Bank USA, National Association; Holdings LLC does not have a Chairman of the Board. A new Chair of the Board of the Bank and of Chase Bank USA, National Association will be elected by the Board following the annual meeting.

26	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Board and Committee self-assessment

Board and Committees begin annual self-assessment, which includes review of performance against prior year action plans and committee charters Throughout the year, the Board and Committees partner with management to execute and discuss progress on action plans Conducted by the independent directors and guided by the Lead Independent Director Directors hold individual discussions with General Counsel, providing feedback on previous year's actions and proposal for future enhancements Management proposes action plans based on Director feedback

The Board conducts an annual self-assessment aimed at enhancing its effectiveness. Through regular assessment of its policies, procedures and performance, the Board identifies areas for further consideration and improvement. In assessing itself, the Board takes a multi-year perspective.

Each of the principal standing committees also conducts an annual self-assessment. Each director participates in the self-assessment and provides feedback in multiple discussions on a range of issues. In 2018, discussion topics included, among others:

◾	Strategic priorities

◾	Board structure

◾	How the Board spends its time

◾	Oversight and interaction with management

◾	Oversight of culture, diversity and talent and related risk controls framework

◾	Committee effectiveness

The Board self-assessment is guided by the Lead Independent Director and is conducted in phases. The self-assessment includes a review of actions taken in response to the Board’s feedback from the previous year’s self-assessment and an examination of the Board’s performance against regulatory requirements including its responsibilities under the OCC’s “Heightened Standards” for large national banks. The directors hold private one-on-one discussions with the General Counsel using a discussion guide that frames the self-assessment.

Committee self-assessments include a review of performance against committee charter requirements and focus on committee agenda planning and the flow of information received from management. Discussion topics generally include committee composition and effectiveness, leadership, and the content and quality of meeting materials.

Following discussions with the Committees and the directors, the General Counsel and Lead Independent Director report the feedback received to the Board. Appropriate action plans are developed and executed in partnership with management and considered in the self-assessment conducted in the following year.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	27

CORPORATE GOVERNANCE

Director education

An ongoing director education program assists Board members in fulfilling their responsibilities. The director education program commences with an orientation program when a new director joins the Board. Ongoing education is provided through written materials, presentations in Board meetings and training outside the boardroom, including events intended to provide directors with client, employee and other perspectives that can have a significant impact on the Firm. The program provides education on the Firm’s products, services and lines of business; cybersecurity and technology; significant and emerging risks; relevant laws, regulations and supervisory requirements; and other topics identified by the Board.

Board oversight of the business and affairs of the Firm

Board oversight

The Board is responsible for setting the cultural “tone at the top” and for oversight of the business and affairs of the Firm on behalf of the Firm’s shareholders. Among its core responsibilities, the Board:

◾	Reviews the strategic objectives and plans of the Firm

◾	Evaluates CEO performance and oversees executive talent management

◾	Oversees the Firm’s financial performance and condition

◾	Oversees the Firm’s risk management and internal control frameworks

◾	Oversees the Firm’s approach to ESG matters

Strategic oversight

The Firm’s Board of Directors actively oversees management’s formulation and implementation of the Firm’s strategic initiatives. Each year’s strategic plans include evaluating performance against the prior year’s initiatives, assessing the current operating environment, refining existing strategies and developing new strategic initiatives. Presentations by senior management regarding the strategic opportunities, priorities and implementation strategies for their respective lines of business, and by the CEO and CFO on the Firm’s overall strategic direction, are provided throughout the year. These management presentations and financial plans serve as the basis for active dialogue with, and feedback from, the Board about the strategic risks and opportunities facing the Firm and its businesses.

Executive performance and talent management

The CMDC reviews the Firm’s performance periodically during the course of the year, and formally, at least annually. The CMDC’s review of the CEO’s performance is presented to the Board, generally in January, in connection with the Board’s review of executive officer annual compensation. The Board’s evaluation is conducted by the non-management directors, guided by the Lead Independent Director.

Succession planning for the CEO and other members of the Operating Committee is considered at least annually. The CMDC also discusses at least annually the talent pipeline for specific critical roles. The Board has numerous opportunities to meet with, and assess development plans for, members of the Operating Committee and other high potential senior management leaders. This occurs through various means, including informal meetings, Board dinners and presentations to the Board and its committees. For further information, see Compensation Discussion and Analysis (“CD&A”) on page 41.

Oversight of financial performance and condition

Throughout the year, the Board reviews the Firm’s financial performance and condition, including overseeing management’s execution against the Firm’s capital, liquidity, strategic and financial operating plans.

Reports on the Firm’s financial performance and condition are presented at each regularly scheduled Board meeting throughout the year. The Firm’s annual Comprehensive Capital Analysis and Review (“CCAR”) submission, which contains the Firm’s proposed plans to make capital distributions, such as dividend payouts, stock repurchases and other capital actions, is reviewed and approved prior to its submission to the Federal Reserve. In addition, the Audit Committee of the Board assists the Board in the oversight of the Firm’s financial statements and internal control framework. The Audit Committee also assists the Board in the appointment, retention, compensation, evaluation and oversight of the Firm’s independent registered public accounting firm. For further information, see “Oversight of risk management and internal control framework” below.

28	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Oversight of risk management and internal control framework

Risk is an inherent part of JPMorgan Chase’s business activities. When the Firm extends a consumer or wholesale loan, advises customers on their investment decisions, makes markets in securities or offers other products or services, the Firm takes on some degree of risk. The Firm’s overall objective is to manage its businesses, and the associated risks, in a manner that balances serving the interests of its clients, customers and investors and protects the safety and soundness of the Firm.

In order that risks are properly monitored, reported, escalated and overseen, the Firm has established protocols for the timely communication of matters of significance to the Board, including protocols for matters that are time sensitive and significant that may arise during periods between meetings of the Board.

The Firm has an Independent Risk Management (“IRM”) function, which consists of the Risk Management and Compliance organizations. The CEO appoints, subject to DRPC approval, the Firm’s Chief Risk Officer to lead the IRM organization and manage the risk governance structure of the Firm. The framework is subject to approval by the DRPC in the form of the primary risk management policies.

The key risk areas of the Firm are managed on an enterprise-wide basis. Certain risks, such as strategic risk, are overseen by the full Board. Board committees support the Board’s oversight responsibility by overseeing the risk categories related to such committee’s specific area of focus.

Committee chairs report significant matters discussed at committee meetings to the full Board. Issues escalated to the full Board may be dealt with in several ways, as appropriate: oversight of the risk issue may remain with the particular principal standing committee of the Board, the Board may establish a Specific Purpose Committee to oversee management’s addressing of such risk matters, or the Board may ask management to present more frequently to the full Board on the issue.

Oversight of conduct risk is shared by multiple Board committees. Conduct risk is the risk that any action or inaction by an employee or employees could lead to unfair client or customer outcomes, impact the integrity of the markets in which the Firm operates or compromise the Firm’s reputation. Each LOB and Corporate is accountable for identifying and managing its conduct risk to provide appropriate engagement, ownership and sustainability of a culture consistent with the Firm’s How We Do Business Principles (the “Business Principles”). The Business Principles set forth four central corporate tenets for the Firm: exceptional client service; operational excellence; a commitment to integrity, fairness and responsibility; and a great team and winning culture. The full set of Business Principles is included in “How We Do Business—The Report,” which is posted on our website at jpmorganchase.com/governance.

With the Business Principles serving as a guide for how employees are expected to conduct themselves, the Firm’s Code of Conduct (“Code”) sets forth the Firm’s expectations for each employee. The Code provides the principles that govern employee conduct with clients, customers, shareholders and one another, as well as with the markets and communities in which the Firm does business. All employees are required to complete Code training and annually reaffirm their compliance with the Code. Each member of the Board also annually affirms his or her compliance with the Code. For further information, see “Code of Conduct” under “Other corporate governance policies and practices” on pages 34-35.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	29

CORPORATE GOVERNANCE

Board oversight of the key risks arising from the businesses and activities of the Firm are coordinated among Board committees generally as follows:

BOARD OF DIRECTORS

Audit	CMDC	DRPC	Public Responsibility	Governance
Oversees:	Oversees:	Oversees:	Oversees:	Oversees:
◾Internal control framework ◾Integrity of financial statements ◾Legal risk ◾Technology and cybersecurity controls

◾Review and approval of compensation philosophy and practices

◾Compensation and benefit programs

◾Operating Committee performance assessments and compensation

◾Firm’s Business Principles, culture and significant employee conduct issues and any related actions

◾Global risk management framework, including frameworks or policies for risk identification, risk appetite, reputational risk and conduct risk

◾Approval of primary risk management policies and risk appetite policy

◾Market risk

◾Credit risk

◾Country risk

◾Investment risk

◾Liquidity risk

◾Estimations and model risk

◾Operational risk, including technology and cybersecurity risk

◾Compliance risk, including fiduciary risk

◾Community investing and fair lending practices

◾Political contributions, major lobbying priorities and principal trade association memberships related to public policy

◾Sustainability, including ESG policies and activities

◾Consumer practices including consumer experience, consumer complaint resolution and consumer issues related to disclosures, fees or the introduction of major new products

◾Governance risk including board composition and governance practices

For more information about committee responsibilities, see “Committees of the Board” on pages 23-26.

For more information about the Firm’s risk management, see the “Enterprise-wide risk management” section of the Firm’s Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Form 10-K”).

30	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Oversight of environmental, social and governance (“ESG”) matters

The Board oversees the Firm’s approach to ESG matters, including: the Firm’s governance-related policies and practices; our systems of risk management and controls; our human capital strategy; the manner in which we serve our customers and support our communities; and how we advance sustainability in our businesses and operations. The principal standing committees of the Board oversee a range of ESG matters in accordance with the scope of their charters. We know that the long-term success of our Firm requires a continued focus on these evolving topics and a commitment to regularly evaluating how we are doing and challenging ourselves to improve.

Active Board engagement with the Firm’s stakeholders

Active engagement

The Board, as a group or as a subset of one or more directors, meets periodically throughout the year with the Firm’s shareholders, employees and regulators, and with non-governmental organizations, and other persons interested in our strategy, business practices, governance, culture and performance. For more information, see the CD&A on pages 41-63.

To contact our Board of Directors, any Board member, including the Lead Independent Director, any committee chair, or the independent directors as a group, mail correspondence to: JPMorgan Chase & Co., Attention (name of Board member(s)), Office of the Secretary, 4 New York Plaza, New York, NY 10004, or e-mail the Office of the Secretary at corporate.secretary@jpmchase.com.

Engagement with shareholders

We have an active and ongoing approach to engagement on a wide variety of topics (e.g., strategy, performance, competitive environment) throughout the year. We interact with and receive feedback from our shareholders and other interested parties. Our shareholder engagement efforts are outlined below.

Who we engage: Institutional share holders Retail shareholders Fixed-income investors Proxy advisory firms ESG rating firms Industry thought leaders How we engage: Annual Investor Day Quarterly earnings calls Investor conferences Annual Shareholder Meeting Shareholder Outreach Program How we communicate: Annual Report Proxy Statement SEC Filings Press Releases Firm Website Annual ESG and Corporate Responsibility Reports 2018 Engagements: Senior Management Hosted more than so investor meetings Presented at 12 investor conferences Met with shareholders and other interested parties in major cities globally Reviewed the Firm's strategy and financial performance at Investor Day our CEO and Lead Independent Director presented at the Firm's 2018 annual meeting and are expected to do so again at this year's annual meeting Shareholder Outreach Program held twice per year: Hosted more than 60 discussions, covering shareholders representing in the aggregate over 45% of our outstanding common stock Our Lead Independent Director participated in certain discussions with our larger shareholders Discussion topics Included: Firm strategy and performance Executive and Board compensation Board composition Management and Board succession planning ESG matters Shareholder rights Risk management Employee conductWho we engage: Institutional shareholders Retail shareholders Fixed-income investors Proxy advisory firms ESG rating firms Industry thought leaders How we engage: Annual Investor Day Quarterly earnings calls Investor conferences Annual Shareholder Meeting Shareholder Outreach Program How we communicate: Annual Report Proxy Statement SEC Filings Press Releases Firm Website Annual ESG and Corporate Responsibility Reports 2018 Engagements: Senior Management Hosted more than 50 investor meetings Presented at 12 investor conferences Met with shareholders and other interested parties in major cities globally Reviewed the Firm's strategy and financial performance at Investor Day Our CEO and Lead Independent Director presented at the Firms 2018 annual meeting and are expected to do so again at this year's annual meeting Shareholder Outreach Program held twice per year: Hosted more than 60 discussions, covering shareholders representing in the aggregate over 45% of our outstanding common stock Our Lead Independent Director participated in certain discussions with our larger shareholders Discussion topics Included: Firm strategy and performance Executive and Board compensation Board Composition Management and Board succession planning ESG matters Shareholder rights Risk management Employee conduct

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	31

CORPORATE GOVERNANCE

Engagement with employees

Our Board is committed to maintaining a strong corporate culture that instills and enhances a sense of personal accountability on the part of all of the Firm’s employees.

In addition to discussions at Board meetings with senior management about these efforts, our directors participate in meetings with employees to emphasize this commitment. These meetings include employee town halls, lines of business and leadership team events, annual senior leaders’ meetings and informal sessions with members of the Operating Committee and other senior leaders.

Engagement with regulators

Our Board and senior leaders commit significant time meeting with regulators from the U.S. and from other countries. Frequent interaction helps us learn first-hand from regulators about matters of importance to them and their expectations of us. It also gives the Board and management a forum for keeping our regulators well-informed about the Firm’s performance and business practices.

Engagement with ESG stakeholders

We engage with numerous non-governmental organizations on a diverse range of issues that are important to communities and consumers about our business. For example, through the Chase Advisory

Panel program, senior executives engage with national consumer policy groups to discuss issues related to the Firm’s products, policies, customer-facing practices, communications and public policy issues. We also engage with organizations on environmental and social issues and provide philanthropic support to a broad range of nonprofit organizations that work on issues that are important to our Firm. Management shares insights and feedback from these relationships and engagements with the Board, providing the Board with valuable insights to the issues that matter to our various stakeholders. This helps us understand how the Firm’s products and services can better serve our stakeholders and the communities in which we operate.

The Firm is committed to being transparent about how we do business and reporting on our efforts. One way we do this is by publishing an annual ESG Report, which provides information on how we are addressing ESG matters that we and our stakeholders view as among the most important to our business. The Firm’s ESG report is available on our website at jpmorganchase.com/esg.

Engagement and transparency with our stakeholders help our Firm gain useful feedback and help us improve our governance processes. Information garnered from these meetings is shared regularly with the Firm’s Board of Directors and senior management.

Other corporate governance policies and practices

Shareholder rights

The Firm’s Certificate of Incorporation and By-laws provide shareholders with important rights, including:

◾	Proxy access, which enables eligible shareholders to include their nominees for election as directors in the Firm’s proxy statement. For further information, see page 98, “Shareholder proposals and nominations for the 2020 annual meeting.”

◾	The ability to call a special meeting by shareholders holding at least 20% of the outstanding shares of our common stock (net of hedges).

◾	The ability of shareholders holding at least 20% of the outstanding shares of our common stock (net of hedges) to seek a corporate action by written consent without a meeting on terms substantially similar to the terms applicable to call special meetings.
◾	Majority election of directors

◾	No “poison pill” in effect

◾	No super-majority vote requirements in our Certificate of Incorporation or By-laws

The Firm’s Certificate of Incorporation and By-laws are available on our website at jpmorganchase.com/governance.

Policies and procedures for approval of related party transactions

The Firm has adopted a written Transactions with Related Persons Policy (“Policy”), which sets forth the Firm’s policies and procedures for reviewing and approving transactions with related persons – basically our directors, executive officers, their respective immediate family members and 5% shareholders. The transactions covered by the Policy include any financial

32	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

transaction, arrangement or relationship in which the Firm is a participant, the related person has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year.

After becoming aware of any transaction which may be subject to the Policy, the related person is required to report all relevant facts with respect to the transaction to the General Counsel of the Firm. Upon determination by the General Counsel that a transaction requires review under the Policy, the material facts of the transaction and the related person’s interest in the transaction are provided to the Governance Committee. The transaction is then reviewed by the disinterested members of the Governance Committee, which then determines whether approval or ratification of the transaction shall be granted. In reviewing a transaction, the Governance Committee considers facts and circumstances that it deems relevant to its determination, such as: management’s assessment of the commercial reasonableness of the transaction; the materiality of the related person’s direct or indirect interest in the transaction; whether the transaction may involve an actual, or the appearance of, a conflict of interest; and, if the transaction involves a director, the impact of the transaction on the director’s independence.

Certain types of transactions are pre-approved in accordance with the terms of the Policy. These include transactions in the ordinary course of business involving financial products and services provided by, or to, the Firm, including loans, provided such transactions are in compliance with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations.

Transactions with directors, executive officers and 5% shareholders

Our directors and executive officers, and some of their immediate family members and affiliated entities, and BlackRock and Vanguard, beneficial owners of more than 5% of our outstanding common stock, were customers of, or had transactions with or involving, JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2018. Additional transactions may be expected to take place in the future.

Any outstanding loans to the foregoing persons and entities and any other transactions involving the Firm’s financial products and services (such as banking, brokerage, investment, investment banking, and financial advisory products and services) provided to such persons and entities: (i) were made in the ordinary course of business, (ii) were made on substantially the same terms (including interest rates and collateral (where applicable)), as those prevailing at the time for comparable transactions with persons and entities not related to the Firm, (or, where eligible with respect to executive officers, immediate family members and affiliated entities, on such terms as are available under our employee benefit or compensation programs), and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

The fiduciary committees for the JPMorgan Chase Retirement Plan and for the JPMorgan Chase 401(k) Savings Plan (each, a “Plan”) entered into agreements with BlackRock giving it discretionary authority to manage certain assets on behalf of each Plan. Pursuant to these agreements, fees of approximately $5.2 million were paid by the Plans to BlackRock in 2018. Subsidiaries of the Firm have subscribed to information services and received consulting services from BlackRock, including and related to select market data, analytics and modeling, and paid BlackRock approximately $6.5 million in 2018 for the services. JPMorgan Chase paid Blackrock approximately $5.0 million in 2018 to access its Aladdin® platform.

Certain J.P. Morgan mutual funds and subsidiaries entered into a sub-transfer agency agreement with Vanguard and paid Vanguard approximately $500,000 in 2018 for services rendered, primarily accounting, recordkeeping and administrative services.

In January 2019, the Firm entered into agreements for the sale and redevelopment of a retail bank branch property in California to modernize the branch and monetize excess development rights. Following a solicitation and review of proposals from several major real estate developers, a company not affiliated with the Firm or its directors or executive officers was selected to lead the project. The development company is expected to make the purchase through an existing legal entity as a result of which Director James Crown and members of his immediate family are expected to hold indirect equity interests in the property which in the aggregate would exceed 10%. The purchase price will depend upon the development rights attained and is anticipated to exceed $32 million. The transaction has not been consummated and closing is subject to

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	33

CORPORATE GOVERNANCE

completion of the development entitlements process and satisfaction of other contractual conditions precedent. The transaction is not material to the overall investment holdings of Mr. Crown and members of his immediate family, and it was negotiated with the unaffiliated development company in the ordinary course of business.

Compensation & Management Development Committee interlocks and insider participation

The members of the CMDC are listed on page 64 of this proxy statement. No member of the CMDC is or ever was a JPMorgan Chase officer or employee. No JPMorgan Chase executive officer is, or was during 2018, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2018, an executive officer serving as a member of our Board or the CMDC. All of the members of the CMDC, and/or some of their immediate family members and affiliated entities, were customers of, or had transactions with or involving, JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2018. Additional transactions may be expected to take place in the future. Any outstanding loans to the directors serving on the CMDC and their immediate family members and affiliated entities, and any transactions involving other financial products and services provided by the Firm to such persons and entities, were made in accordance with the standards stated above for transactions with directors, executive officers and 5% shareholders.

Political activities and lobbying

JPMorgan Chase believes that responsible corporate citizenship demands a commitment to a healthy and informed democracy through civic and community involvement. Because of the potential impact public policy can have on our businesses, employees, communities and customers, we engage with policymakers in order to advance and protect the long-term interests of the Firm.

The Public Responsibility Committee oversees the Firm’s significant policies and practices regarding political contributions, major lobbying priorities and principal trade association memberships that relate to the Firm’s public policy objectives.

The Firm’s policies and practices related to political activities:

◾	Prohibit contributions of corporate funds to candidates, political party committees and political action committees

◾	Provide that the Firm restrict U.S. trade organizations and groups organized under Section 501(c)(4) of the Internal Revenue Code of which it is a member from using the Firm’s dues payments for any election-related activity

◾	Prohibit corporate funds from being used to make contributions to SuperPACs and political committees organized under Section 527 of the Internal Revenue Code to promote the election or defeat of candidates for office

◾	Prohibit the use of corporate funds to make independent political expenditures, including electioneering communications

The Firm discloses on its website contributions made by the Firm’s Political Action Committees and contributions of corporate funds made in connection with ballot initiatives.

For further information regarding the Firm’s policy engagement, political contributions and lobbying activity, see our website at jpmorganchase.com/policy-engagement.

Code of Conduct

Employees are trained annually on the Code and are required to speak up about misconduct and report suspected or known violations of the Code, any internal Firm policy, or any law or regulation applicable to the Firm’s business. (For additional information on the Code, see “Oversight of risk management and internal control framework” on page 29.) We also provide guidelines to employees in our Human Resources, Global Security & Investigations and Legal departments regarding the review and treatment of employee-initiated complaints, including the proper escalation of suspected or known violations of the Code, other Firm policy or the law. The Code prohibits retaliation against anyone who raises an issue or concern in good faith.

34	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Employees can report any known or suspected violations of the Code in person or via the Code Reporting Hotline by phone or the internet. The Hotline is anonymous, except in certain non-U.S. jurisdictions where laws prohibit anonymous reporting, and is available 24/7 globally, with translation services. It is maintained by an outside service provider.

Suspected violations of the Code, other Firm policy or the law are investigated by the Firm and may result in an employee being cleared of the suspected violation or in an escalating range of actions, including termination of employment, depending upon the facts and circumstances. Compliance and Human Resources report annually to the Audit Committee on the Code of Conduct program and provide an update on the employee completion rate for Code of Conduct training and affirmation. The CMDC periodically reviews reports from management regarding significant conduct issues and any related employee actions.

Code of Ethics for Finance Professionals

The Code of Ethics for Finance Professionals applies to the CEO, CFO, Controller and all other professionals of the Firm worldwide serving in a finance, accounting, line of business treasury, tax or investor relations role. The purpose of our Code of Ethics is to promote honest and ethical conduct and adherence with the law in connection with the maintenance of the Firm’s financial books and records and the preparation of our financial statements.

Supplier Code of Conduct

Suppliers are expected to have high standards of business conduct, integrity and adherence to the law. The Supplier Code of Conduct applies to our suppliers, vendors, consultants, contractors and other third parties working on behalf of the Firm, as well as to the owners, officers, directors, employees and contractors of these supplier organizations and entities. The Supplier Code of Conduct communicates our expectations on a range of issues, including the Firm’s Business Principles and our suppliers’ responsibility to comply with laws and regulations and operate responsibly with respect to environmental, social and human rights matters.

Section 16(a) beneficial ownership reporting compliance

Our directors and certain senior officers filed reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2018, each of our directors and executive officers filed reports required under Section 16(a) on a timely basis.

Director compensation

The Governance Committee is responsible for reviewing director compensation and making recommendations to the Board. In making its recommendations, the Governance Committee annually reviews the Board’s responsibilities and the compensation practices of peer firms, which includes the same group of peer firms referenced with respect to the compensation of our NEOs. For more information see “Evaluating market practices” on page 50 of this proxy statement.

The Board believes a best practice is that director compensation be linked to the Firm’s performance; therefore, a significant portion is paid in common stock.

The Firm’s Amended and Restated Long-Term Incentive Plan (“LTIP”), which incorporated our non-management director compensation plan, was last approved by shareholders on May 15, 2018. As specified in the LTIP, there were no changes in 2018 to the non-management director compensation plan.

Annual compensation

For 2018, each non-management director received an annual cash retainer of $100,000 and an annual grant, made when annual employee incentive compensation was paid, of deferred stock units valued at $250,000 on the date of grant. Additional cash compensation was paid for certain committee and other service as described below.

Each deferred stock unit included in the annual grant to directors represents the right to receive one share of the Firm’s common stock and dividend equivalents payable in deferred stock units for any dividends paid. Deferred stock units have no voting rights. In January of the year immediately following a director’s

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	35

CORPORATE GOVERNANCE

termination of service, deferred stock units are distributed in shares of the Firm’s common stock in either a lump sum or in annual installments for up to 15 years as elected by the director.

The following table summarizes the 2018 annual compensation for non-management directors for service on the Boards of the Firm and the Bank. There is no additional compensation paid for service on the Boards of Chase Bank USA, National Association or Holdings LLC.

Compensation	Amount ($)
Board retainer	$100,000
Lead Independent Director retainer	30,000
Audit and Risk Committee chair retainer	25,000
Audit and Risk Committee member retainer	15,000
All other committees chair retainer	15,000
Deferred stock unit grant	250,000
Bank board retainer	15,000
Bank board’s chair retainer	25,000

The Board may periodically ask directors to serve on one or more Specific Purpose Committees or other committees that are not one of the Board’s principal standing committees or to serve on the board of directors of a subsidiary of the Firm. Any compensation for such service is included in the “2018 Director compensation table” below.

2018 Director compensation table

The following table shows the compensation for each non-management director in 2018. The Board has determined that the earliest it would consider an increase in director compensation is 2020.

Director	Fees earned or paid in cash ($)[1]	2018 Stock award ($)[2]	Other fees earned or paid in cash ($)[3]	Total ($)
Linda B. Bammann	$ 140,000	$ 250,000	$ 15,000	$ 405,000
James A. Bell	140,000	250,000	40,000	430,000
Crandall C. Bowles[4]	48,214	250,000	13,063	311,277
Stephen B. Burke	100,000	250,000	15,000	365,000
Todd A. Combs	115,000	250,000	15,000	380,000
James S. Crown	115,000	250,000	15,000	380,000
Timothy P. Flynn	124,437	250,000	40,000	414,437
Mellody Hobson[4]	87,492	—	11,708	99,200
Laban P. Jackson, Jr.	115,000	250,000	177,500	542,500
Michael A. Neal	115,000	250,000	15,000	380,000
Lee R. Raymond	145,000	250,000	47,500	442,500
William C. Weldon	115,000	250,000	72,500	437,500

[1]	Includes fees earned, whether paid in cash or deferred, for service on the Board of Directors. For additional information on each director’s service on committees of JPMorgan Chase, see “Committees of the Board” on pages 23-26 of this proxy statement.

[2]	On January 16, 2018, each director received an annual grant of deferred stock units equal to $250,000, based on a grant date fair market value of the Firm’s common stock of $112.25 per share. The aggregate number of option awards and stock awards outstanding at December 31, 2018, for each current director is included in the “Security ownership of directors and executive officers” table on page 76 of this proxy statement under the columns “Options/SARs exercisable within 60 days” and “Additional underlying stock units,” respectively. All such awards are vested.

[3]	Includes fees paid to the non-management directors for their service on the Board of Directors of the Bank or who are members of one or more Specific Purpose Committees. A fee of $2,500 is paid for each Specific Purpose Committee meeting attended (with the exception of the Omnibus Committee). Also includes for Mr. Jackson, $110,000 in compensation during 2018 in consideration of his service as a director of J.P. Morgan Securities plc, one of the Firm’s principal operating subsidiaries in the United Kingdom and a subsidiary of the Bank.

[4]	Ms. Bowles retired from the Board in May 2018 on the eve of the 2018 annual meeting. Ms. Hobson joined the Board in March 2018. Retainers for Board and committee service were pro-rated.

36	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Stock ownership: no sales, no hedging, no pledging

As stated in the Governance Principles and further described in “Anti-hedging/anti-pledging provisions” on page 61 of this proxy statement, each director agrees to retain all shares of the Firm’s common stock he or she purchased on the open market or received pursuant to his or her service as a Board member for as long as he or she serves on our Board.

Shares held personally by a director may not be held in margin accounts or otherwise pledged as collateral, nor may the economic risk of such shares be hedged.

As detailed on page 76 of this proxy statement under “Security ownership of directors and executive officers,” Mr. Crown has ownership of certain shares attributed to him that arise from the business of Henry Crown and Company, an investment company where Mr. Crown serves as Chairman and CEO, and trusts of which Mr. Crown serves as trustee (the “Attributed Shares”). Mr. Crown disclaims beneficial ownership of such Attributed Shares, except to the extent of his pecuniary interest. The Attributed Shares are distinct from shares Mr. Crown or his spouse own individually, or shares held in trusts for the benefit of his children (the “Crown Personally Held Shares”). The Firm has reviewed the potential pledging of the Attributed Shares with Mr. Crown, recognizes Mr. Crown’s distinct obligations with respect to Henry Crown and Company and the trusts, and believes such Attributed Shares may be prudently pledged or held in margin loan accounts. Crown Personally Held Shares are not and may not be held in margin accounts or otherwise pledged as collateral, nor may the economic risk of such shares be hedged.

Deferred compensation

Each year, non-management directors may elect to defer all or part of their cash compensation. A director’s right to receive future payments under any deferred compensation arrangement is an unsecured claim against JPMorgan Chase’s general assets. Cash amounts may be deferred into various investment equivalents, including deferred stock units. Upon retirement from the Board, compensation deferred into stock units will be distributed in stock; all other deferred cash compensation will be distributed in cash. Deferred compensation will be distributed in either a lump sum or in annual installments for up to 15 years as elected by the director commencing in January of the year following the director’s retirement from the Board.

Reimbursements and insurance

The Firm reimburses directors for their expenses in connection with their Board service or pays such expenses directly. The Firm also pays the premiums on directors’ and officers’ liability insurance policies and on travel accident insurance policies covering directors as well as employees of the Firm.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

PROPOSAL 2:

Advisory resolution to approve executive

compensation

Approve the Firm’s compensation practices and principles and their implementation for 2018 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.

✓	RECOMMENDATION: Vote FOR approval of this advisory resolution to approve executive compensation

38	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Executive Summary

The Firm’s Board of Directors believes that JPMorgan Chase’s long-term success as a premier financial services firm depends in large measure on the talents of our employees and a proper alignment of their compensation with performance and sustained shareholder value. The Firm’s compensation programs play a significant role in our ability to attract, retain and properly motivate the highest quality workforce. The principal underpinnings of our compensation practices are a sharp focus on performance within a well controlled environment, alignment with the interests of shareholders, sensitivity to the relevant marketplace and a long-term orientation.

The Compensation Discussion and Analysis that follows describes our pay-for-performance framework and compensation philosophy, and discusses how our compensation for the Firm’s NEOs is closely aligned with Firm performance and with our shareholders’ interests. We are seeking an advisory vote to approve the compensation of our NEOs. The advisory vote will not be binding upon the Board of Directors. However, the CMDC will take into account the outcome of the vote when considering future executive compensation arrangements. For additional information, see page 41.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

Proposal 2 – Advisory resolution to approve executive compensation

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that shareholders approve the Firm’s compensation practices and principles and their implementation for 2018 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the CMDC will take into account the outcome of the vote when considering future executive compensation arrangements.

40	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation discussion and analysis

The following CD&A is organized around five key factors we believe shareholders should consider in their evaluation of our Say-on-Pay proposal.

Summary of factors for shareholder consideration

1	Strong performance

2018 Business Results

$32.5B Net income	$9.00 EPS	13% ROE 17% ROTCE[1]	$28.5B Net capital distributions[2]

Risk, Controls, and Conduct

◾	Continued to embed conduct risk in our risk management processes

◾	Continued to invest in our cybersecurity capabilities

Client/Customer/Stakeholder Focus

◾	Examples of external recognition[3] we received in 2018 include:

¡	CCB: #1 in overall customer satisfaction among national banks
¡	CIB: #1 in global Markets revenue and Investment Banking fees
¡	CB: #1 multifamily lender
¡	AWM: ETF Issuer of the Year

◾	Continued to make significant investments in enhancing customer and client experience through new and expanded digital capabilities

Teamwork & Leadership

◾	Continued to invest significant time and effort on diversity and inclusion best practices

◾	Increased hourly wages 10% on average for 22,000 employees and lowered medical plan deductibles by $750 for employees making less than $60,000

2	Disciplined performance assessment to determine pay

Balanced Discretion

Variable pay award levels based on four broad categories:

◾ Business Results	◾ Client/Customer/Stakeholder Focus
◾ Risk, Controls & Conduct	◾ Teamwork & Leadership

Formula

PSUs link ultimate payout to pre-established absolute and relative ROTCE goals

3	Sound pay practices

✓ Shareholder-aligned compensation philosophy	✓ Responsible use of equity for employee compensation

✓ Strong stock ownership guidelines and retention requirements	No special executive benefits/severance or golden parachutes

4	Pay is aligned with performance

◾	The Board awarded Mr. Dimon $31 million of total compensation for 2018, an increase of $1.5 million from 2017

◾	The Board considered the Firm’s consistently strong multi-year performance under Mr. Dimon’s stewardship

Shareholder Feedback

◾	In response to our 93% Say-on-Pay support and positive shareholder feedback, the CMDC maintained the key features of our compensation program

2018 Update

◾	Calibrated the Absolute ROTCE goal for the 2018 PSU award to 18% based on current forecast of future performance

5	Rigorous accountability and recovery provisions
◾	Robust risk, controls and conduct review process can impact compensation pools and individual pay
◾	Strong cancellation and clawback provisions cover both cash and equity awards

TRIGGER[5]	VESTED	UNVESTED
Restatement	✓	✓
Misconduct	✓	✓
Risk-related	✓	✓
Protection-based		✓

[1]	ROTCE is a non-GAAP financial measure; for a reconciliation and further explanation, see page 99 of this proxy statement.
[2]	Reflects common dividends and common stock repurchases, net of common stock issued to employees.
[3]	For external recognition sources for CIB and AWM, refer to pages 59-60 of this proxy statement. CCB recognition is from J.D. Power’s 2018 National Banking Study; CB recognition is from S&P Global Market Intelligence as of December 31, 2018.
[4]	Total compensation range for Other NEOs includes Mr. Pinto. Pay Mix components for Other NEOs exclude Mr. Pinto. The terms and conditions of Mr. Pinto’s compensation reflect the requirements of E.U. and U.K. regulations. For additional information on Mr. Pinto’s pay mix, see footnote 1 on page 52.
[5]	See page 63 for more details on clawbacks.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

1. Strong performance

 We continued to deliver strong multi-year financial performance, invest in our future, strengthen our risk and control environment, reinforce the importance of our culture and values, deliver on our long-standing commitment to serve our customers, employees and communities, and conduct business in a responsible way to drive inclusive growth.

In assessing the Firm’s performance in 2018, the CMDC considered the following factors:

I. Business results

2018 Key Highlights

In 2018, the Firm delivered record net income of $32.5 billion, record EPS of $9.00, ROE of 13% and ROTCE1 of 17%. We returned $28.5 billion of net capital2 to shareholders. We maintained or gained market share across our businesses, demonstrated strong expense discipline, continued to achieve high customer satisfaction scores and maintained a fortress balance sheet.

Record net income of $32.5 BILLION	Record EPS of $9.00	ROE of 13% ROTCE[1] of 17%	BVPS of $70.35 TBVPS[1] of $56.33	Distributed $28.5 BILLION to shareholders

Long-term Financial Performance

We have generated strong ROE and ROTCE over the past 10 years, while growing average common equity by over 50% from $146 billion to $229 billion and almost doubling average TCE1 from $95 billion to $183 billion, reflecting a compound annual growth rate of 5% and 8%, respectively over the period.

We have also delivered sustained growth in EPS, BVPS and TBVPS1 over the past 10 years, reflecting compound annual growth rates of 17%, 7% and 8%, respectively over the period.

[1]	ROTCE, TBVPS and average TCE are each non-GAAP financial measures; for a reconciliation and further explanation, see page 99.
[2]	Refer to note 2 on page 41 of this proxy statement.
[3]	Excluding the impact of the enactment of the Tax Cuts and Jobs Act (“TCJA”) of $(2.4) billion and a legal benefit of $406 million (after-tax) in 2017, adjusted ROTCE would have been 13% and adjusted EPS would have been $6.87. Adjusted ROTCE and adjusted EPS are each non-GAAP financial measures; for further explanation, see page 99 of this proxy statement.

42	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Total Shareholder Return

TSR1 was (7)% in 2018, following a TSR of 27% in 2017 and 35% in 2016, for a combined three-year TSR of 59%. The graph below shows our TSR expressed as cumulative return to shareholders over the past decade. As illustrated, a $100 investment in JPMorgan Chase on December 31, 2008 would be valued at $388 as of December 31, 2018, significantly outperforming the financial services industry over the period, as measured by the S&P Financials Index and the KBW Bank Index.

[1]	TSR shows the actual return of the stock price, with dividends reinvested.

II. Committed to a strong control environment and culture

Improving our control environment

We believe a strong control environment is fundamental to the success of our Firm. We continue to invest in strengthening our controls and infrastructure as part of our commitment to operate an effective and efficient risk and control environment. The LOBs, Risk Management and Compliance, Finance, Legal, and Internal Audit continue to focus on identifying our risks and enhancing our control environment. We are also working on becoming more effective and efficient in addressing risks and controls while improving the client and customer experience.

Cybersecurity

The Firm devotes significant resources to protect the security of our computer systems, software, networks and other assets. We continue to make significant investments in enhancing our cyberdefense capabilities and to strengthen our partnerships with the appropriate government and law enforcement agencies and other businesses in order to understand the full spectrum of cybersecurity risks in the operating environment, and improve resiliency against cybersecurity threats.

Globally, thousands of employees are focused on cybersecurity — working across the Firm and with many partners to maintain our defenses and enhance our resiliency to threats. Three global security operations centers monitor our systems 24 hours a day, seven days a week. All of our employees annually receive Cybersecurity Awareness education.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

The Audit Committee of the Board of Directors is updated at least annually on the Firm’s Information Security Program and any recommended changes, cybersecurity policies and practices, ongoing efforts to improve security, as well as on our efforts regarding significant cybersecurity events.

Continued focus on culture and conduct risk management

Our “How We Do Business” principles are embedded throughout the employee life cycle, starting with the onboarding process and extending to training, compensation, promoting and rewarding employees; and our performance development and compensation processes are designed to hold employees accountable for their conduct, where appropriate.

We strive to clearly and frequently communicate our expectations that all employee conduct must adhere to the highest ethical standards encompassed by our business principles; including through town hall meetings and senior leadership messages and by including culture and conduct related themes in our employee surveys.

Culture

The Firm endeavors to promote a culture of respect that allows every employee to feel safe and empowered at work. To that end, the Firm has in place employee training and protocols for preventing, reporting and addressing sexual, discriminatory or other misconduct and prohibits retaliation against an individual because the person reported a concern or assisted with any inquiry or investigation.

We use a principles-based approach to reinforce and communicate our Firmwide culture expectations and initiatives, with management and execution occurring at the LOB and Corporate level. Management teams are expected to drive culture activities and initiatives that are consistent with our business principles and to escalate issues when appropriate.

Conduct risk management

In 2016, the Firm developed a Conduct Risk Program in conjunction with the Firm’s overall effort to enhance our qualitative risk appetite. This program is governed by the Conduct Risk Governance Policy which establishes the framework for ownership, assessment, management and escalation of conduct risk within the

Firm. Each LOB and Corporate is responsible for completing a quarterly assessment of conduct risk, reviewing metrics and issues which may involve misconduct and for providing business conduct training as appropriate.

In 2018, a senior management Conduct Risk Steering Committee (“CRSC”) was formed. The CRSC provides holistic oversight of conduct-related initiatives and risks across the Firm and connects key programs being executed at the LOB and Corporate level in order to identify opportunities and emerging areas of focus. The CRSC may escalate systemic conduct risk issues to the Firmwide Risk Committee, when appropriate.

The actual or potential misconduct of individuals who may be involved in material risk and control issues is escalated through the HR Control Forum process, which is discussed in further detail on page 62 of this proxy statement.

We also continue to engage our regulators around the globe to seek their input and feedback on culture and conduct related matters, and we benchmark across the industry to inform ourselves about any evolving practices in this important area.

III.	Enhancing the customer & client experience and investing in our communities

Our performance reflects our ongoing commitment to invest in our businesses, further strengthen the market leadership of our franchises and help strengthen the broader economy. Our future success rests on our ability to satisfy the needs of our customers and clients and to continually improve upon their experience and promote economic growth and opportunity in our communities.

Enhancing our customer and client experience

The customer is at the center of everything we do. We strive to deliver value by offering our customers and clients choice through a full set of products and services, security by protecting their data and transactions, ease of doing business in a fast and simple way, and personalization through tailored customer solutions and integrated experiences. Our LOBs are able to leverage the unique scale advantage of our Firm in order to benefit our customers and clients, as illustrated in the examples below.

44	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Consumer & Community Banking (“CCB”)

◾	Continued to invest in technology and enhance digital capabilities to simplify and improve the customer experience

◾	First retail U.S. bank to send external transfers within 15 seconds via the new Real-Time Payments network[1]

◾	Opened ~1.5mm deposit accounts through Digital Account Opening[2]

◾	Launched innovative products and unique customer experiences in Credit Card to drive engagement, such as Chase OffersSM, Credit JourneySM and Tap to Pay

Corporate & Investment Bank (“CIB”)

◾	Continued to invest in technology to simplify and improve the customer experience

◾	Expanded the Interbank Information Network (“IIN”), which leverages blockchain technology to increase efficiency in correspondent banking, with over 150 banks joining globally

◾	Improved high client satisfaction levels while executing a number of significant client migrations

◾	Continued to enhance and expand the end-to-end digital offering for our clients with a focus on offering simple, reliable and secure products which can be tailored to their needs

◾	Delivered capabilities to support the implementation of MiFID II and Brexit

Commercial Banking (“CB”)

◾	Continued to enhance our digital capabilities, adding new solutions and functionality to our platforms

◾	Overhauled processes to make it simpler for new and existing clients to add solutions and services

◾	Launched Chase Cashflow360, a solution which provides clients with a simpler and faster way to send and receive invoices and payments

◾	Fully transitioned new loans in Commercial Term Lending to our Commercial Real Estate Origination System (“CREOS”), which enables faster, more efficient and transparent closings

Asset & Wealth Management (“AWM”)

◾	Continued our commitment to building digital and data-driven solutions for our clients

◾	Launched Digital Portfolio Insights, an on-demand analysis tool for outside financial advisors, helping them build stronger portfolios through sophisticated analytics and custom insights

◾	Launched You Invest, our first fully mobile online trading platform

◾	In 2019, we will enhance the You Invest platform in a number of ways, by including options and margin capabilities, adding more data driven experiences to improve financial health, and introducing our You Invest Portfolios digital advice platform

Investing in our communities

We endeavor to promote inclusive economic growth and opportunity in communities where we operate. We also work to advance environmental sustainability within our business activities and facilities. Highlights of our recent progress include:

◾	Advancing clean finance — Since 2003, JPMorgan Chase committed or arranged over $21 billion in tax equity financing for wind, solar and geothermal energy projects in the United States, including $3.2 billion in JPMorgan Chase investments in 2018.

◾	Purchasing renewable energy — Advancing sustainability within our physical operations is an important part of our global sustainability strategy. We have made progress towards our commitment, established in 2017, to source renewable energy for 100% of our global power needs by 2020. This commitment builds on our long-standing efforts to reduce our carbon footprint.

◾	Supporting climate disclosure — We participated in the Task Force for Climate-related Financial Disclosures, and in 2019, we plan to publish a voluntary report about how we are addressing climate-related risks and opportunities.

[1]	When customers initiate an external transfer to a Real-Time Payments (“RTP”) network-enabled bank, they have the option to use RTP, which settles within 15 seconds.
[2]	February 2018 - February 2019.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

◾	Driving inclusive growth — As announced in early 2018, the Firm will invest $1.75 billion by 2023 to drive inclusive growth in communities around the world. Our efforts focus on four pillars of opportunity: jobs and skills, small business expansion, neighborhood revitalization and financial health. In 2018, we continued to open new pathways to opportunity and drive inclusive growth by leveraging our global presence, data, relationships and expertise. We also announced AdvancingCities, a $500 million, five-year initiative to invest in solutions that bolster the long-term vitality of the world’s cities and the communities within them that have not benefited equally from economic growth. Through this initiative, we will deploy up to $250 million as low-cost, long-term loan capital – combining our Firm’s philanthropic efforts with the lending and investing expertise of our Community Development Banking business. In 2018, as part of AdvancingCities, we invested $30 million in greater Paris to help create economic opportunity.

◾	Supporting military veterans — In 2018, the Firm awarded its 1,000th mortgage-free home to a U.S. military veteran. The Military Home Awards program began in 2011 and has reached veterans across five branches of service, awarding them with mortgage-free homes in communities across 44 states.

◾	Providing skills and expertise — In 2018, nearly 59,000 of our employees volunteered more than 389,000 hours of their time. Through the JPMorgan Service Corps, a program that leverages the energy and skills of top talent to assist nonprofit partners, 218 employee volunteers from offices in 15 countries have contributed over 18,500 hours of time to help 49 nonprofit organizations address critical needs.

Reporting on our efforts

Each spring we publish a dedicated ESG Report, which summarizes our efforts and performance on ESG issues that we view as among the most important to our business and stakeholders. This report and other resources, including our Corporate Responsibility Report, are available on our website at jpmorganchase.com/esg.

Update on investments announced in 2018

In January 2018, we announced important investments that we are making to help support communities and the broader economy, including expanding the Firm’s branch network into new U.S. markets, increasing community investments and small business lending, and accelerating affordable housing lending. Since then we have opened our first 10 branches in three expansion markets (Greater Washington, D.C., Philadelphia and Boston), which represents a $400 billion deposit opportunity. We also recently announced our plan to bring retail branches to another nine expansion markets in 2019, representing over $300 billion in deposit opportunity. We expanded the Entrepreneurs of Color Fund from Detroit to San Francisco, Chicago, the South Bronx, and the Greater Washington region.

46	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

IV. Investing in our people

Our employees’ effectiveness, career development and ability to adapt to a changing landscape enables continued delivery of sustained shareholder value. We believe the most effective workforce is a diverse workforce, and as such, we maintain Firmwide inclusion and diversity initiatives to attract and retain the highest quality talent. In order to attract and retain diverse employees, we believe in providing well-paid jobs with strong benefits and wellness programs.

Diversity

Diversity and inclusion are of strategic importance to the Firm. We are committed to a culture of openness and meritocracy and believe in giving all individuals an opportunity to succeed. We believe diversity with an inclusive environment fosters innovation, creativity and productivity, which is critical to our success, and we are deeply committed to hiring and retaining employees from different backgrounds, experiences and locations.

We continue to invest significant time and effort toward executing diversity and inclusion best practices Firmwide. Our Business Resource Groups (“BRGs”) are communities of employees who voluntarily work together to advance the Firm’s priorities and its position in the global marketplace by leveraging the unique perspectives of their members. We have ten BRGs globally, with over 91,000 employees participating from all LOBs. In addition to BRGs, we have developed other diversity and inclusion strategies such as:

Women on the Move (“WOTM”)

◾  WOTM is a global, Firmwide effort designed to support women in their personal and professional lives

◾  The initiative was expanded in 2018 to empower female employees, clients and consumers to build their careers, grow their businesses    and improve their financial health

◾  An executive was appointed to serve as a dedicated leader for the expanded initiative

◾  The third annual Women on the Move Leadership Day took place in 2018 with nearly 2,000 attendees

Advancing Black Leaders (“ABL”) & Advancing Black Pathways (“ABP”)

◾  ABL is a Firmwide commitment to increasing representation of black talent across all businesses

◾  In 2018, we saw meaningful headcount growth in black senior management and increased representation of black interns in our   incoming 2019 class

◾  In February 2019, we launched ABP to provide more support for black people in their pursuit of educational, career, business and   personal financial success and appointed an executive to serve as a dedicated leader for the initiative

Office of Disability Inclusion (“ODI”)

◾  ODI is dedicated to providing globally consistent standards and processes to better accommodate employees with disabilities

◾  Launched the MyAccessibility team to fulfill requests for technology and physical accommodations for employees with disabilities

◾  Instituted the Firm’s first global Disability Inclusion Standards to provide managers and team leaders with resources to recruit, hire and    advance people with disabilities

◾  Hired over 1,100 people with disabilities globally in 2018

Military and Veteran Affairs Programs

◾  The Office of Military & Veterans Affairs drives Firmwide initiatives to position veterans, service members and their families for long-term,    post-military success

◾  Hired over 1,200 U.S. veterans in 2018

◾  Continued our acclimation and development initiatives to support veterans’ transitions and career success into the financial services    industry and appointed a new executive to lead the organization

Tracking our progress

We are proud of the external recognition we received in 2018, some of which is listed below:

◾

100% rating on the Corporate Equality Index (Human Rights Campaign) and a top score of 100% on the Disability Equality Index survey (Disability: IN and American Association of People with Disabilities)

◾	50 Best Companies for Diversity by Black Enterprise

◾	Top Company for Multicultural Women by Working Mother Magazine

◾	Best for Vets Employer by the Military Times

◾	Best Practice for Promoting Asian Pacific American Women by the Asia Society

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

Succession planning

Succession planning is a top priority for the Board and the Firm’s senior leadership, with the objective of having a pipeline of diverse leaders for the immediate- and long-term future. To achieve this objective, the Board and management take a proactive approach.

The CMDC reviews the succession plan for the CEO followed by discussion with the non-executive directors led by the Lead Independent Director. The CMDC also reviews the succession plan for members of the Operating Committee other than the CEO, which is then discussed by the Board of Directors. These processes enable the Board to address both long-term planned occurrences, such as retirement or change in roles, as well as short-term unexpected events. Similar processes, led by the relevant management team, occur within each LOB and Corporate.

Employee growth

We are dedicated to a culture that enables leaders and their teams to grow and succeed throughout their careers while encouraging them to uphold a standard of excellence. To do so, we make substantial investments in tools and training programs to help employees build their knowledge, skills and experience, and to guide their career advancement.

Leadership development

◾   Leadership Edge is a Firmwide program to enable leaders at all levels to grow and succeed through their careers, setting clear     expectations and standards for people management and further embedding our business principles

◾    Most of our current managers have attended a Leadership Edge program since inception in May 2015

◾    Achieved global attendance of more than 22,500 across Leadership Edge programs in 2018, a record year for participation

Employee learning

◾   Our Learning agenda is designed to enable our employees to succeed in their careers while navigating the digital transformation     occurring in our economy

◾   Delivered nearly nine million hours of training in 2018 across our global organization

◾   Introduced training on emerging topics such as Agile, Robotic Process Automation and Machine Learning in an effort to further accelerate digital fluency and client satisfaction

Employee rewards

We are committed to providing compensation and benefits programs and policies that support the needs and lifestyles of our employees and their families. In 2018, we increased hourly wages for the second time in two years and lowered medical plan deductibles for many of our employees.

Health and wellness

◾   We offer a comprehensive benefits package including a medical plan that covers over 296,000 individuals including 138,000 employees,     106,000 children and 52,000 spouses

◾   Employee health and wellness resources include:

     ¡      Access to onsite health and wellness centers

     ¡      Health assessments and screenings

     ¡      Emotional well-being programs, including the employee assistance and work-life program

◾   Introduced a global mental health awareness campaign called “This is Me” in 2018

◾   Launched National Savings Week in 2018, an employee financial health campaign that has been expanded to a month-long campaign for     2019

Wages and benefits

◾   Effective February 25, 2018, we raised our minimum wage for U.S.-based overtime-eligible employees to $15-$18 per hour depending on     the local cost of living

◾   The increases are in addition to the Firm’s full benefits package, which averages $12,000 for employees in this pay range

◾   Reduced medical plan deductibles by $750 per year for employees making less than $60,000

◾   Made a $750 special award to employees making less than $60,000 through 401(k) contributions in the U.S. and cash awards outside of     the U.S.

◾   Became a founding member of Haven, with Amazon and Berkshire Hathaway, a separate entity intended to find a path toward better     outcomes, satisfaction and cost of healthcare for our employees

48	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

2. Disciplined performance assessment to determine pay

The CMDC uses a balanced approach to determine annual compensation by assessing performance against four broad performance categories over a sustained period of time. A material portion of Operating Committee compensation is delivered in the form of at-risk PSUs, reinforcing accountability and alignment with shareholder interests by linking the ultimate payout to pre-established absolute and relative goals.

Governance process

The CMDC oversees our compensation programs on an ongoing basis throughout the year, which enables the programs to be proactive in addressing both current and emerging developments or challenges.

The key oversight responsibilities of the CMDC pertaining to our compensation programs include:

◾	Periodically reviewing and approving a statement of the Firm’s compensation philosophy, principles and practices, which guides how the Firm’s compensation plans and programs are designed for the Operating Committee, as well as all other employees at the Firm

◾	Reviewing the Firm’s compensation practices and the relationship among risk, risk management and compensation (including safety and soundness and the avoidance of practices that could encourage excessive risk-taking)

◾	Adopting pay practices and approving any necessary formulas, performance metrics or pool calculations in compliance with applicable U.S. and global regulatory, statutory or governance requirements

◾	Reviewing and approving overall incentive compensation pools (including equity/cash mix)

◾	Reviewing the business-aligned incentive compensation plan governance, design and evaluation framework

◾	Reviewing and approving compensation for our Operating Committee and, for the CEO, making a compensation recommendation to the Board for consideration and ratification by the independent directors

◾	Reviewing compensation for employees who are material risk-takers identified under Federal Reserve standards (“Tier 1 employees”) and/or European Union standards (“Identified Staff”) — a group we collectively refer to as “Designated Employees”

◾	Reviewing and approving the terms of compensation awards, including recovery/clawback provisions

The CMDC continues to retain the discretion to make awards and pay amounts that may not qualify as tax deductible.

Pay-for-performance framework

The CMDC uses a disciplined pay-for-performance framework to make decisions about the compensation of our Operating Committee members, so that their compensation is commensurate with the performance of the Firm as a whole, as well as that of their LOB or Corporate, and their individual performance. The framework also considers other relevant factors, including market practices.

Performance assessment factors

In determining Operating Committee members’ compensation, the CMDC uses a balanced discretionary approach to assess performance against four broad categories:

I.	Business Results

II.	Risk, Controls & Conduct, including feedback received from the Firm’s risk and control professionals

III.	Client/Customer/Stakeholder Focus, including our engagement in communities

IV.	Teamwork & Leadership, including creating a diverse and inclusive environment that encourages employees to speak up

These performance categories consider short-, medium- and long-term goals that drive sustained shareholder value, while accounting for risk, controls and conduct objectives.

To promote a proper pay-for-performance alignment, the CMDC does not assign relative weightings to the above categories. The performance of our NEOs against these categories is discussed in greater detail on pages 57-60 of this proxy statement.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

Performance assessment process

We believe our balanced approach in assessing Firm, LOB, Corporate, and individual performance enables the CMDC and the Board to make informed compensation decisions regarding our Operating Committee members.

Our performance review process includes the following key features:

◾	The Board reviews Firm, LOB, and Corporate strategy and business plans

◾	Operating Committee members establish individual performance priorities, which are shared with the Board

◾	Throughout the year, the Board and CMDC review Firm, LOB, Corporate, and individual Operating Committee members’ performance, including engaging in regular discussions with the CEO and the Head of Human Resources about individual Operating Committee members’ performance, as appropriate

◾	At year end, Operating Committee members’ individual self-assessments are shared with the Board

◾	Feedback is provided by the Firm’s risk and control professionals

◾	HR Control Forums are conducted in LOBs, Corporate, and Regions on a quarterly basis, during which the accountability of individuals involved in matters that create actual or potential material risk and control concerns is discussed and reviewed. The outcomes of HR Control Forums may result in compensation impacts, negative performance ratings, or other appropriate employment actions or decisions

The CMDC believes that this proactive performance review process (rather than determining pay levels during a single year-end process) results in pay decisions that are more aligned with long-term performance.

Evaluating market practices

In order to effectively attract, properly motivate and retain our senior executives, the CMDC periodically reviews market data relating to both pay levels and pay practices.

In evaluating market practices and pay levels for Operating Committee members, the CMDC uses market data from our primary financial services peer group which consists of large financial services companies with which the Firm directly competes for both talent and business. The following companies comprise our primary financial services peer group, which remains unchanged from last year:

◾	American Express

◾	Bank of America

◾	Citigroup

◾	Goldman Sachs

◾	Morgan Stanley

◾	Wells Fargo

Given the diversity of the Firm’s businesses, the CMDC may also periodically reference the pay plans and practices of other financial services companies as well as leading large, global firms across multiple industries. The CMDC considers the size, presence, brand and reputation of the companies, and the nature and mix of their businesses in using this data. These companies include, but are not limited to: 3M, AT&T, Barclays, BNY Mellon, BlackRock, Boeing, Capital One Financial, Chevron, Coca Cola, Comcast, Credit Suisse, CVS Health, Deutsche Bank, ExxonMobil, General Electric, HSBC, IBM, Johnson & Johnson, Merck, Oracle, PepsiCo, Pfizer, Procter & Gamble, UBS, United Technologies, Verizon, Wal-Mart and Walt Disney.

Although these reference companies are not part of our primary financial services peer group, we believe that their practices can provide a relevant point of reference for maintaining a competitive talent and compensation program.

50	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Determining pay levels

In determining total compensation levels for Operating Committee members, the CMDC considers:

◾	Performance, based on four broad assessment categories as discussed on pages 49-50

◾	Value of the position to the organization and shareholders over time (i.e., “value of seat”)

◾	Leadership and the example they set for others by acting with integrity and strengthening the Firm’s culture

◾	External talent market (i.e., market data)

◾	Internal equity among Operating Committee members, as appropriate

While market data provides the CMDC with useful information regarding our competitors, the CMDC does not target specific positioning (e.g., 50th percentile), nor does it use a formulaic approach in determining competitive pay levels. Instead, the CMDC uses a range of data as a reference, which is considered in the context of each executive’s performance over a multi-year period, including the CMDC’s assessment of the value the individual delivers to the Firm.

In addition, as the Firm rotates some of its executive officers among the leadership positions of its businesses and Corporate as part of development and succession planning, and considers each Operating Committee member to be a part of the Firm’s leadership beyond his or her discrete LOB or Corporate responsibilities, the CMDC also considers the internal pay relationships among members of the Operating Committee.

Determining pay mix

Once the CMDC determines Operating Committee members’ total incentive compensation, the CMDC then establishes the appropriate pay mix between an annual cash incentive and long-term equity, including PSUs and RSUs. Consistent with recent years, the CMDC did not grant any RSUs to Mr. Dimon, but instead awarded approximately 83% of Mr. Dimon’s incentive compensation in PSUs, with the remaining 17% in cash. PSUs are 100% at risk and will result in no payout unless a threshold performance level is achieved.

For the majority of the remaining Operating Committee members, the CMDC deferred approximately 60% of their incentive compensation into long-term equity (30% in PSUs and 30% in RSUs), with the remaining 40% paid in cash.

The CMDC believes that this material weighting of pay mix to equity encourages Operating Committee members to focus on the long-term success of the Firm while avoiding excessive risk-taking, and provides a competitive annual cash incentive opportunity. The CMDC has established a different pay mix for Mr. Pinto (including a fixed allowance) due to local E.U. and U.K. regulatory rules for Identified Staff under the Capital Requirements Directive IV. For further details on Mr. Pinto’s pay mix, see footnote 1 on page 52 of this proxy statement.

Formula used in determining number of PSUs earned at vesting

The long-term equity portion of the Operating Committee’s pay mix is comprised of PSUs and RSUs, other than for Mr. Dimon, who receives only PSUs. As part of the design of the PSU award program, the ultimate number of PSUs paid out at vesting is determined by a formula based on absolute and relative ROTCE performance, with the value of the payout ranging from 0% to 150%. The value upon vesting of the PSUs, as well as the time-based RSUs, is tied to the Firm’s performance through its stock price.

Update to the 2018 PSU award

Consistent with the strong Say-on-Pay results and positive shareholder support our compensation program has received since PSUs were first introduced in 2015, the CMDC has maintained the key features of our current PSU design. For the 2018 PSU award granted in January 2019, the Committee calibrated the Absolute ROTCE goal to 18% based on the current forecast of the Firm’s future performance.

The CMDC believes that the PSU design continues to appropriately incentivize strong performance by our Operating Committee members, does not encourage excessive risk-taking and is aligned with shareholder interests. Additional details on PSUs are provided on page 53 of this proxy statement.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

Summary of pay elements

The table below summarizes the elements of compensation for the 2018 performance year.

	% of Variable
Elements	CEO	Other NEOs[1]	Description	Vesting Period	Subject to Clawback[2]
Fixed
Salary	N/A	N/A	◾Fixed portion of total pay that enables us to attract and retain talent ◾Only fixed source of cash compensation	◾N/A	N/A
Variable
Cash Incentive	~17%	40%	◾Provides a competitive annual cash incentive opportunity ◾Payout determined and awarded in the year following the performance year ◾Represents less than half of variable compensation	◾Immediately vested	✓
RSUs	0%	30%

◾RSUs serve as a strong retention tool

◾Dividend equivalents are paid on RSUs at the time actual dividends are paid

◾RSUs and PSUs do not carry voting rights, and are subject to protection-based vesting and the Operating Committee retention/ownership policy

◾RSUs and PSUs provide a competitive mix of time- and performance-based equity awards that are aligned with long-term shareholder interests as the value of payout fluctuates with stock price performance

				◾Generally over three years: ¡ 50% after two years, with the remaining 50% after three years	✓
PSUs	~83%	30%

◾PSUs reinforce accountability by linking objective targets to a formulaically determined payout based on absolute and relative ROTCE

◾PSU performance goals are the same for the entire award term

◾PSU payout ranges from 0–150% and is settled in shares

◾Dividend equivalents accrue on PSUs and are subject to the same vesting, performance and clawback provisions as the underlying PSUs

				◾Combined period of approximately five years prior to availability: ¡ Award cliff-vests at the end of the three-year performance period ¡ Subject to a two-year hold after vesting	✓

2018 COMPENSATION PAY MIX

Our compensation program provides for an appropriate mix between base salary, cash and equity incentives that vest over time. The charts below reflect the 2018 total compensation pay mix of our NEOs1.

[1]	Excludes Mr. Pinto who is located in the U.K. Due to local regulations, Mr. Pinto receives a fixed allowance, did not receive a cash incentive, and both his RSUs and PSUs are subject to: (i) extended seven year vesting (commencing ratably on the third year anniversary of grant); (ii) additional U.K. clawback/recovery provisions; and (iii) a minimum twelve-month hold after each vesting, and are not eligible for payment/accrual of dividend equivalents. In addition, as it relates to Mr. Pinto’s PSUs, the CMDC may use its discretion, as appropriate, to downward adjust payout based on his performance against qualitative criteria and priorities during the performance period, including performance against his local regulatory responsibilities as a U.K. “Senior Manager” under the Individual Accountability Regime. Local regulators review compensation structures for Identified Staff periodically and may require future adjustments. Additional information on the composition of Mr. Pinto’s compensation is on page 57 of this proxy statement.

[2]	Additional information on recovery and clawback provisions is provided on page 63 of this proxy statement.

52	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Performance share unit program

The PSU program further strengthens long-term shareholder alignment by linking ultimate payout to pre-established absolute and relative goals based on a formula, subject to risk and control features.

Plan Feature	Performance Year 2018 PSU Award Description
Vehicle	◾Value of units moves with stock price during performance period; units are settled in shares at vesting
Time Horizon	◾3-year cliff vesting, plus an additional 2-year holding period (for a combined 5-year holding period)
Performance Measure

◾The CMDC selected ROTCE[1], a fundamental performance metric, which measures the Firm’s net income applicable to common equity as a percentage of average tangible common equity. ROTCE is meaningful to the Firm, as well as investors and analysts, in assessing the earnings power of common shareholders’ equity capital and is a useful metric for comparing the profitability of the Firm with that of competitors.

Payout Grid

◾Payout under the PSU plan is calculated annually over the three-year performance period based on absolute and relative ROTCE per the formulaic payout grid below. Absolute and relative performance metrics help promote a reasonable outcome for both shareholders and participants. Annual payout calculations prevent excessive weightings attributable to a single year within the three-year performance period. For the 2018 PSU award, the CMDC set the maximum payout at an ROTCE level of 18% (or greater), compared to 14% in 2015 and 2016 and 17% in 2017.

Minimum Risk-based Hurdle

◾If the Firm’s common equity Tier 1 (“CET1”) capital ratio[2] is less than 7.5% at any year-end, then unvested PSUs referencing that performance year will be subject to downward adjustment by the CMDC. This feature was first introduced with the 2017 PSU award.

PSU Performance Companies

◾In determining companies to include in the relative ROTCE scale, the CMDC selected competitors with business activities that overlap with at least 30% of the Firm’s revenue mix. These are unchanged from prior years and include Bank of America, Barclays, Capital One Financial, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, HSBC, Morgan Stanley, UBS and Wells Fargo.

Narrow Adjustment Provision

◾The CMDC may make adjustments (up or down) to maintain the intended economics of the award in light of changed circumstances (e.g., change in accounting rules/policies or changes in capital structure). The CMDC may also make additional downward adjustments in relation to Mr. Pinto’s PSUs (see note 1 on page 52 of this proxy statement).

Absolute ROTCE Payout Relative ROTCE Payout >XX% 150% 1st Quartile 150% 2nd Quartile 100% to 125% 6% to <XX% Payout by relative ROTCE Scale 3rd Quartile 70% to 100% <6% 0% 4th Quartile 25% to 55%

[1]	ROTCE is calculated for each year in the performance period using unadjusted reported data as set forth in public financial disclosures.

[2]	The CET1 ratio is a key regulatory capital measure; for further explanation, see page 101 of this proxy statement.

Performance share units — 5-year time horizon

PSU goal is set at beginning of performance period and is the same for all 3 years 3-Year Performance Period (cliff-vest) 2-Year Additional Hold on Fully Vested Awards 2019 Payout calculated on 1/3 units awarded 2020 Payout calculated on 1/3 units awarded 2021 Payout calculated on 1/3 units awarded 2022 2023 Ultimate number of units earned Performance assessed and payout calculated for each annual period Awards subject to reduction/cancellation/recovery based on Risk/Control features (including protection based vesting) Annual payout calculation results in: No catch-up for poor performance years No rollover for very strong years

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

Determining absolute and relative PSU performance goals

◾

Each year the CMDC sets the absolute ROTCE goal for that year’s award of PSUs by reviewing the Firm’s historical performance and a reasonable range of possible net income and capital outcomes over the next three years. For the 2018 PSU award granted in January 2019, these outcomes were considered in the context of (among other things) the expected impacts of: the TCJA; regulatory capital requirements; annual stress tests; interest rates; and the U.S. and global economic environment, all of which affect the range of ROTCE outcomes in the medium-term.

◾

Consistent with the Firm’s pay-for-performance philosophy, in setting the relative ROTCE performance goals, the CMDC determined that payout above target for previously granted PSU awards should be limited to instances in which the Firm outperforms its competitors on a relative basis, with below target payout occurring in instances of under performance. Achievement of median relative performance results in target payout (100%), which is consistent with peer practices, and with what the CMDC believes is a reasonable outcome. Outstanding relative performance, which results in a payout of 150% is limited to the Firm achieving a ROTCE in the top 25%, or top three, of the competitor group.

PSUs awarded for performance years 2015, 2016 and 2017

◾

The Firm reported ROTCE of 13%, 12%, and 17% in 2016, 2017, and 2018 respectively, resulting in 1st Quartile relative performance and an expected payout of 150% for each tranche of the 2015, 2016 and 2017 PSU awards referencing those years. In assessing the Firm’s 2017 and 2018 ROTCE performance against the absolute goal established in the 2015 PSU award, the CMDC reviewed information related to the estimated impact of the enactment of the TCJA on the Firm’s performance and determined no adjustment was required to the ultimate payout of that award in order to maintain its intended economics. On March 25, 2019, the 2015 PSU award vested at 150%.

54	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

3. Sound pay practices

We believe our compensation philosophy promotes an equitable and well-governed approach to compensation, including pay-for-performance practices that attract and retain top talent, are responsive to and aligned with shareholders, and encourage a shared success culture in support of our business principles.

Overview of our compensation philosophy

Our well-established compensation philosophy provides guiding principles that drive compensation-related decision-making across all levels of the Firm. We strive to clearly communicate our compensation philosophy to promote Firmwide fairness and consistency. We believe the effectiveness of our compensation program is dependent upon the alignment of sound pay-for-performance practices with our compensation philosophy.

OUR COMPENSATION PHILOSOPHY

✓	Principles-based compensation philosophy Provides guiding principles that drive compensation-related decision-making across all levels of the Firm	✓	Robust anti-hedging/anti-pledging provisions Strict prohibition on hedging and pledging of unvested awards and shares owned outright
✓	Pay at risk Operating Committee member compensation is mostly “at-risk” and contingent on the achievement of performance goals that are integrally linked to shareholder value and safety and soundness	✓	Strong clawback provisions Comprehensive recovery provisions enable us to cancel or reduce unvested awards and require repayment of previously paid compensation, if appropriate
✓	Majority of variable pay is in deferred equity Operating Committee member variable compensation is mostly deferred in the form of PSUs and RSUs that vest over three years[1]	✓	Competitive benchmarking To make informed decisions on pay levels and pay practices, we benchmark ourselves against relevant market data
✓	Risk, controls and conduct impacts pay In making pay decisions, we consider material risk, controls and conduct issues and make adjustments to compensation, when appropriate	✓	Responsible use of equity We manage our equity program responsibly, using less than 1% of weighted average diluted shares in 2018 for employee compensation
✓	Strong share holding requirements Operating Committee members are required to retain significant portions of net shares received from awards to increase ownership over the long-term	✓	Robust shareholder engagement Each year we provide the Board with feedback from our shareholders on a variety of topics, including our compensation programs and practices

SOUND GOVERNANCE AVOIDS POOR PAY PRACTICES

No golden parachute agreements We do not provide additional payments or benefits as a result of a change-in-control event	No guaranteed bonuses We do not provide guaranteed bonuses, except for select individuals at hire

No special severance

We do not provide special severance. All employees, including Operating Committee members, participate at the same level of severance, based on years of service, capped at 52 weeks up to a maximum credited salary

No special executive benefits ◾ No private club dues or tax gross-ups for benefits ◾ No 401(k) Savings Plan matching contribution ◾ No special health or medical benefits ◾ No special pension credits
[1]	PSUs are also subject to a two-year hold after each vesting for a combined holding period of five years. The terms and conditions of Mr. Pinto’s compensation reflect the requirements of E.U. and U.K. regulations. For additional information on the composition of Mr. Pinto’s compensation, see footnote 1 on page 52 of this proxy statement.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

Stock ownership guidelines and retention requirements

The CMDC believes it is important to have the interests of the Operating Committee members aligned with those of our shareholders. To meet this objective, Operating Committee members are subject to a stock ownership guideline and retention requirement policy.

Ownership guideline

While on the Operating Committee, each member is required to accumulate either:

◾	A minimum of between 200,000 and 400,000 shares (1 million shares for the CEO); or

◾	A minimum fixed dollar value of shares of between $10 million and $30 million ($75 million for the CEO).

Shares credited for purposes of satisfying the above ownership levels include shares owned outright, as well as 50% of unvested RSUs and PSUs, but do not include stock options or stock appreciation rights.

Ownership accumulation period

The stock ownership guideline must be met within six years of the later of the effective date of the policy or appointment to the Operating Committee. If the stock ownership guidelines are subsequently revised (increased), then the higher ownership guideline must be satisfied within six years of such revision, unless otherwise determined by the CEO and CMDC.

Retention requirements

Prior to reaching their designated share ownership guideline, Operating Committee members are required to retain 75% of all net shares received from equity awards. Once they have met their ownership guideline, the policy requires Operating Committee members to continue retaining 50% of all net shares received from awards (75% for the CEO). These retention requirements are summarized below and apply throughout the duration of Operating Committee members’ service on the Operating Committee.

Retention Requirement
Before Guideline Met	After Guideline Met
75% of net shares until guidelines of shares is met	50% of net shares for the duration of their service on the Operating Committee (75% for the CEO)

Because Operating Committee members are required to continue accumulating shares even after having met their share ownership guideline, the resulting increase of share ownership over time further strengthens Operating Committee members’ interests with those of our shareholders.

56	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

4. Pay is aligned with performance

CEO pay is strongly aligned to the Firm’s short-, medium- and long-term performance, with approximately 83% of the CEO’s variable pay deferred into equity, of which 100% is in at-risk PSUs. Other NEO pay is also strongly aligned to Firm and LOB performance, with a majority of their variable pay deferred into equity, of which 50% is in at-risk PSUs.

The table below sets forth salary and incentive compensation awarded to our NEOs for 2018 performance.

NEO COMPENSATION TABLE		ANNUAL COMPENSATION (FOR PERFORMANCE YEAR)
Name and principal position			INCENTIVE COMPENSATION
	Year	Salary	Cash	RSUs	PSUs[1]	Total
James Dimon	2018	$1,500,000	$5,000,000	$—	$24,500,000	$31,000,000
Chairman and Chief Executive Officer	2017	1,500,000	5,000,000	—	23,000,000	29,500,000
	2016	1,500,000	5,000,000	—	21,500,000	28,000,000

Daniel Pinto[2]	2018	8,276,026	—	6,861,987	6,861,987	22,000,000
Co-President and Co-Chief Operating Officer; Chief Executive Officer Corporate & Investment Bank	2017	8,238,628	—	6,380,686	6,380,686	21,000,000
	2016	8,303,234	—	5,348,383	5,348,383	19,000,000

Gordon Smith[3]	2018	750,000	8,500,000	6,375,000	6,375,000	22,000,000
Co-President and Co-Chief Operating Officer; Chief Executive Officer Consumer & Community Banking	2017	750,000	7,700,000	5,775,000	5,775,000	20,000,000

Mary Callahan Erdoes	2018	750,000	7,900,000	5,925,000	5,925,000	20,500,000
Chief Executive Officer Asset & Wealth Management	2017	750,000	7,500,000	5,625,000	5,625,000	19,500,000
	2016	750,000	7,300,000	5,475,000	5,475,000	19,000,000

Marianne Lake	2018	750,000	5,700,000	4,275,000	4,275,000	15,000,000
Chief Financial Officer	2017	750,000	5,100,000	3,825,000	3,825,000	13,500,000
	2016	750,000	4,700,000	3,525,000	3,525,000	12,500,000
[1]	Reflects the grant date fair value. Actual amounts of PSUs received by NEOs upon vesting may range from 0% to 150% of the target shares (excluding accrued dividends), depending upon Firm performance.

[2]	Mr. Pinto’s fixed allowance of $7,635,000, which is paid in British pound sterling, and his salary of £475,000 are both unchanged from 2017 to 2018. For the purposes of determining the number of RSUs and PSUs granted to Mr. Pinto in 2019 for 2018 performance, the Firm established a grant date fair value per unit that takes into account that these awards do not carry the right to dividends or dividend equivalents prior to vesting, in accordance with local regulations.

[3]	Mr. Smith was not a NEO in 2016.

Interpreting 2018 NEO compensation

The table above is presented to show how the CMDC and Board viewed compensation awarded for 2018 performance. It differs from how compensation is reported in the “Summary Compensation Table” (“SCT”) on page 65 of this proxy statement, which is required by the SEC, and is not intended as a substitute for the SCT. There are two principal differences between the SCT and the table above:

1.

The Firm grants both cash and equity incentive compensation after a performance year is completed. In both the table above and the SCT, cash incentive compensation paid in 2019 for 2018 performance is shown as 2018 compensation. In the table above, the equity awards (RSUs and PSUs) granted in 2019 for 2018 performance are shown as 2018 compensation. In contrast, the SCT reports the value of equity awards in the year in which they are granted. As a result, awards granted in 2018 for 2017 performance are shown in the SCT as 2018 compensation.

2.	The SCT reports the change in pension value and nonqualified deferred compensation and all other compensation. These amounts are not shown above.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

2018 CEO compensation is aligned with his multi-year performance

Mr. Dimon’s 2018 Compensation

In determining Mr. Dimon’s compensation, independent members of the Board took into account Mr. Dimon’s achievements across four broad performance categories:

◾	Business Results

◾	Risk, Controls & Conduct

◾	Client/Customer/Stakeholder Focus

◾	Teamwork & Leadership

The Board considered that under Mr. Dimon’s stewardship, the Firm continued to build upon its strong financial momentum from prior years. In 2018, the Firm delivered record net income of $32.5 billion, record EPS of $9.00, and ROTCE1 of 17% on average tangible common equity of $183 billion. We distributed $28.5 billion of net capital2 to shareholders.

The Board recognized that under Mr. Dimon’s leadership, the Firm continues to invest in our future, strengthen our risk and control environment, reinforce the importance of our culture and values, deliver on our long-standing commitment to serve our communities and conduct business in a responsible way to drive inclusive growth. During 2018, the Firm grew revenue and achieved record net income in each of its LOBs, while continuing to make significant investments in products, people and technology, demonstrating the power of the platform. In addition, the Firm continued to achieve high customer satisfaction scores and maintained its fortress balance sheet.

Mr. Dimon has guided the Firm’s focus on accelerating investments to help our customers, employees and communities. In 2018, we opened Chase branches in new states for the first time in nearly a decade, and our AdvancingCities initiative is supporting job and wage growth in communities that need capital the most.

Mr. Dimon’s stewardship over the Firm’s Teamwork & Leadership agenda has led to a highly effective succession and management development program, a robust pipeline of leaders across the organization and a diversity strategy that attracts, motivates and retains top talent. Women represent 45% of the Firm’s Operating Committee and many of our core businesses and functions are managed by women executives.

In addition to assessing Mr. Dimon’s performance, the CMDC and the independent members of our Board also considered the CEO pay of our primary financial services peers and other companies as a reference, and concluded that increasing Mr. Dimon’s 2018 compensation was appropriate, particularly in light of the Firm’s strong absolute and relative performance over multiple years.

The chart below compares Mr. Dimon’s compensation to that of the CEOs of our financial services peers based on three-year average total compensation expressed as a percentage of net income.

Prior 3-Year Average % of Profits Paid to CEOs

(2015–2017)3

After considering these factors, the Board awarded Mr. Dimon $31 million (versus $29.5 million in 2017).

[1]	ROTCE is a non-GAAP financial measure. On comparable U.S. GAAP basis, 2018 ROE was 13%. For a reconciliation and further explanation, see page 99 of this proxy statement.

[2]	Refer to note 2 on page 41 of this proxy statement.

[3]	Total compensation is comprised of base salary, cash bonus paid and long-term incentive compensation (target value) in connection with the performance year, which may be different from amounts reported in the SCT. The most recently used compensation data is from 2017 since not all of our Financial Services peers will have filed proxy statements containing 2018 compensation data before the preparation of this proxy statement. Percentage of profits paid is equal to three-year average CEO compensation divided by three-year average net income. Source: 2016-2018 Proxy statements.

58	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

2018 NEO pay-for-performance summaries

Below are summaries of our NEOs’ achievements against the Firm’s four broad performance categories, including: Business Results; Risk, Controls & Conduct; Client/Customer/Stakeholder Focus; and Teamwork & Leadership.

Daniel Pinto: Co-President & Co-COO; CEO Corporate & Investment Bank	2018 Compensation: $22M

Mr. Pinto was appointed Co-President and Co-COO of the Firm in January 2018, in addition to serving as CEO of the CIB since March 2014. In 2017, Mr. Pinto and Mr. Smith assumed responsibility for Global Technology. Mr. Pinto previously served as Co-CEO of the CIB since 2012.

Summary of 2018 key achievements and compensation-related considerations

◾	CIB achieved record net income of $11.8B on record revenue[1] of $36.4B, with ROE of 16%

◾	Increased share of industry wallets in investment banking (“IB”) fees, Fixed Income and Equity Markets and achieved revenue growth in Treasury Services and Securities Services

◾	#1 in Total Markets with 11.6% wallet share[2] (#1 in Fixed Income; co-#1 in Equities)

◾	Continued to optimize the use of capital by executing strategies to support business growth within multiple regulatory constraints

◾	Made significant progress in Brexit implementation program to ensure readiness to deliver Firm capabilities on “day one”

◾	#1 in global investment banking fees with 8.7% wallet share[3] (#1 in IB fees in North America and EMEA)
◾	The CIB participated in seven of the top ten fee generating IB transactions in 2018[3]

◾	Maintained strong risk discipline across all business activities with a proactive risk management focus on several fronts, including geopolitical concerns, natural disasters, markets, reputation and regulatory directives

◾	Continued executing on a multi-year technology transformation program supporting improved business delivery and internal efficiencies including digital, data analytics, AI, blockchain and FinTech strategies

◾	Developed talent at the most senior level and created new or expanded roles to accelerate the development of top talent

◾	Continued sponsorship of the Womens’ Leadership Acceleration Program (“LeAP”) for Vice Presidents, and executive sponsor of the Adelante BRG

[1]	The Firm reviews the results of the lines of business on a managed basis. For a definition of managed basis, see page 99.
[2]	Coalition, preliminary 2018 market share analysis reflects JPMorgan Chase’s share of the global industry revenue pool and is based on JPMorgan Chase’s business structure. FY18 analysis is based on preliminary results and peer-set BAML, BARC, BNPP, CITI, CS, DB, GS, HSBC, JPM, MS, SG, & UBS.
[3]	Dealogic as of January 1, 2019.

Gordon Smith: Co-President & Co-COO; CEO Consumer & Community Banking	2018 Compensation: $22M

Mr. Smith was appointed Co-President and Co-COO of the Firm in January 2018, in addition to serving as CEO of CCB since December 2012. In 2017, Mr. Smith and Mr. Pinto assumed responsibility for Global Technology. Mr. Smith previously served as Co-CEO of CCB, and CEO of the Card, Merchant Services and Auto Finance business.

Summary of 2018 key achievements and compensation-related considerations

◾	CCB achieved record net income of $14.9B on revenue[1] of $52.1B, with ROE of 28%

◾	Average deposits of $670.4B increased by 5% from 2017; average core loans[2] of $419.1B increased by 6% from 2017

◾	Maintained relationships with ~50% of U.S. households, of which 25% have a multi-line of business relationship

◾	#1 in overall customer satisfaction in J.D. Power’s 2018 National Banking Study

◾	Largest active digital and mobile customer base among U.S. banks[3]; active digital and mobile customers[4] increased by 5% and 11% from 2017, respectively

◾	Ongoing investments in technology drove growth and better customer experience (e.g., QuickPay with Zelle®, Digital Account Opening, Credit JourneySM); technology investments in 2018 are expected to generate more than $1 billion in annual run-rate savings[5] and deliver ROI[6] of greater than 2x
◾	Delivered One Chase experiences that provide choice, security, ease, personalization and integrated payments

◾	Differentiated the customer experience with a seamless omni-channel approach—opened first 10 branches in three expansion markets (Greater Washington, D.C., Philadelphia and Boston) and ~1.5 million deposit accounts through Digital Account Opening in the year since February 2018

◾	Continued to make significant progress in addressing regulatory matters affecting the business

◾	Continued to make progress against CCB’s diversity and inclusion strategy to improve female and U.S. ethnic minority representation at the Vice President level and above; executive sponsor of the Access Ability BRG

◾	Internal talent and succession planning resulted in openings on the CCB Leadership team being filled internally

[1]	The Firm reviews the results of the lines of business on a managed basis. For a definition of managed basis, see page 99.
[2]	Core loans are considered a key performance measure; for further explanation, see page 101.
[3]	Based on 4Q18 peer disclosure for JPM’s CCB, BAC’s Consumer Banking, WFC’s Community Banking and Citi’s North America GCB segments.
[4]	Active digital customers are users of web and/or mobile platforms who have logged in within the past 90 days; mobile active customers are users of all mobile platforms who have logged in within the past 90 days.
[5]	Reflects projected 2022 results for technology platforms with active development in 2018.
[6]	Reflects five-year cumulative pretax income excluding development costs divided by development costs for expense-reducing technology programs with active development in 2018.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

Mary Callahan Erdoes: CEO Asset & Wealth Management	2018 Compensation: $20.5M

Ms. Erdoes was appointed Chief Executive Officer of Asset & Wealth Management in September 2009. She previously served as CEO of Wealth Management from 2005 to 2009.

Summary of 2018 key achievements and compensation-related considerations

◾	Achieved record net income of $2.9B on record revenue[1] of $14.1B; ROE of 31%; and pre-tax margin of 26%

◾	Assets under management (“AUM”) of $2.0T and client assets of $2.7T, both reflecting a decrease of 2% from 2017, on lower spot market levels largely offset by net inflows into liquidity and multi-asset class products while the industry saw outflows

◾	Continued to provide clients with superior long-term investment performance, with 85% of mutual fund AUM ranked in the 1st or 2nd quartile over five years

◾	ETF Issuer of the Year (ETF.com)[2]

◾	Asset Manager of the Year for Asia (AsianInvestor)

◾	Leading Pan-European Fund Management Firm (Thomson Extel)

◾	Named North American Asset Manager of the Year (Reactions)

◾	Named Best Private Bank for UHNW Globally (FT/PWM)
◾	Continued to enhance the digital client experience in Wealth Management with new capabilities (e.g., shorter account opening times), and added functionalities and paperless initiatives (e.g., You Invest launched in 2018 in partnership with CCB)

◾	Accountable for strengthening and deepening the Firm’s fiduciary culture, focusing on globally consistent compliance through training, culture, conduct and governance, consistent with supervisory expectations

◾	Continued to support the expansion of independent risk management practices to address evolving business needs and regulatory expectations

◾	Retained 95% of all senior top talent and increased the recruitment of global diverse hires in 2018

◾	Continued to drive the Firmwide diversity agenda, including programs like Re-Entry; executive sponsor of the PRIDE BRG

[1]	The Firm reviews the results of the lines of business on a managed basis. For a definition of managed basis, see page 99.
[2]	2018 results released February 2019. ETF: Exchange-Traded Funds

Marianne Lake: Chief Financial Officer	2018 Compensation: $15M

Ms. Lake was appointed Chief Financial Officer on January 1, 2013. She previously served as the CFO of the Consumer & Community Banking business from 2009 through 2012. Ms. Lake served as the Investment Bank’s Global Controller in the Finance organization from 2007 to 2009.

Summary of 2018 key achievements and compensation-related considerations

◾	Significantly expanded scope of responsibility – role includes CFO, Chief Investment Office and Chief Administrative Office (“CAO”) responsibilities

¡	CAO includes Global Real Estate (including the new Headquarters), Global Security & Investigations, Firmwide Business Workforce Strategy, along with other administrative functions

◾	Satisfactorily submitted 2018 CCAR and remediation, leading to a share repurchase authorization of $20.7B

◾	Created a new Asset & Liability Committee to more effectively coordinate responses to changing market conditions as part of continued efforts to enhance the Firm’s balance sheet management

◾	Continued to advance our data, infrastructure / technology and automation agendas – and continued to make significant progress on remediating reporting issues
◾	Ranked #1 Best CFO in Institutional Investor’s 2019 All-American Executive Team rankings (5th year in a row)

◾	Participated in 130+ events globally, continuing strong engagement, both internally and externally – and deepening relationships with a broad range of important clients, investors, research analysts, regulators, politicians, press and industry members

◾	Championed several Firmwide diversity initiatives; executive sponsor of WOTM and Parents@JPMC

◾	Created significant stretch and mobility opportunities within the Office of the CFO, with several leaders moving to new or expanded roles in 2018

60	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

5. Rigorous accountability and recovery provisions

Our executive compensation program is designed to hold executives accountable, when appropriate, for meaningful actions or issues that negatively impact business performance or the Firm’s reputation in current or future years.

Integrating risk with compensation

The CMDC holds an annual joint session with the DRPC to review Firmwide HR and compensation practices, including:

◾	The ways we integrate risk, controls and conduct considerations into key HR practices including performance development, compensation, promotion and succession planning

◾	Compensation features and elements designed to discourage imprudent risk-taking (e.g., multi-year vesting, clawbacks, prohibition on hedging, etc.)

◾	Annual incentive pool processes for LOBs and Corporate

◾	Regulatory updates which have impacted or may impact HR practices in the future

The committees are also provided with information on our performance development process, a summary of risk, controls and conduct feedback, and updates regarding HR Control Forum issues.

Recovery procedures

Issues that may warrant recovery determinations can be raised at any time, including in meetings of the Firm’s risk committees, HR Control Forums, annual assessments of employee performance and when Designated Employees resign or their employment is terminated by the Firm. Under the Firm’s process to govern these determinations:

◾	A formal compensation review is to occur following a determination that the cause and materiality of a risk-related loss, issue or other set of facts and circumstances warrants such a review

◾	The CMDC is responsible for determinations involving Operating Committee members (determinations involving the CEO are subject to ratification by independent members of the Board). The CMDC has delegated authority for determinations involving other employees to the Head of Human Resources or his or her designee, usually through the HR Control Forum process described on page 62 of this proxy statement

Anti-hedging/anti-pledging provisions

All employees are prohibited from hedging or pledging unvested RSUs and PSUs, and unexercised options or stock appreciation rights. In addition:

◾	Hedging any shares owned outright or through deferred compensation by an Operating Committee member is prohibited

◾	Shares held directly by an Operating Committee member or Board member may not be held in margin accounts or otherwise pledged

For information on the hedging/pledging restrictions applicable to our directors, please see “Director compensation” on page 35 of this proxy statement.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	61

EXECUTIVE COMPENSATION

We maintain review processes that serve to evaluate risk, controls and conduct issues and identify individuals who may be subject to remedial actions such as impacts to compensation and/or termination.

Risk, controls & conduct review process

1 HR Control Forum process 2 Enhanced performance reviews HR Control Forums, which are conducted at the LOB, Corporate, and regional levels, are used to discuss actual or potential misconduct of individuals involved in matters that create material risk and control concerns Designated Employees (including Operating Committee, Tier 1 and Identified Staff) are subject to enhanced performance management reviews Feedback is solicited directly from the Firms risk and control professionals who independently assess Designated Employees This feedback is used to assess whether these Designated Employees are meeting our risk, controls and conduct expectations All other employees are evaluated by their managers against the Firms four performance categories, which includes the Risk, Controls & Conduct category Escalation by Risk Committees, Business Control Committees and other sources LOB, Corporate, and region HR Control Forums Firmwide HR Control Forums Review outputs from and provide feedback to LOB/ Corporate/region forums Operating Committee reviews are shared with the CMDC Compensation & Management Development Committee The CMDC reviews a summary of outcomes of Firmwide HR Control Forums and enhanced performance reviews for the Operating Committee The outcomes of these Forums are factored into overall Firm/LOB bonus pools and individual incentive compensation, where appropriate 3 Designated Employees exit reviews Certain Designated Employees are reviewed prior to separating from the Firm to determine if they are associated with any risk, controls and conduct issues that may warrant current or monitoring for potential forfeiture or clawback of an award

Holding individuals accountable

To hold individuals responsible for taking risks inconsistent with the Firm’s risk appetite and to discourage future imprudent behavior, the Firm has policies and procedures that enable it to take prompt and proportionate actions with respect to accountable individuals, including:

I.	Reduce or altogether eliminate annual incentive compensation;

II.	Cancel unvested awards (in full or in part);

III.	Clawback/Recover previously paid compensation (cash and/or equity)

Summary of Cancellation & Clawbacks

Trigger	Vested	Unvested
Restatement	✓	✓
Misconduct	✓	✓
Risk-related	✓	✓
Protection-based		✓

IV.	Demotion, negative performance rating or other appropriate employment actions;

V.	Termination of employment

The precise actions we take with respect to accountable individuals are based on the relevant circumstances, including the nature of their involvement, the magnitude of the event and the impact on the Firm.

Clawback Disclosure Policy

During 2018, we did not take any actions to recover or clawback any incentive compensation from the Operating Committee members or the Firmwide Controller

62	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Clawback/recovery provisions

We maintain clawback/recoupment provisions on both cash incentives and equity awards which enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. While incentive awards are intended and expected to vest according to their terms, strong recovery provisions permit recovery of incentive compensation awards in appropriate circumstances.

The following table provides details on the clawback provisions that apply to our Operating Committee members and the Firmwide Controller.

EQUITY CLAWBACK PROVISIONS [1]		AWARD TYPE

CATEGORY	TRIGGER	VESTED	UNVESTED
Restatement	◾In the event of a material restatement of the Firm’s financial results for the relevant period	✓	✓
◾This provision also applies to cash incentives
Misconduct	◾If the employee engaged in conduct detrimental to the Firm that causes material financial or reputational harm to the Firm	✓	✓
	◾If the award was based on material misrepresentation by the employee	✓	✓
	◾If the employee is terminated for cause	✓	✓
Risk-related and Other

◾If the employee improperly or with gross negligence failed to identify, raise or assess, in a timely manner and as reasonably expected, issues and/or concerns with respect to risks material to the Firm

		✓	✓
	◾If the award was based on materially inaccurate performance metrics, whether or not the employee was responsible for the inaccuracy	✓	✓
Protection-Based Vesting[2]

◾If performance in relation to the priorities for their position, or the Firm’s performance in relation to the priorities for which they share responsibility as a member of the Operating Committee, has been unsatisfactory for a sustained period of time

✓

◾If awards granted to participants in a LOB for which the Operating Committee member exercised responsibility were in whole or in part cancelled because the LOB did not meet its annual LOB financial threshold

✓
	◾If for any one calendar year during the vesting period, pre-tax pre-provision income is negative, as reported by the Firm		✓
	◾If, for the three calendar years preceding the third year vesting date, the Firm does not meet a 15% cumulative ROTCE		✓

[1]	In accordance with U.K. rules, the Firm has a local Malus and Clawback Policy which, for relevant Identified Staff, enables the Firm to cancel and/or recover incentive compensation for a minimum period of seven years following the date of the award in certain circumstances. The policy was updated for the 2017 performance year to reflect new guidelines from the European Banking Authority. Incentive compensation awards made to relevant Identified Staff on or after January 1, 2015, including Mr. Pinto’s incentive compensation awards, are subject to this Malus and Clawback Policy in addition to the recovery provisions in the table above.

[2]	Provisions apply to PSUs and to RSUs granted after 2011 to the Operating Committee and may result in cancellation of up to a total of 50% of the award.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	63

EXECUTIVE COMPENSATION

Compensation & Management

Development Committee report

The Compensation & Management Development Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.

Based on such review and discussion with management, the CMDC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018. This report is provided as of March 19, 2019, by the following independent directors, who comprise the Compensation & Management Development Committee:

Lee R. Raymond (Chair)

Stephen B. Burke

William C. Weldon

The Compensation Discussion and Analysis is intended to describe our 2018 performance, the compensation decisions for our Named Executive Officers and the Firm’s philosophy and approach to compensation. The following tables on pages 65-74 present additional information required in accordance with SEC rules, including the Summary Compensation Table.

64	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Executive compensation tables

I. SUMMARY COMPENSATION TABLE (SCT)

The following table and related narratives present the compensation for our Named Executive Officers in the format specified by the SEC. The table below reflects equity awards made in 2018 for 2017 performance. The “NEO Compensation” table on page 57 of this proxy statement shows how the CMDC viewed compensation actions for 2018 performance.

Name and principal position	Year	Salary ($)[1]		Bonus ($)[2]	Stock awards ($)[3]	Change in pension value and non- qualified deferred compensation earnings ($)[4]	All other compen- sation ($)[5]		Total ($)
James Dimon[6]	2018	$1,500,000		$5,000,000	$23,000,000	$ 13,905	$519,840	[7]	$30,033,745
Chairman and CEO	2017	1,500,000		5,000,000	21,500,000	35,509	286,228	[8]	28,321,737
	2016	1,500,000		5,000,000	20,500,000	31,341	205,551		27,236,892
Daniel Pinto	2018	8,276,026	[9]	—	12,761,372	—	68,548	[10]	21,105,946
Co-President and Co-COO; CEO CIB	2017	8,238,628		—	10,696,766	—	80,384		19,015,778
	2016	8,303,234		—	11,615,750	—	103,640		20,022,624
Gordon Smith[11]	2018	750,000		8,500,000	11,550,000	4,089	—		20,804,089
Co-President and Co-COO; CEO CCB	2017	750,000		7,700,000	10,950,000	6,985	—		19,406,985
Mary Callahan Erdoes	2018	750,000		7,900,000	11,250,000	—	—		19,900,000
CEO AWM	2017	750,000		7,500,000	10,950,000	42,152	—		19,242,152
	2016	750,000		7,300,000	10,350,000	32,124	—		18,432,124
Marianne Lake	2018	750,000		5,700,000	7,650,000	—	60,501	[12]	14,160,501
Chief Financial Officer	2017	750,000		5,100,000	7,050,000	—	60,969		12,960,969
	2016	750,000		4,700,000	6,150,000	—	48,595		11,648,595

[1]	Salary reflects the actual amount paid in each year.

[2]	Includes amounts awarded, whether paid or deferred. Cash incentive compensation reflects compensation earned in connection with the performance year shown, which was awarded in January of the following year.

[3]	Includes amounts awarded during the year shown. Amounts are the fair value on the grant date in accordance with applicable accounting guidance (i.e., at target for PSUs awarded in 2018). At the maximum level of performance, the value of PSUs awarded in 2018 would be: $34,500,000 for Mr. Dimon; $9,571,029 for Mr. Pinto; $8,662,500 for Mr. Smith; $8,437,500 for Ms. Erdoes; and $5,737,500 for Ms. Lake. The Firm’s accounting for employee stock-based incentives is described in Note 9 to the Firm’s Consolidated Financial Statements in the 2018 Annual Report on pages 209-210. Our Annual Report may be accessed on our website at jpmorganchase.com, under Investor Relations. No stock options or SARs were granted to NEOs in 2018.

[4]	Amounts for years 2018, 2017 and 2016 are the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit pension plans (including supplemental plans). For 2018, Ms. Erdoes had a reduction in pension value in the amount of $(13,874). Amounts shown also include earnings in excess of 120% of the applicable federal rate on deferred compensation balances where the rate of return is not calculated in the same or in a similar manner as earnings on hypothetical investments available under the Firm’s qualified plans. For all NEOs this amount was $0 for each of 2018, 2017 and 2016.

[5]	“All other compensation” includes tax planning and compliance assistance in connection with business travel and the cost, if any, for a named executive officer’s spouse to attend business-related events where spousal attendance is expected or customary. These did not exceed the greater of $25,000 or 10% of the named executive officer’s total perquisites and personal benefits except as specifically noted in the footnotes that follow.

[6]	Mr. Dimon’s 2018 reported compensation is lower in the SCT ($30.0 million) than in the “NEO Compensation” table on page 57 ($31.0 million) due to a change in his year-over-year pay being delivered in equity. Pursuant to SEC rules, equity received for performance year 2017 ($23.0 million), which was granted in January 2018, is included in the 2018 SCT. For performance year 2018, Mr. Dimon’s equity compensation ($24.5 million, which was granted in January 2019), will be reported in the 2019 SCT. A portion of Mr. Dimon’s performance year 2018 compensation was not awarded in equity ($5 million was awarded in the form of a cash incentive with no year-over-year change), and is therefore included in the 2018 SCT. The SCT also includes the value of All Other Compensation of $519,840.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	65

EXECUTIVE COMPENSATION

[7]	The “All other compensation” column for Mr. Dimon includes: $282,283 filing fee and related legal and accounting fees paid by the Firm on Mr. Dimon’s behalf under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, in order for Mr. Dimon to maintain and increase his stock ownership in the Firm (this amount was imputed as income to Mr. Dimon); $165,653 for personal use of corporate aircraft; $32,258 for personal use of corporate cars; and $38,921 for the cost of residential and related security paid by the Firm. Mr. Dimon’s personal use of corporate aircraft and cars, and certain related security, is required pursuant to security measures approved by the Board.

Incremental	costs are determined as follows:

¡    Aircraft: operating cost per flight hour for the aircraft type used, developed by an independent reference source, including fuel, fuel additives and lubricants; landing   and parking fees; crew expenses; small supplies and catering; maintenance, labor and parts; engine restoration costs; and a maintenance service plan.

¡     Cars: annual lease valuation of the assigned cars; annual insurance premiums; fuel expense; estimated annual maintenance; other miscellaneous expense; and   annual drivers’ compensation, including salary, overtime, benefits and bonus. The resulting total is allocated between personal and business use based on mileage.

[8]	The 2017 amount has been revised.

[9]	Since Mr. Pinto is located in the U.K., the terms and composition of his compensation reflect the requirements of local regulations, including changes that came into effect in 2014 to comply with the Capital Requirements Directive IV. These requirements include that at least 60% of his incentive compensation is deferred, and that his incentive compensation is not more than twice his fixed compensation in respect of any given performance year. Mr. Pinto’s fixed compensation is comprised of salary and an annual cash fixed allowance, which from June 2017, has been payable in equal monthly installments. Mr. Pinto’s salary of £475,000 is denominated and paid in pound sterling (“GBP”) and his fixed allowance of $7,635,000 is denominated in USD and paid in GBP. Both are unchanged since 2016. The CMDC elected to defer 100% of Mr. Pinto’s variable compensation into equity – 50% into RSUs and 50% into PSUs – in order to maintain a comparable deferred equity portion to similarly situated Firm employees. For the purposes of this table, a blended applicable rate of 1.34953 U.S. dollars per GBP, which was based on a 10-month average rate, has been used to convert Mr. Pinto’s salary to U.S. dollars for 2018. The blended applicable rates used to convert Mr. Pinto’s salary for 2017 and 2016 were 1.27079 and 1.40681 U.S. dollars per GBP, respectively.

[10]	The “All other compensation” column for Mr. Pinto includes $22,488 in employer contributions to a non-U.S. defined contribution plan; $29,165 in tax compliance assistance for non-U.K. business travel; $5,345 for personal use of cars; and $11,550 for spousal travel related to business events.

[1][1]	Mr. Smith was not a NEO in 2016.

[1][2]	The “All other compensation” column for Ms. Lake includes $22,834 in employer contributions to a non-U.S. defined contribution plan and $37,667 for tax settlement payments made on behalf of Ms. Lake in connection with her international assignment at the Firm’s request and consistent with the Firm’s policy for employees working on international assignments. The Firm’s expatriate assignment policy provides that the Firm will be responsible for any incremental U.S. and state income taxes due on home-country employer-provided benefits that would not otherwise be taxable to the employee in their home country.

66	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

II. 2018 GRANTS OF PLAN-BASED AWARDS1

The following table shows grants of plan-based awards made in 2018 for the 2017 performance year.

Name	Grant date	Estimated Future Payout Under Equity Incentive Plan Awards (PSUs)[2]			Stock awards (RSUs)[3]	Grant date fair value ($)[4]
		Threshold (#)	Target (#)	Maximum (#)	Number of shares of restricted stock or units (#)
James Dimon	1/16/2018	—	204,900	307,350	—	$23,000,000
Daniel Pinto	1/16/2018	—	—	—	63,680	6,380,686
	1/16/2018	—	65,076	97,614	—	6,380,686
Gordon Smith	1/16/2018	—	—	—	51,448	5,775,000
	1/16/2018	—	51,448	77,172	—	5,775,000
Mary Callahan Erdoes	1/16/2018	—	—	—	50,112	5,625,000
	1/16/2018	—	50,112	75,168	—	5,625,000
Marianne Lake	1/16/2018	—	—	—	34,076	3,825,000
	1/16/2018	—	34,076	51,114	—	3,825,000

[1]	Equity grants are awarded as part of the annual compensation process and as part of employment offers for new hires. Grants made as part of the annual incentive compensation process are generally awarded in January after earnings are released. RSUs and PSUs carry no voting rights.

On January 15, 2019, the Firm awarded RSU and PSU awards as part of the 2018 annual incentive compensation. Because these awards were granted in 2019, they do not appear in this table, which is required to include only equity awards actually granted during 2018. These 2019 awards are however reflected in the “NEO Compensation” table on page 57 of this proxy statement. No SARs have been awarded since 2013.

[2]	For NEOs other than Mr. Pinto, PSUs vest on March 25, 2021, and are subject to a two-year holding period post-vesting. Under rules applicable in the U.K., for Mr. Pinto, PSUs vest in five equal installments on March 25, 2021, 2022, 2023, 2024 and 2025, and are subject to: (i) a twelve-month holding period for all installments post-vesting, (ii) a two-year holding period for the installment vesting on March 25, 2021, with the holding periods associated with (i) and (ii) above running concurrently. Each PSU represents the right to receive one share of common stock on the vesting date.

The ultimate number of PSUs that will vest will be determined by the Firm’s performance for each applicable performance year, and for NEOs other than Mr. Pinto, will include any accumulated reinvested dividend equivalent shares. The dividend equivalent shares, if any, will be based on: (1) the number of PSUs earned at vesting; and (2) on dividends that would have been paid on the Firm’s common stock during the vesting period as of each dividend payment date, if any. Under rules applicable in the U.K., for Mr. Pinto, the PSUs are not eligible for reinvested dividend equivalent shares and an assessment is also made of his qualitative performance in determining the ultimate number of PSUs that will vest.

[3]	For NEOs other than Mr. Pinto, RSUs vest in two equal installments on January 13, 2020 and 2021. Each RSU represents the right to receive one share of common stock on the vesting date and non-preferential dividend equivalents, payable in cash, equal to any dividends paid on the Firm’s common stock during the vesting period.

Under rules applicable in the U.K., for Mr. Pinto, RSUs vest in five equal installments on January 13, 2021, 2022, 2023, 2024 and 2025, and are subject to a twelve-month holding period post-vesting. Mr. Pinto’s RSUs are not eligible for dividend equivalents.

[4]	Represents the aggregate grant date fair value for RSUs and PSUs. The aggregate grant date fair value is based on the average of the high and the low prices of JPMorgan Chase common stock on the grant date multiplied by the number of shares granted (for RSUs) or target number of PSUs.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	67

EXECUTIVE COMPENSATION

III. OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

The following table shows the number of shares of the Firm’s common stock underlying (i) exercisable SARs and (ii) RSUs and PSUs that had not yet vested held by the Firm’s Named Executive Officers on December 31, 2018.

		Option awards				Stock awards
Name	Option/ stock award grant date[1]	Number of securities underlying unexercised options: # exercisable[1,2,3]		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[1,3]		Number of unearned performance shares or units of stock that have not vested[1,3,4]
James Dimon
	2/3/2010	563,562	[a]	$43.20	1/20/2020	—		—
	2/16/2011	367,377	[a]	47.73	2/16/2021	—		—
	1/18/2012	562,430	[a]	35.61	1/18/2022	—		—
	1/19/2016 [5]	—		—	—	573,648	[b]	—
	1/17/2017	—		—	—	—		397,891	[b]
	1/16/2018	—		—	—	—		312,689	[b]

Total awards (#)		1,493,369				573,648		710,580

Market value ($)[6]		$83,873,767				$55,999,518		$69,366,820
Daniel Pinto
	1/20/2010	85,000	[a]	$43.20	1/20/2020	—		—
	1/19/2011	75,000	[a]	44.29	1/19/2021	—		—
	1/18/2012	82,115	[a]	35.61	1/18/2022	—		—
	1/17/2013	104,603	[a]	46.58	1/17/2023	—		—
	1/19/2016 [5]	—		—	—	162,522	[b]	—
	1/19/2016	—		—	—	50,733	[c]	—
	1/17/2017	—		—	—	63,483	[e]	98,982	[d]
	1/16/2018	—		—	—	63,680	[e]	97,614	[e]

Total awards (#)		346,718				340,418		196,596

Market value ($)[6]		$19,056,338				$33,231,605		$19,191,702
Gordon Smith
	2/3/2010	149,179	[a]	$43.20	1/20/2020	—		—
	1/19/2011	76,924	[a]	44.29	1/19/2021	—		—
	1/18/2012	44,995	[a]	35.61	1/18/2022	—		—
	1/17/2013	209,206	[a]	46.58	1/17/2023	—		—
	1/19/2016 [5]	—		—	—	136,417	[b]	—
	1/19/2016	—		—	—	42,584	[c]	—
	1/17/2017	—		—	—	64,986	[c]	101,325	[b]
	1/16/2018	—		—	—	51,448	[c]	78,513	[b]

Total awards (#)		480,304				295,435		179,838

Market value ($)[6]		$25,688,692				$28,840,365		$17,555,786

68	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

			Option awards				Stock awards
Name	Option/ stock award grant date[1]		Number of securities underlying unexercised options: # exercisable[1,2,3]		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[1,3]		Number of unearned performance shares or units of stock that have not vested[1,3,4]
Mary Callahan Erdoes
	1/17/2013		209,206	[a]	$46.58	1/17/2023	—		—
	1/19/2016	[5]	—		—	—	144,811	[b]	—
	1/19/2016		—		—	—	45,205	[c]	—
	1/17/2017		—		—	—	64,986	[c]	101,325	[b]
	1/16/2018		—		—	—	50,112	[c]	76,474	[b]

Total awards (#)			209,206				305,114		177,799

Market value ($)[6]			$10,677,874				$29,785,229		$17,356,738
Marianne Lake
	1/17/2013		341,842	[a]	$ 46.58	1/17/2023	—		—
	1/19/2016	[5]	—		—	—	86,049	[b]	—
	1/19/2016		—		—	—	26,861	[c]	—
	1/17/2017		—		—	—	41,840	[c]	65,236	[b]
	1/16/2018		—		—	—	34,076	[c]	52,002	[b]

Total awards (#)			341,842				188,826		117,238

Market value ($)[6]			$17,447,616				$18,433,194		$11,444,774

[1]	The awards set forth in the table were granted with the following vesting schedules:

[a]	Five equal installments, in years one, two, three, four and five

[b]	Vests in year three including any dividends that are reinvested over the vesting period

[c]	Two equal installments, in years two and three

[d]	Five equal installments, in years three, four, five, six and seven including any dividends that are reinvested over the vesting period

[e]	Five equal installments, in years three, four, five, six and seven

[2]	All outstanding SARs are exercisable as of December 31, 2018.

[3]	Value based on $97.62, which was the closing price per share of our common stock on December 31, 2018.

[4]	Represents the maximum number of shares that NEOs may receive over the vesting period in connection with PSU awards granted and accumulated reinvested dividend equivalent shares as of December 31, 2018.

[5]	Represents PSU awards for which the performance period ended on December 31, 2018. The CMDC certified the applicable performance criteria for the PSUs on March 19, 2019; the PSUs subsequently vested on March 25, 2019.

[6]	For option awards, this represents the market value of in-the-money SARs; for stock awards it represents the value of unearned PSUs or RSUs that have not vested.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	69

EXECUTIVE COMPENSATION

IV. 2018 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows the number of shares acquired and the value realized during 2018 upon the exercise of stock options and the vesting of RSUs previously granted to each of the Named Executive Officers.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)[1]	Number of shares acquired on vesting (#)	Value realized on vesting ($)[2]
James Dimon	—	$—	99,273	$11,103,189
Daniel Pinto	—	—	136,450	15,261,250
Gordon Smith	—	—	119,051	13,315,259
Mary Callahan Erdoes	100,000	9,210,500	129,720	14,508,533
Marianne Lake	—	—	76,498	8,555,919
[1]	Values were determined by multiplying the number of shares of our common stock, to which the exercise of the options related, by the difference between the per-share fair market value of our common stock on the date of exercise and the exercise price of the options.
[2]	Values were determined by multiplying the number of shares or units, as applicable, that vested by the per-share fair market value of our common stock on the vesting date.

V. 2018 PENSION BENEFITS

The table below sets forth the retirement benefits expected to be paid to our Named Executive Officers under the Firm’s current retirement plans, as well as plans closed to new participants. The terms of the plans are described below the table. No payments were made under these plans during 2018 to our NEOs.

Name	Plan name	Number of years of credited service (#)	Present value of accumulated benefit ($)
James Dimon	Retirement Plan	18	$173,614
	Excess Retirement Plan	18	425,277
Daniel Pinto	—	—	—
Gordon Smith	Retirement Plan	11	53,946
	Excess Retirement Plan	11	10,702
Mary Callahan Erdoes	Retirement Plan	22	310,541
	Excess Retirement Plan	22	28,058
Marianne Lake	—	—	—

Retirement Plan — The JPMorgan Chase Retirement Plan is a qualified noncontributory U.S. defined benefit pension plan that provides benefits to substantially all U.S. employees. Benefits to participants are based on their salary and years of service, with the Plan employing a cash balance formula (in the form of pay and interest credits) to determine amounts at retirement. Pay credits are equal to a percentage (ranging from 3% to 5%) of base salary, bonus and incentive pay up to $100,000, based on years of service. Employees begin to accrue plan benefits after completing one year of service, and benefits generally vest after three years of service. Interest credits generally equal the yield on one-year U.S. Treasury bills plus 1% (subject to a minimum of 4.5%). Account balances include the value of benefits earned under prior heritage company plans, if any. Benefits are payable as an actuarially equivalent lifetime annuity with survivorship rights (if married) or optionally under a variety of other payment forms, including a single-sum distribution. The plan will be frozen commencing January 1, 2020 (and January 1, 2019 for new hires); pay credits will be directed to the U.S. defined contribution plan, and interest credits will continue to accrue. Employees became fully vested in the value of their plan benefit as a result of this change. As of December 31, 2018, the NEOs were earning the following pay credits: Mr. Dimon, 4%; Mr. Smith, 4%; Ms. Erdoes, 5%. Mr. Pinto and Ms. Lake are not eligible to participate in U.S. benefit plans.

Legacy Plan — The following plan is closed to new participants:

◾	Excess Retirement Plan — Benefits were determined under the same terms and conditions as the Retirement Plan, but reflecting base salary in excess of IRS limits up to $1 million and benefit amounts in excess of IRS limits. Benefits are generally payable in a lump sum in the year following termination. Accruals under the plan were discontinued as of May 1, 2009.

70	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Present value of accumulated benefits — The valuation method and all material assumptions used to calculate the amounts above are consistent with those reflected in Note 8 to the Firm’s Consolidated Financial Statements in the 2018 Annual Report on pages 202-208.

Key assumptions include the discount rate (4.30%); interest rates (5.00% crediting to project cash balances; 3.13% to convert annuities to lump sums and lump sums to annuities) and mortality rates (for the present value of annuities, the RP2014 (white-collar))

projected generational mortality table with projection scale MP2018; for lump sums, the UP94 mortality table projected to 2002, with 50%/50% male/female weighting). It is assumed benefits would commence at normal retirement date or unreduced retirement date, if earlier. Benefits paid from the Retirement Plan were assumed to be paid either as single-sum distributions (with probability of 79%) or life annuities (with probability of 21%). Benefits from the Excess Retirement Plan are paid as single-sum distributions. No death or other separation from service was assumed prior to retirement date.

VI. 2018 NON-QUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan allows eligible participants to defer their annual cash incentive compensation awards on a before-tax basis up to a maximum of $1 million. A lifetime $10 million cap applies to deferrals of cash made after 2005. No deferral elections have been permitted relative to equity awards since 2006. During 2018, there were no contributions made by the Firm nor contributions made or withdrawals or distributions received by the Named Executive Officers.

Name	Aggregate earnings (loss) in last fiscal year ($)[1]	Aggregate balance at last fiscal year–end ($)
James Dimon	$ 3,035	$ 146,002
Daniel Pinto	720	22,648
Gordon Smith	—	—
Mary Callahan Erdoes	—	—
Marianne Lake	—	—

[1]	The Deferred Compensation Plan allows participants to direct their deferrals among several investment choices, including JPMorgan Chase common stock; an interest income fund based 50% on a weighted average of returns by Hartford Investment Management Company SVA Bond Index Division and 50% by Newport Group designated set of general account life insurance polices owned by JPMorgan Chase; Hartford funds indexed to fixed income, bond, balanced, S&P 500, Russell 2000 and international portfolios; and Hartford investments in Vanguard Variable Insurance Fund high-yield bond, mid-cap and REIT index. In addition, there are balances in deemed investment choices from heritage company plans that are no longer open to new deferrals.

Investment returns in 2018 for the following investment choices were: Short-Term Fixed Income, 1.97%; Interest Income, 3.28%; Barclays Capital U.S. Aggregate Bond Index, 0.00%; High-Yield, (2.73)%; Balanced Portfolio, (1.91)%; S&P 500 Index, (4.42)%; Mid-Cap Index, (9.33)%; Russell 2000 Index, (11.04)%; REIT Index, (5.35)%; International, (12.61)%; and JPMorgan Chase common stock, including dividend equivalents, (6.65)%.

Beginning with deferrals credited January 2005 under the Deferred Compensation Plan, participants were required to elect to receive distribution of the deferral balance beginning either following retirement or termination or in a specific year but no earlier than the second anniversary of the date the deferral would otherwise have been paid. If retirement or termination were elected, payments will commence during the calendar year following retirement or termination. Participants may elect the distribution to be lump sum or annual installments for a maximum of 15 years. With respect to deferrals made after December 31, 2004, under the Deferred Compensation Plan, account balances are automatically paid as a lump sum in the year following termination if employment terminates prior to the participant attaining 15 years of service. With respect to deferrals made after December 31, 2017, account balances are automatically paid as a lump sum in the year following termination if employment terminates prior to the participant attaining 5 years of service.

The Supplemental Savings and Investment Plan (“SSIP”) is a heritage plan applicable to former Bank One employees which is closed to new participants and does not permit new deferrals. It functions similarly to the Deferred Compensation Plan. The investment return in 2018 for the following investment choice was: Short-Term Fixed Income, 2.12%. With respect to the SSIP, account balances are automatically paid as a lump sum in the year following termination unless an installment option is elected prior to termination of employment.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	71

EXECUTIVE COMPENSATION

VII. 2018 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We believe our pay practices relating to termination events, summarized below, illustrate our commitment to sound corporate governance, are consistent with best practices and are aligned with the interests of shareholders.

TERMINATION POLICIES ALIGNED WITH SHAREHOLDER INTERESTS

No golden parachute agreements	◾NEOs are not entitled to any accelerated cash/equity payments or special benefits upon a change in control

No employment agreements	◾All of the U.S. based NEOs are “at will” employees and are not covered by employment agreements ◾Mr. Pinto and Ms. Lake have terms of employment that reflect applicable U.K. legal standards

No special cash severance	◾Severance amounts for NEOs are capped at one-year salary, not to exceed $400,000 (or £275,000 in the case of Mr. Pinto and Ms. Lake)

No special executive benefits	◾NEOs are not entitled to any special benefits upon termination

Standard, broad-based severance

Mr. Dimon, Mr. Smith and Ms. Erdoes are covered under the Firm’s broad-based U.S. Severance Pay Plan. Benefits under the U.S. Severance Pay Plan are based on an employee’s base salary and length of service on termination of employment. Employees remain eligible for coverage at active employee rates under certain of the Firm’s employee welfare plans (such as medical and dental) for up to six months after their employment terminates. Mr. Pinto and Ms. Lake are covered under the Firm’s U.K. Discretionary Redundancy Policy, which provides for a lump sum payment on termination based on base salary and length of service and subject to a cap of £275,000. In addition, in the event of termination by the Firm for reasons other than cause, employees may be considered, at the discretion of the Firm, for a cash payment in lieu of an annual incentive compensation award, taking into consideration all circumstances the Firm deems relevant, including the circumstances of the employee’s leaving and the employee’s contributions to the Firm over his or her career. Severance benefits and any such discretionary payment are subject to execution of a release in favor of the Firm and certain post-termination restrictions.

The table on the following page sets forth the benefits and compensation which the Named Executive Officers would have received if their employment had terminated on December 31, 2018. The amounts shown in the table on the following page do not include other payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distributions from the 401(k) Savings Plan, pension and deferred compensation plans, or any death, disability or post-retirement welfare benefits available under broad-based employee plans. For information on the pension and deferred compensation plans, see “Table V: 2018 Pension benefits” on page 70 of this proxy statement and “Table VI: 2018 Non-qualified deferred compensation” on page 71 of this proxy statement. Such tables also do not show the value of vested SARs, which are listed In “Table III: Outstanding equity awards at fiscal year-end 2018” on page 68 of this proxy statement. There are no unvested SARs outstanding on December 31, 2018.

NEOs are not entitled to any additional equity awards in connection with a potential termination. Rather, under certain termination scenarios including disability, death, termination without cause, or resignation (if full-career eligible), NEOs’ outstanding equity awards continue to vest in accordance with their terms (or accelerate in the event of death). The table on the following page shows the value of these unvested RSUs and PSUs based on the closing price of our common stock on December 31, 2018.

72	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Government Office provision

Employees with applicable awards, including NEOs, are covered under the Firm’s Government Office provision which allows for continued vesting of equity awards if the employee resigns to accept a covered government office. For such employees who are full-career eligible, all outstanding awards continue to vest in accordance with their terms whether they leave the Firm to enter government service or otherwise, so the Government Office provision does not provide any benefit to employees who are full-career eligible. All NEOs meet the full-career eligibility provision for their applicable awards.

For employees who are not full-career eligible, the value of awards that would continue to vest as a result of the Government Office provision of our equity plan would equal a percentage of the unvested stock awards shown in Table III ranging from 0% prior to three years of employment by the Firm to 50% after three years of employment rising to 100% after five years.

The Firm’s Government Office provision allows for accelerated vesting of the awards otherwise eligible for continued vesting, as described above, only if government ethics or conflicts of interest laws require divestiture of unvested awards and do not allow continued vesting. Notwithstanding acceleration of any awards, the former employee remains subject to the applicable terms of the award agreement as if the award had remained outstanding for the duration of the original vesting period, including the clawback provisions and post-employment obligations.

Any awards not eligible for continued vesting under the terms of the plan are forfeited and they do not accelerate.

Details regarding the potential value of the Government Office provision are included in the following table. Unlike in prior years, the table indicates that NEOs who have met full-career eligibility will not receive payment under the Government Office provision. We believe this modification is a more accurate illustration of the fact that each of the NEOs is entitled to continued vesting of their equity awards under the full-career eligibility provision, and therefore, would not receive any benefit from the Government Office provision.

In 2018, no current or former Operating Committee member received any benefits under the Government Office provision.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	73

EXECUTIVE COMPENSATION

2018 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Termination reason[1]
Name		Involuntary without cause ($)[2]	Death/Disability ($)[3]	Resignation per Full-Career Eligibility provision ($)[4]	Resignation per Government Office provision ($)[5]	Change in control ($)
James Dimon	Severance and other	$392,308	$ —	$—	$ —	$ —
	Stock awards	—	—	—	—	—
	Performance share units[6]	114,267,157	114,267,157	114,267,157	—	—
Daniel Pinto	Severance and other	348,304	—	—	—	—
	Stock awards	17,366,208	17,366,208	17,366,208	—	—
	Performance share units[6]	31,865,751	31,865,751	31,865,751	—	—
Gordon Smith	Severance and other	276,923	—	—	—	—
	Stock awards	15,523,337	15,523,337	15,523,337	—	—
	Performance share units[6]	28,070,418	28,070,418	28,070,418	—	—
Mary Callahan Erdoes	Severance and other	400,000	—	—	—	—
	Stock awards	15,648,779	15,648,779	15,648,779	—	—
	Performance share units[6]	28,735,106	28,735,106	28,735,106	—	—
Marianne Lake	Severance and other	348,304	—	—	—	—
	Stock awards	10,033,091	10,033,091	10,033,091	—	—
	Performance share units[6]	18,009,091	18,009,091	18,009,091	—	—

[1]	“Stock awards” and “Performance share units” refer to previously granted, outstanding equity awards. NEOs are not entitled to any additional equity awards in connection with a potential termination.

[2]	Involuntary terminations without cause include involuntary terminations due to redundancies and involuntary terminations without alternative employment. For “Severance and other”, amounts shown represent severance under the Firm’s broad-based U.S. Severance Pay Plan, or the U.K. Discretionary Redundancy Policy in the case of Mr. Pinto and Ms. Lake. Base salary greater than $400,000 per year, or £275,000 in the case of Mr. Pinto and Ms. Lake, is disregarded for purposes of determining severance amounts. The rate used to convert Mr. Pinto’s and Ms. Lake’s eligible severance to U.S. dollars was the blended spot rate for the month of December 2018, which was $1.26656 U.S. dollars per pound sterling.

[3]	Vesting restrictions on stock awards and PSU awards lapse immediately upon death. In the case of disability, stock awards continue to vest pursuant to their original vesting schedule.

[4]	For employees in good standing who have resigned and have met full-career eligibility or other acceptable criteria, awards continue to vest over time on their original schedule, provided that the employees, for the remainder of the vesting period, do not perform services for a financial services company or work in their profession (whether or not for a financial services company); provided that employees may work for a government, education or not-for-profit organization. The awards shown represent RSUs and PSUs that would continue to vest because the Named Executive Officers have met the full-career eligibility criteria. The awards are subject to continuing post-employment obligations to the Firm during this period.

[5]	The Government Office provision does not provide any benefit to employees who have met the full-career eligibility provision. Therefore, under the terms of the Government Office provision, Named Executive Officers would not receive any benefit upon termination since they meet the full-career eligibility provision entitling them to continued vesting of their equity awards (see preceding Note 4).

[6]	Represents the value of PSUs granted on January 19, 2016, January 17, 2017 and January 16, 2018, assuming: (a) maximum payout related to 2016, 2017 and 2018 performance years; (b) target payout related to 2019 and 2020 performance years; and (c) accumulated reinvested dividend equivalent shares as of December 31, 2018.

74	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO pay ratio disclosure

We are providing the following information about the relationship of the annual total compensation of our estimated median employee and the annual total compensation of Mr. Dimon, our Chairman and CEO.

CEO pay ratio

For the year ended December 31, 2018:

◾	The annual total compensation of Mr. Dimon was $30,040,153[1], including Firm-paid employee benefits

◾	The annual total compensation of our estimated median employee was $78,923, including Firm-paid employee benefits[2] and change in pension value

◾	This represents a ratio of 381 to 1

Identifying our median employee

For our disclosure in the 2018 proxy statement, we identified our estimated median employee using gross taxable payroll compensation as reported to our employees’ respective national governments for the year ended December 31, 2017, i.e. Form W-2 gross taxable wages Box 1 for U.S. employees. We annualized the salary portion of the compensation for employees who were hired during 2017; however we did not make any full-time equivalent adjustments to part-time, temporary and seasonal employees. We did not apply any cost-of-living adjustments as part of the calculation. In determining the scope of our employees (other than our CEO), we included our Top 10 most populous countries, representing 246,485 employees or 97% of our 253,500 global3 full-time, part-time, temporary and seasonal employees who were employed as of December 31, 2017.

The estimated median employee we used for last year’s disclosure left the Firm in 2018. Apart from that, we believe there were no other changes in our employee population or employee compensation arrangements that would have resulted in a material change to our CEO pay ratio disclosure. Therefore, for this year’s disclosure, we have substituted that employee with another employee who was determined using the same methodology and the same employee population as last year’s estimated median employee. This year’s estimated median employee’s 2017 annual total compensation of $77,600 was substantially similar to the $77,799 annual total compensation paid to last year’s estimated median employee.

Comparability

We believe the ratio above is a reasonable estimate, based on the methodology we have described. Given the different methodologies, exclusions, estimates and assumptions other companies may use to calculate their respective CEO pay ratios, as well as differences in employment and compensation practices between companies, the estimated ratio reported above may not be comparable to that reported by other companies.

[1]

For purposes of the CEO pay ratio disclosure, Mr. Dimon’s annual total compensation includes the amount reported in the “Total” column of the 2018 Summary Compensation Table on page 65, plus the value of Firm-paid healthcare benefits applicable to Mr. Dimon.

[2]	The estimated median employee’s Firm-paid employee benefits include healthcare benefits and 401(k) retirement plan contributions.
[3]

In 2017, the Firm employed people in 62 countries globally. Each of our Top 10 most populous countries employed 981 or more employees: United States; India; United Kingdom; Philippines; Hong Kong; Singapore; Argentina; Switzerland; Japan; and Australia. The 7,015 employees in the remaining 52 countries comprised less than 5% of our global employee population and were excluded. Five of the excluded countries employed between 500 and 1,000 employees: Brazil; China; Canada; Luxembourg; and Taiwan. Four of the excluded countries employed between 250 and 499 employees: Ireland; Germany; Mexico; and Republic of Korea. The remaining 43 countries employed up to 249 employees: France; Spain; Malaysia; Italy; South Africa; Russia; Chile; Bahamas; Indonesia; Thailand; Colombia; United Arab Emirates; Saudi Arabia; Israel; Turkey; Sweden; Netherlands; Vietnam; Peru; Belgium; Bahrain; Denmark; Norway; Poland; Jersey; New Zealand; Egypt; Austria; Nigeria; Pakistan; Finland; Guernsey; Mauritius; Lebanon; Portugal; Kazakhstan; Bangladesh; Panama; Sri Lanka; Uzbekistan; Venezuela; Greece; and Qatar.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	75

EXECUTIVE COMPENSATION

Security ownership of directors and executive officers

Our share retention policies require share ownership for directors and executive officers, as described on pages 37 and 56, respectively, of this proxy statement.

The following table shows the number of shares of common stock and common stock equivalents beneficially owned by each director, the current executive officers named in the Summary Compensation Table, and all directors and executive officers as a group as of February 28, 2019. Shares beneficially owned include shares that could have been acquired within 60 days after that date through the exercise of stock options or SARs, and additional underlying stock units as described in Note 2 to the table. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. The number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934 — as of February 28, 2019, by all directors and executive officers as a group and by each director and NEO individually — is less than 1% of our outstanding common stock.

SECURITY OWNERSHIP

	Beneficial ownership
Name	Common Stock (#)[1]	Options/SARs exercisable within 60 days (#)	Total beneficial ownership (#)	Additional underlying stock units (#)[2]	Total (#)
Linda B. Bammann	65,986	0	65,986	21,004	86,990
James A. Bell	135	0	135	31,018	31,153
Stephen B. Burke	32,107	0	32,107	109,833	141,940
Todd A. Combs	13,016	0	13,016	7,882	20,898
James S. Crown[3]	12,278,756	0	12,278,756	182,330	12,461,086
James Dimon[4]	7,420,582	1,493,369	8,913,951	1,114,068	10,028,019
Mary Callahan Erdoes	468,393	209,206	677,599	417,214	1,094,813
Timothy P. Flynn	10,000	0	10,000	38,152	48,152
Mellody Hobson	59,369	0	59,369	3,450	62,819
Laban P. Jackson, Jr.	32,157	0	32,157	158,630	190,787
Marianne Lake	185,228	0	185,228	276,616	461,844
Michael A. Neal	9,050	0	9,050	28,481	37,531
Daniel Pinto	468,197	346,718	814,915	529,650	1,344,565
Lee R. Raymond[5]	1,850	0	1,850	243,396	245,246
Gordon Smith	408,352	331,125	739,477	423,232	1,162,709
William C. Weldon	1,200	0	1,200	101,143	102,343
All directors and current executive officers as a group (22 persons)[3,5]	21,861,842	2,906,816	24,768,658	4,532,403	29,301,061

[1]	Shares owned outright, except as otherwise noted. Directors agree to retain all shares of common stock of JPMorgan Chase purchased on the open market or received pursuant to their service as a Board member for as long as they serve on the Board.

[2]	Amounts include for directors and executive officers, shares or deferred stock units, receipt of which has been deferred under deferred compensation plan arrangements. For executive officers, amounts also include unvested RSUs and unvested PSUs (including accumulated reinvested dividend equivalent shares), as well as share equivalents attributable under the JPMorgan Chase 401(k) Savings Plan. The ultimate number of PSUs earned at vesting is formulaically determined, with potential payout value ranging from 0% to 150%. Additional details on the PSU program are provided on page 53 in this proxy statement.

[3]	Includes 164,761 shares Mr. Crown owns individually; 36,262 shares owned by Mr. Crown’s spouse; and 38,140 shares held in trusts for the benefit of his children. None of such shares are pledged or held in margin accounts.

Also includes 12,039,593 shares owned by entities as to which Mr. Crown disclaims beneficial ownership, except to the extent of his pecuniary interest therein. Of such shares (and for all directors and current executive officers as a group) 11,106,493 shares may be pledged or held by brokers in margin loan accounts, whether or not there are loans outstanding.

[4]	Includes 115,800 shares owned by entities as to which Mr. Dimon disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

[5]	As of February 28, 2019, Mr. Raymond held 1,435 depositary shares, each representing a one-tenth interest in a share of JPMorgan Chase’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I (“Series I Preferred”). Mr. Raymond is the only director or executive officer who owns shares of the Series I Preferred.

76	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pursuant to SEC filings, the companies included in the table below were the beneficial owners of more than 5% of our outstanding common stock as of December 31, 2018.

Name of beneficial owner	Address of beneficial owner	Common stock owned (#)	Percent owned (%)
The Vanguard Group[1]	100 Vanguard Blvd. Malvern, PA 19355	259,207,050	7.79
BlackRock, Inc.[2]	55 East 52nd Street New York, NY 10055	215,948,619	6.50

[1]	The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G dated February 11, 2019, filed with the SEC, in the aggregate, Vanguard and the affiliated entities included in the Schedule 13G (“Vanguard”) have sole dispositive power over 254,639,880 shares, shared dispositive power over 4,567,170 shares, sole voting power over 3,874,941 shares, and shared voting power over 772,915 shares of our common stock.

[2]	BlackRock, Inc. owns the above holdings in its capacity as a parent holding company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G dated January 8, 2019, filed with the SEC, in the aggregate, BlackRock and the affiliated entities included in the Schedule 13G (“BlackRock”) have sole dispositive power over 215,948,619 shares, and sole voting power over 215,948,619 shares of our common stock.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	77

AUDIT MATTERS

Proposal 3:

Ratification of independent registered public accounting firm

The Audit Committee has appointed PwC as the Firm’s independent registered public accounting firm for the year ending December 31, 2019.

✓	RECOMMENDATION: Vote FOR ratification of PwC

78	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

AUDIT MATTERS

Executive Summary

The Audit Committee is responsible for the appointment, retention, compensation, evaluation and oversight of the Firm’s independent registered public accounting firm. It is also responsible for assisting the Board in its oversight of the Firm’s Internal Audit function and of management’s responsibilities to assure that there is an effective system of controls in place reasonably designed to safeguard the assets and income of the Firm, assure the integrity of the Firm’s financial statements and maintain compliance with the Firm’s ethical standards and with laws and regulations. The Report of the Audit Committee on these matters can be found on pages 82-83.

The Audit Committee has appointed PwC as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2019. A resolution will be presented to our shareholders at the annual meeting requesting them to ratify PwC’s appointment. For more information on this resolution, see page 80. If the shareholders do not ratify the appointment of PwC, the Audit Committee will consider the appointment of another independent registered public accounting firm.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	79

AUDIT MATTERS

Proposal 3 — Ratification of independent registered public accounting firm

Engagement of independent registered public accounting firm

The Audit Committee is responsible for the appointment, retention, compensation, evaluation and oversight of the Firm’s independent registered public accounting firm.

The Audit Committee has appointed PwC as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2019.

The Audit Committee annually reviews PwC’s qualifications, performance and independence in connection with its determination as to whether to retain PwC. In conducting its review, the Audit Committee considers, among other factors:

◾	the professional qualifications of PwC and that of the key members of the audit team

◾	PwC’s performance on the Firm’s audit, including its professional skepticism and objectivity

◾	the audit quality of PwC, including recent Public Company Accounting Oversight Board (“PCAOB”) reports, peer self-reviews, and legal risks and significant proceedings affecting PwC

◾	the independence of PwC

For more information on the factors reviewed by the Audit Committee, see the Audit Committee Report on pages 82-83.

The Audit Committee also considers PwC’s tenure as the Firm’s independent auditor. In that regard, the members of the Audit Committee and the Board believe that continued retention of PwC as the Firm’s independent external auditor is in the best interests of JPMorgan Chase and its shareholders. PwC and its predecessors have acted as our independent registered public accounting firm since 1965. The Board believes there are significant benefits to having an auditor with extensive history with the Firm. These benefits include:

◾	the high quality of their audit work and accounting advice, as a result of their institutional knowledge of our businesses, global operations, key risks, accounting policies, financial systems and internal control framework
◾	their audit efficiency and effectiveness, resulting in a lower fee structure due to their history and familiarity with our businesses, and

◾	the time and expense that would be avoided by management and staff in order to onboard a new auditor

A member of PwC will be present at the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

Board oversight of PwC

The Audit Committee is responsible for oversight of the independent public accounting firm.

The Audit Committee held seven private sessions with PwC during 2018.

The Audit Committee assesses PwC’s independence throughout the year. This includes reviewing with PwC its practices for maintaining its independence. The Audit Committee has also established policies and procedures for approving services provided by PwC. It is JPMorgan Chase’s policy not to use PwC for any services other than audit, audit-related services and tax services in certain circumstances. For more information see Audit Committee Approval Policies and Procedures on page 81.

In addition, no member of PwC’s audit team may be hired by the Firm for a period of one year after such person transferred from the Firm’s audit engagement to another role at PwC, or has terminated employment with PwC. Further, no former PwC employee who was a manager or partner may be hired by the Firm as the CFO, Principal Accounting Officer, General Auditor, Treasurer, Head of Tax or CFO of a LOB for a period of two years following his or her termination of employment with PwC.

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years of service an individual partner may provide audit services to our Firm. The lead audit partner and quality review partner may provide services to our Firm for a maximum of five consecutive years. The current lead audit partner is expected to serve in this capacity through the end of the 2020 audit. The Audit Committee was directly involved in the selection of the lead audit partner.

80	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

AUDIT MATTERS

Fees paid to PricewaterhouseCoopers LLP

The Audit Committee is responsible for all fee negotiations associated with the Firm’s retention of PwC, including the annual integrated audit of the Firm’s Consolidated Financial Statements.

Aggregate fees for professional services rendered by PwC for JPMorgan Chase and its subsidiaries for the years ended December 31, 2018 and 2017, were:

Year ended December 31, ($ in millions)	2018	2017 [1]
Audit	$64.8	$68.9
Audit-related	30.2	29.9
Tax	2.0	2.9
Total	$97.0	$101.7

[1]	2017 fees have been revised to conform with the 2018 presentation.

Excluded from the amounts reported in the table above are all fees paid to PwC by investment companies and asset management funds (e.g., private equity, mutual and exchange-traded funds, and commingled trust funds), and special purpose vehicles that are managed or advised by subsidiaries of JPMorgan Chase but are not consolidated with the Firm.

Audit fees

For the years ended December 31, 2018 and 2017, fees for the annual integrated audit of the Firm’s Consolidated Financial Statements and of the Firm’s internal control over financial reporting, and quarterly reviews of the Firm’s Consolidated Financial Statements, were $41.7 million and $46.5 million, respectively. Fees for services related to statutory/subsidiary audits, attestation reports required by statute or regulation, and comfort letters and consents related to SEC filings and other similar filings with non-U.S. authorities were $23.1 million and $22.4 million, respectively.

Audit-related fees

Audit-related fees comprise assurance and related services that are traditionally performed by the independent registered public accounting firm. These services include attestation and agreed-upon procedures which address accounting, reporting and control matters; reviews related to investment and lending processes, and technology systems; and due diligence reviews related to acquisitions and divestitures. These services are normally provided in connection with the recurring audit engagement.

Tax fees

Fees for the years ended December 31, 2018 and 2017, for tax compliance and tax return preparation services were $1.5 million and $2.0 million, respectively. Fees for other tax services, including tax advisory and consultation on tax matters, were $0.5 million and $0.9 million, respectively.

Audit Committee Approval Policies and Procedures

The Audit Committee’s policies and procedures require that the Audit Committee annually pre-approve a list of specified audit, audit-related and tax services, and review and approve the terms and fees for the annual integrated audit of the Consolidated Financial Statements. All requests for audit, audit-related and tax services that are not on the pre-approved list of specified services must be approved by the Audit Committee. JPMorgan Chase’s pre-approval policy does not provide for a de minimis exception under which the requirement for pre-approval may be waived.

Pre-approved services with estimated costs in excess of $250,000 to be performed by PwC are directly approved by the Chair of the Audit Committee; and pre-approved services with estimated costs less than or equal to $250,000 are delegated to the Firmwide Controller’s office for approval.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	81

AUDIT MATTERS

Audit Committee report

Four non-management directors comprise the Audit Committee of the Board of Directors of JPMorgan Chase. The Board has determined that each member of our committee has no material relationship with the Firm under the Board’s director independence standards and that each member is independent under the listing standards of the NYSE, where the Firm’s securities are listed, and under the SEC’s standards relating to the independence of audit committees. The Board has also determined that each member is financially literate and is an audit committee financial expert as defined by the SEC.

Charter

The Audit Committee operates under a written charter adopted by the Board, which is available on our website at jpmorganchase.com/audit-charter, under the heading “Audit Committee” located under Board Committees, which is in the Governance section of the About Us tab. We annually review our charter and our practices. We have determined that our charter and practices are consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002. The purpose of the Audit Committee is to assist the Board in its oversight of:

◾	the independent registered public accounting firm’s qualifications and independence,

◾	the performance of the internal audit function and the independent registered public accounting firm, and

◾	management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Firm; assure the integrity of the Firm’s financial statements; and maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations.

Audit communications and fees

We discussed with PwC the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, including PwC’s overall audit scope and audit approach as set forth in the terms of their engagement letter; PwC’s overall audit strategy for significant audit risks identified by them; and the nature and extent of the specialized skills necessary to perform the planned audit. We have established procedures to receive and track the handling of issues regarding accounting and reporting, internal control and auditing matters. In addition, we monitor the audit, audit-related and tax services provided by PwC.

Details of the fees paid to PwC for its services, as well as the Audit Committee’s “pre-approval policy” for such services, can be found on page 81 of this proxy statement.

Assessment of PwC

The Audit Committee annually reviews PwC’s qualifications, performance and independence in connection with its determination as to whether to retain PwC. In conducting our review we considered, among other things:

◾	the professional qualifications of PwC, and that of the lead audit partner, quality review partner and other key engagement partners;

◾	PwC’s current and historical performance on the Firm’s audit, including the extent and quality of its communications with the Audit Committee and the Firm’s management;

◾	PwC’s demonstrated professional skepticism and objectivity, including fresh perspectives brought through the required periodic rotation of the lead audit partner, the quality review partner and other partners who play a significant role in the audit engagement;

◾	PwC’s demonstrated capability, expertise and efficiency in which it handles the breadth and complexity of the Firm’s global operations, including the expertise and capability of PwC’s lead audit partner for the Firm;

◾	PwC’s depth of institutional knowledge and understanding of the Firm’s global businesses, operations and systems, the financial services industry, including the global regulatory environment, U.S. and international accounting standards, the potential effect on the financial statements of the major risks and exposures facing the Firm, and the Firm’s internal control over financial reporting;

82	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

AUDIT MATTERS

◾	external data relating to PwC’s audit quality and performance, including recent PCAOB reports on PwC (including its global network of firms), and the results of peer review and self-review examinations;

◾	an analysis of PwC’s known legal risks and significant proceedings that could impair PwC’s ability to perform the Firm’s annual audit;

◾	PwC’s tenure as the Firm’s independent auditor;

◾	the appropriateness of PwC’s fees, both on an absolute basis and as compared with fees paid by certain peer banking firms; and

◾	the advisability and potential impact of selecting a different independent registered public accounting firm, including the additional costs and inefficiencies associated with hiring a new independent registered public accounting firm.

PwC provided us the written disclosures and the letter required by PCAOB’s Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and we discussed and confirmed with PwC their independence.

As a result of this evaluation, we believe PwC has the capability to provide the necessary expertise, independence and professional skepticism to continue to audit the Firm’s businesses on a global basis, and we approved the appointment of PwC as JPMorgan Chase’s independent registered public accounting firm for 2019, subject to shareholder ratification.

Management is responsible for the Firm’s internal control over financial reporting, the financial reporting process and JPMorgan Chase’s Consolidated Financial Statements. PwC is responsible for performing an independent audit of JPMorgan Chase’s Consolidated Financial Statements and of the effectiveness of internal control over financial reporting in accordance with auditing standards promulgated by the PCAOB. The Firm’s Internal Audit function, under the direction of the General Auditor, is independent of the Firm’s businesses and the IRM function. Internal Audit reports directly to the Audit Committee (and administratively to the Firm’s CEO) and is responsible for preparing an annual audit plan and conducting internal audits intended to independently test and evaluate the Firm’s governance, risk management and internal controls. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing; as noted above, the Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee regularly meets and holds discussions with the Firm’s management, internal auditors and with PwC, as well as holding private sessions with the General Auditor and with PwC without members of management present. These discussions include issues encountered during the audit, as well as actions the Audit Committee has taken during the prior year.

Management represented to us that JPMorgan Chase’s Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). We reviewed and discussed JPMorgan Chase’s Consolidated Financial Statements with management, the General Auditor and PwC. We also discussed with PwC the quality of the Firm’s significant accounting principles, the reasonableness of critical accounting estimates and judgments, and the disclosures in JPMorgan Chase’s Consolidated Financial Statements, including disclosures relating to significant accounting policies. We relied, without independent verification, on the information provided to us and on the representations made by management, internal auditors and the independent auditor. Based on our review of the reports given to us by PwC and our discussions with the Firm’s management, internal auditors and PwC, as well as their respective representations to us, we recommended to the Board, and the Board approved, inclusion of the audited Consolidated Financial Statements in the 2018 Form 10-K, as filed with the SEC.

Dated as of March 18, 2019

Audit Committee

James A. Bell (Chair)

Timothy P. Flynn

Mellody Hobson

Laban P. Jackson, Jr.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	83

Shareholder proposals1:

PROPOSAL 4:

Gender pay equity report	85

PROPOSAL 5:

Enhance shareholder proxy access	88

PROPOSAL 6:

Cumulative voting	90

RECOMMENDATION: Vote AGAINST shareholder proposals, if presented

[1]	The names, addresses and beneficial holdings of the proponents and any co-sponsors to a proposal are available to shareholders upon request by writing to the Secretary at the address listed on page 98 of this proxy statement.

84	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

SHAREHOLDER PROPOSALS

Proposal 4 — Gender pay equity report

Arjuna Capital, on behalf of Rainer Yingling Judd, has advised us that it intends to introduce the following resolution:

Whereas: The World Economic Forum estimates the gender pay gap costs the economy 1.2 trillion dollars annually. The median income for women working full time in the United States is 80 percent of that of their male counterparts. This disparity can equal nearly half a million dollars over a career. The gap for African American and Latina women is 60 percent and 55 percent. At the current rate, women will not reach pay parity until 2059.

United States companies have begun reporting statistically adjusted equal pay for equal work numbers, assessing the pay of men and women performing similar jobs, but mostly ignore median pay gaps. The United Kingdom now mandates disclosure of median gender pay gaps. And while JP Morgan reported a 26 percent median pay gap for its United Kingdom operations, it has not published median information for its global operations. The median pay gap for United Kingdom financial services companies is 22 percent.

JP Morgan reports women earn 99 percent of the compensation received by men on a statistically adjusted equal pay basis. Yet, that statistically adjusted number alone fails to consider how discrimination affects differences in opportunity. In contrast, median pay gap disclosures address the structural bias that affects the jobs women hold, particularly when men hold most higher paying jobs.

Women account for approximately 50 percent of our company’s United States workforce, but 30 percent of senior leadership. Mercer finds female executives are 20 to 30 percent more likely to leave financial services careers than other careers. Actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Research from Morgan Stanley, McKinsey, and Robeco Sam suggests gender diverse leadership leads to superior stock price performance and return on equity. McKinsey states, “the business case for the advancement and promotion of women is compelling.” Best practices include “tracking and eliminating gender pay gaps.”

Public policy risk is of concern, not only in the United Kingdom, but in the United States. The Paycheck Fairness Act pends before Congress. California, Massachusetts, New York, and Maryland have strengthened equal pay legislation. The Congressional Joint Economic Committee reports 40 percent of the wage gap may be attributed to discrimination.

Resolved: Shareholders request JP Morgan report on the company’s global median gender pay gap, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining female talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

The gender pay gap is defined as the difference between male and female median earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).

Supporting Statement: A report adequate for investors to assess company strategy and performance would include the percentage global median pay gap between male and female employees across race and ethnicity, including base, bonus and equity compensation.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	85

SHAREHOLDER PROPOSALS

BOARD RESPONSE TO PROPOSAL 4

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

◾	JPMorgan Chase already conducts periodic pay equity reviews that take into account factors that potentially impact pay. Globally, women at the Firm are paid 99% of what men are paid, taking into account factors that potentially impact pay. This is a more representative measure of comparable pay for similar work than a review focusing solely on median earnings of male and female employees.

◾	We are committed to fairness in compensation practices for all employees. The report requested on the median pay gap is primarily influenced by the representation of women at different levels of the organization and is not reflective of the Firm’s commitment to diversity, expanding advancement opportunities for women and minorities, and fairness in compensation. We do not believe it is a meaningful metric to present to shareholders.

◾	JPMorgan Chase is committed to diversity and inclusion best practices and devotes significant resources to programs, policies and analyses that we believe have a greater impact than the proposed pay gap report.

JPMorgan Chase strongly believes that a work environment that is diverse and inclusive at all levels of the Firm is critical to our success. Employees are our greatest asset, and we are deeply committed to hiring, retaining and developing employees from different backgrounds and experiences at all levels and paying them equitably based on the work they do.

The Firm has governance mechanisms, systems and controls in place so that all employees are paid fairly for the work they do. We conduct periodic pay equity reviews at all levels of the Firm. In 2018, we announced that an internal review concluded that (i) globally, women at the Firm are paid 99% of what men are paid, taking into account factors that potentially impact pay such as an employee’s role, tenure, seniority, the business they work in and geography, and (ii) in the United States, minority employees are paid more than 99% of what non-minority employees are paid. The Firm has made a commitment to make an annual disclosure of this measure.

We know that pay equity reviews are only a starting point and we are committed not only to disclosing information about our progress, but also advocating for broader progress beyond JPMorgan Chase. A special report from J.P. Morgan’s Global Research franchise, Achieving Gender Balance 2019: Progress, Opportunities and Challenges, takes a closer look at the latest developments and progress achieved on gender balance in the private and public sectors. We also know that diverse leadership is more likely to be innovative and high-performing and achieves better outcomes. We are focused on identifying and expanding advancement opportunities for diverse employees at more senior levels across the Firm. We build diversity into our performance development, and the development of a diverse and inclusive environment is tracked and measured at all stages of employment – outreach, marketing, recruitment, hiring, retention, promotion and development.

The pay gap metric requested in the proposal simply measures the pay difference between the median male and median female employee. It tells us what we already know – we have more women than men in entry level positions and not enough women in senior ranks. We understand that a blunt metric like median pay gap may be helpful for a certain discussion about pay, representation and public policy, but it is not the answer. To begin, this particular metric may have unintended consequences. For example, if a company with a high concentration of women in entry level jobs wanted to even out its median pay metric, it could do so by limiting entry level job opportunities for women. Instead, we believe that measuring, tracking and analyzing data, information and programs focused on increasing representation, development, mobility and promotion in thoughtful and sustainable ways are far more effective to drive the long-term change needed.

At JPMorgan Chase today, women represent almost 49% of our global workforce and 45% of our Firm’s Operating Committee. Women executives manage our core businesses and functions including Asset & Wealth Management, Global Finance, Global Technology, Legal, Human Resources, Consumer Banking, Credit Card, U.S. Mergers & Acquisitions, and Global Equity Capital Markets.

Firm management has long focused on the empowerment and advancement of its women employees. The Firm’s signature program, Women on the Move (“WOTM”), started as an internal, Firmwide

86	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

SHAREHOLDER PROPOSALS

initiative to empower our female employees to grow their careers. While the Firm has increased the percent of women in entry level programs, a key goal of WOTM is to increase women’s representation at all levels and advance more women into management and leadership positions across the Firm.

The Firm has made significant strides on various management disciplines related to diversity and inclusion. For example, we require diverse slates and strategic sourcing for senior hires. We are committed to tracking and measuring sourcing, hiring, development, promotion and attrition. We conduct robust talent reviews of which diversity is a key priority component. Our management training program – Leadership Edge – is dedicated to enabling leaders at all levels to grow and succeed throughout their careers.

The Firm also has robust programs and policies that support families, such as backup child care and expanded parental leave, as well as programs that address barriers to returning to work, such as our ReEntry Program and Parental Mentors initiative.

The ReEntry Program is a competitive fellowship that seeks to attract accomplished individuals who have taken a voluntary career break for at least two years and wish to return to the workforce full-time. Through hands-on experience, mentoring and intensive training, participants develop leading industry knowledge and insight to ramp up with ease and prepare for a long-term career path. Participants benefit from the engagement of managers, mentors and program alumni.

The Firm continues to sponsor various programs, practices and forums – collectively referred to as Business Resource Groups – that are focused on recruiting and hiring the best diverse talent, providing personal and professional support, developing talent and skills and empowering employees to broaden their networks and take on new opportunities. JPMorgan Chase is also committed to maintaining a culture of respect in the way we work and do business. In 2018, we launched the “Together We” campaign focused on providing information and resources to encourage employees to speak up, raise concerns and have candid conversations. Part of this campaign includes facilitating the engagement and inclusion of women.

We are proud of the overall representation of women and the progress we have made over time. We believe we have the right management ownership, focus and dedication on diversity and inclusion, and we acknowledge there is more work to be done to continue to increase the representation of women at senior levels of the organization.

The proposed report would not allow shareholders to have a complete view of the Firm’s approach to diversity, compensation, or gender pay equity and is not a meaningful use of resources for shareholders given the Firm’s commitment to measuring, tracking and analyzing data, information and programs focused on increasing representation, development, mobility and promotion in thoughtful and sustainable ways.

The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	87

SHAREHOLDER PROPOSALS

Proposal 5 — Enhance shareholder proxy access

John Chevedden, as agent for Kenneth Steiner, has advised us that he intends to introduce the following resolution:

RESOLVED: Stockholders ask the board of directors to amend its proxy access bylaw provisions and any associated documents, to include the following change:

A shareholder proxy access director candidate shall not need to obtain a specific percentage vote in order to qualify as a shareholder proxy access director candidate at any future shareholder meeting.

This proposal is important because a shareholder proxy access candidate might not obtain the current required 20%-vote (and thus be disqualified the following year under our current rule) even if he or she is a more qualified candidate to join our Board of Directors than certain existing directors. Shareholders may simply believe that at the time of the annual meeting that the company is not ready for a proxy access candidate and hence may not support the candidate because the timing is not right.

A year later a majority of shareholders might determine that the timing is right and hence they should be able to vote for such a highly qualified candidate.

The following are just a few of the scores of companies that do not require a proxy access director candidate to obtain a specific percentage vote in order to be a candidate in the following year:

Citigroup (C)

eBay (EBAY)

FedEx (FDX)

Goodyear (GT)

Home Depot (HD)

Hopefully the JPM Board of Directors and the chairman of the Board Governance Committee, William Weldon, will not try to prevent us from voting on this fix-it proposal in regard to the restricted version of proxy access adopted by JPM in 2016.

JPM prevented us from voting on a special shareholder meeting fix-it proposal in 2018. Mr. Weldon received 10-times as many negative votes in 2018 as certain other JPM directors after his 2018 bending-to- management effort to eliminate a non-binding shareholder vote on such a well-established shareholder proposal topic.

Please vote yes:

Enhance Shareholder Proxy Access – Proposal 5

BOARD RESPONSE TO PROPOSAL 5

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

◾	The Firm’s proxy access By-law strikes an appropriate balance between providing shareholders with meaningful access to the right and protecting against potential abuse by shareholders whose interests are not aligned with the majority of long-term shareholders.

◾	The By-law requiring that nominees receive at least 20% support to be eligible for re-nomination protects shareholders from the expense and disruption of voting on repeat nominees who fail to garner significant shareholder support and provides opportunity for shareholders to nominate other qualified candidates.

◾	The Firm’s By-law, including our re-nomination threshold, is aligned with current best practices.

The Board’s commitment to strong corporate governance that promotes long-term shareholder value is reflected in the Firm’s governance policies and practices with respect to independence, transparency and shareholder rights. As part of this commitment, in January 2016, the Board amended the Firm’s By-laws to provide shareholders with the right to proxy access. This By-law enables shareholders to include in the Firm’s proxy statement their nominees for election as directors. It was developed after carefully considering the range of viewpoints and taking into account feedback from governance experts and many of our shareholders.

88	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

SHAREHOLDER PROPOSALS

We believe our proxy access provisions balance a significant shareholder right with important safeguards from abuse by shareholders or nominees whose interests are not aligned with the majority of long-term shareholders. Relevant here, JPMorgan Chase’s proxy access By-law provides that a person is ineligible for nomination for election to the Board if that person has failed to receive 20% support in the previous two years. This re-nomination threshold protects the proxy access process from being abused by candidates who have already been rejected by the vast majority of shareholders and facilitates the nomination of viable candidates. The Firm and its shareholders should not be forced to incur the expense and disruption associated with responding to proxy access nominations for candidates who have previously failed to garner meaningful support.

The Firm’s proxy access By-law is aligned with current best practices and with prevailing practices among other U.S. companies. Based on a review of the Corporate Governance & Executive Compensation Survey 2018 by Shearman & Sterling, the terms of our proxy access By-law, including the re-nomination threshold, are consistent with the 67% of S&P 500 companies that have adopted proxy access.

In addition to proxy access, the Firm maintains strong corporate governance practices that include majority voting for director elections; annual election of all directors; strong Lead Independent Director role; independence of more than 90% of the Board and 100% of the Board’s principal standing committee members; and rights to call special meetings and to act by written consent.

In keeping with its strong commitment to good corporate governance and responsiveness to our shareholders, the Board has already adopted a proxy access By-law that serves the best interests of the Firm and our shareholders. Since our adoption of proxy access, we have held further discussions with shareholders and conducted benchmarking reviews. We continue to believe our By-law is most appropriate for the Firm and its shareholders, and the requested change is unnecessary.

The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	89

SHAREHOLDER PROPOSALS

Proposal 6 — Cumulative voting

John Chevedden has advised us that he intends to introduce the following resolution:

Resolved: Cumulative Voting. Shareholders recommend that our Board take the steps necessary to adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or focus on a few candidates. Under cumulative voting shareholders can withhold votes from poor-performing directors in order to cast multiple votes for other director candidates. This is an important protection for shareholders.

Cumulative voting also allows a significant group of shareholders to elect a director of its choice — to safeguard minority shareholder interests and to bring a greater independent risk management perspective to Board decisions. Cumulative voting won 54%-support at Aetna and 51%-support at Alaska Air. It also received 53%-support at General Motors in two annual elections. The Council of Institutional Investors and CalPERS recommended adoption of this proposal topic.

Cumulative voting can be used to elect one director with a highly focused specialization in banking risk management. This is of utmost importance because shareholders of big banks have paid $1Os of billions in fines since big bank managers failed to prevent misconduct related to Bernie Madoff’s Ponzi scheme, mortgage securities sales, energy market manipulation, military lending, foreclosures, municipal securities, collateralized debt obligations, mortgage servicing and foreign exchange rigging.

Hopefully William Weldon, chairman of the Board Governance Committee and the JPM Board of Directors will not try to prevent us from voting on this shareholder proposal which previously received 33%-support at JPM.

JPM prevented us from voting on a special shareholder meeting fix-it proposal in 2018. Mr. Weldon received 10-times as many negative votes in 2018 as certain other JPM directors after his brazen 2018 effort to restrict the shareholder right to vote on such a well-established shareholder proposal at such an important company as JPM.

Hopefully Mr. Weldon will not try to export a similar lid on the voice of shareholders to ExxonMobil and CVS Health where Mr. Weldon is also a director. At CVS shareholder proposals such as this have taken a leadership role in improving the governance rules of CVS. After receiving shareholder proposals CVS adopted a shareholder right to act by written consent (2012), eliminated uphill 67% shareholder vote requirements (2013) and adopted a more practical rule for shareholders to call for a special meeting (2018).

Please vote yes:

Cumulative Voting — Proposal 6

BOARD RESPONSE TO PROPOSAL 6

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

◾	One share, one vote best serves shareholder interests.

◾	Cumulative voting is inconsistent with majority voting for directors and increases the risk of disproportionate representation of special interests.

◾	The Firm has strong corporate governance standards that promote long-term shareholder value.

We provide that each share of common stock is entitled to one vote for each nominee for director. The Board believes that this voting method for electing directors best serves the interests of the Firm and our shareholders.

The majority vote standard for director elections has received substantial support from a wide range of corporate governance experts and has received high support when presented as a shareholder proposal. Among S&P 500 companies, 89% have majority voting for director elections. (In contrast, a proposal to adopt cumulative voting for director elections received only approximately 8.6% support at last year’s Annual Meeting.)

90	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

SHAREHOLDER PROPOSALS

The majority vote standard is just one aspect of our strong corporate governance that reflects our high standards for independence, transparency and shareholder rights and promotes long-term shareholder value:

◾	Majority voting for the election of directors in uncontested elections requires that directors receive more “for” than “against” votes to be re-elected

◾	Annual election of all directors promotes a high level of accountability to shareholders

◾	Strong Lead Independent Director role, and independence of more than 90% of Board and 100% of the Board’s five principal standing committees, provide for effective, independent oversight

◾	Explicit shareholder rights to call special meetings and to act by written consent and shareholders’ right to proxy access

We firmly support majority voting and believe that cumulative voting has a conflicting objective. Cumulative voting could be detrimental because it allows a shareholder to vote multiple times for the same director nominee, potentially resulting in the election of a director interested in representing only the special interests of a small group of shareholders rather than all of the Firm’s shareholders. A successful board of directors requires that all directors work together productively on behalf of all shareholders.

Furthermore, a director elected by a small group of shareholders could face a conflict between the fiduciary duty owed to all shareholders and allegiance to the shareholder or group that elected him or her. In contrast, allowing each share of common stock to have one vote for each director nominee encourages accountability of each director to all of our shareholders. Because each director oversees the management of the Firm for the benefit of all shareholders, the Board believes that changing the current voting procedures would not be in the best interests of all shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	91

ANNUAL MEETING INFORMATION

Information about the annual shareholder meeting

General

Why am I receiving these materials?

You are invited to attend JPMorgan Chase’s Annual Meeting of Shareholders and vote on the proposals described in this proxy statement because you were a JPMorgan Chase shareholder on March 22, 2019 (the “Record Date”). JPMorgan Chase is soliciting proxies for use at the annual meeting, including any postponements or adjournments.

Even if you plan on attending the annual meeting in person, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the annual meeting.

When and where is our annual meeting?

We will hold our annual meeting on Tuesday, May 21, 2019, at 10 a.m., Central Time at Chase Tower, 21 South Clark Street, Chicago, Illinois.

Will our annual meeting be webcast?

Our annual meeting will be available through a live, audio-only webcast. Information about the webcast can be found on our website at jpmorganchase.com. Please go to our website before the meeting to download any necessary audio software. An audio broadcast of the meeting will also be available by phone at (866) 541-2724 in the U.S. and Canada or (706) 634-7246 for international participants.

What is included in our proxy materials?

Our proxy materials, which are available on our website at jpmorganchase.com/corporate/investor-relations/annual-report-proxy, include:

◾	Our Notice of 2019 Annual Meeting of Shareholders;

◾	Our Proxy Statement; and

◾	Our 2018 Annual Report to Shareholders

If you received printed versions of these materials by mail (rather than through electronic delivery), the materials also included a proxy card or voting instruction form. For further information, see “Information about paper and electronic delivery of proxy materials” below.

Attending and voting at the annual meeting

Can I attend our annual meeting?

Shareholders as of the close of business on the Record Date and/or their authorized representatives are permitted to attend our annual meeting in person by following the procedures in this proxy statement.

If you need an accommodation, or if you have any questions about accessing the physical location for the annual meeting, please contact the Office of the Secretary by sending an email to corporate.secretary@jpmchase.com or calling (212) 270-6000 by May 1, 2019.

Who can vote at our annual meeting?

You can vote your shares of common stock at our annual meeting if you were a shareholder at the close of business on the Record Date.

At the close of business on the Record Date, there were 3,247,865,059 shares of common stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our annual meeting.

There are different proof of ownership requirements to attend the meeting, and different instructions to vote your shares, depending on whether you are a “shareholder of record” or a “beneficial owner” of our common shares.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record: If your shares of JPMorgan Chase common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” of those shares.

Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials, as well as a voting instruction form, from the organization holding your shares and, as a beneficial owner, you have the right to direct the organization as to how to vote them. Most individual shareholders are beneficial owners of shares held in street name.

92	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

ANNUAL MEETING INFORMATION

What do I need to bring to attend the annual meeting?

Photo Identification. Anyone wishing to gain admission to our annual meeting must provide a valid form of government-issued photo identification, such as a driver’s license or passport.

Proof of Ownership.

◾	Shareholders of Record: Please bring the top half of the proxy card or your Notice as proof of ownership. No additional document regarding proof of ownership is required.

◾	Beneficial Owner of Shares Held in Street Name: You must bring a brokerage statement, voting instruction form or legal proxy from the organization that holds your shares as proof of your ownership of shares as of the close of business on the Record Date. A voting instruction form or legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining the voting instruction form or legal proxy.

Additional documentation for an Authorized Representative.

Any representative of a shareholder must also present satisfactory documentation evidencing his or her authority with respect to the shares.

We reserve the right to limit the number of representatives for any shareholder who may attend the meeting.

How do I vote?

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	If you are a shareholder of record	If you are a beneficial owner of shares held in street name
In Person at our annual meeting	Request a ballot from an usher at our meeting; complete and submit it.

You will need to bring with you a valid voting
instruction form or legal proxy from the organization that holds your shares. See above for information about obtaining one. You also need to request a ballot from the usher at the meeting. In order for your vote to be counted, you must hand both the completed ballot and either your legal proxy or voting instruction form to an usher.

Online (24 hours a day) — Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.	Go to www.proxyvote.com and follow the instructions.	Go to www.proxyvote.com and follow the instructions.
By Telephone (24 hours a day) — Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.	1-800-690-6903	1-800-454-8683 The availability of voting by telephone may depend on the voting process of the organization that holds your shares.
By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	93

ANNUAL MEETING INFORMATION

Can I change my vote after I have voted?

You can revoke your proxy and change your vote at any time before the closing of the polls at our annual meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable.

You can revoke your vote:

◾	In Person. You may revoke your proxy and change your vote by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you properly vote at the annual meeting.

◾	In Writing. You may request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to the Office of the Secretary at: JPMorgan Chase & Co., 4 New York Plaza, New York, NY 10004.

◾	Online. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted prior to the annual meeting will be counted.

◾	Telephone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the annual meeting will be counted.

◾	Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the annual meeting will be counted.

How are shares voted?

All shares represented by valid ballots or valid proxies received prior to the taking of the vote at the annual meeting will be voted. If you do not vote in person at the annual meeting, the persons named as proxies on the proxy card, will vote your shares as you have instructed.

How will my shares be voted if I do not give specific voting instructions?

Shareholder of Record: If you are a shareholder of record and do not return a proxy card, or if you sign, date and return a proxy card but do not give specific voting instructions, then the persons named as proxies on the proxy card will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement. In addition, the proxies may determine in their discretion how to vote your shares regarding any other matters properly presented for a vote at our annual meeting.

Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our annual meeting, if this occurs, the persons named as proxies on the proxy card will vote your shares in favor of such other person or persons as may be recommended by our Governance Committee and designated by the Board.

Beneficial Owner of Shares Held in Street Name: If you are a beneficial owner of shares held in street name and the organization holding your shares does not receive specific voting instructions from you, how your shares may be voted will depend on whether the proposal is considered “routine” or “non-routine,” as described below.

Which proposals are considered “routine” or “non-routine”?

The ratification of the appointment of the independent registered public accounting firm is considered to be a “routine” matter under NYSE rules. A bank, brokerage firm, broker-dealer or other similar organization may generally vote in their discretion on routine matters, if specific voting instructions are not received from a beneficial owner.

All other proposals are considered “non-routine” under NYSE rules and are therefore “non-discretionary” matters. This means your bank, brokerage firm, broker-dealer or other similar organization may not vote your shares without instructions from you. If the organization that holds your shares does not receive instructions from you on how to vote on one of these non-routine matters, it will so inform the inspector of election. This is generally referred to as a “broker non-vote”.

Participants in the 401(k) Savings Plan: The trustee of the JPMorgan Chase 401(k) Savings Plan (“Plan”) will vote the shares held in the Common Stock Fund as of the Record Date. If you have an interest in the JPMorgan Chase Common Stock Fund through the Plan, your vote will provide voting instructions to the trustee. If no voting instructions are given, the trustee will vote uninstructed shares in the same proportion as voted shares.

94	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

ANNUAL MEETING INFORMATION

What is the voting requirement to approve each of the proposals?

Quorum Requirement: Before any business can be transacted at our annual meeting, a quorum must be present. Holders of a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum. Abstentions and broker non-votes are treated as present for quorum purposes.

Requirements for each proposal: What is the voting requirement for each proposal?

Proposal	Voting options	Vote requirement	Effect of abstentions [1]	Effect of broker non-votes [2]
Corporate Governance:
- Election of Director [3]	FOR, AGAINST or ABSTAIN (for each director nominee)	Majority of the votes cast FOR or AGAINST (for each director nominee)	No effect — not counted as a vote cast	No effect — broker non-votes are not permitted
Executive Compensation:
- Advisory Vote on Compensation[4]	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy	Counts as a vote AGAINST	No effect — broker non-votes are not permitted
Audit Matters:
Ratification of Auditor	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy	Counts as a vote AGAINST	N/A — the organization that holds shares of beneficial owners may vote in their discretion
Shareholder Proposals: (voting requirements for each proposal are the same)	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy	Counts as a vote AGAINST	No effect — broker non-votes are not permitted

[1]	For election of directors, abstentions have no effect because the required vote is determined as follows: votes FOR divided by the sum of votes FOR plus votes AGAINST. For all other proposals (management and shareholder), abstentions are counted as a vote AGAINST the proposal because the required vote is determined as follows: votes FOR divided by the sum of votes FOR plus votes AGAINST plus votes ABSTAINING.

[2]	For all proposals (management and shareholder) other than ratification of the independent auditor, broker non-votes have no effect because they are not considered shares entitled to vote on the proposal.

[3]	If, in a non-contested election of directors, an incumbent nominee for director is not re-elected by a majority of votes cast, he or she must tender his or her resignation, and the Board of Directors, through a process managed by the Governance Committee, will decide whether to accept the resignation at its next regular meeting. Unless the Board decides to reject the offer or to postpone the effective date, the resignation shall become effective 45 days after the date of the election.

[4]	The result of the advisory vote on compensation is not binding on the Board, whether or not the resolution is passed under the standard described above.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. JPMorgan Chase will not disclose the proxy instructions or ballots of individual shareholders except to those recording the vote, or as may be required in accordance with appropriate legal process, or as authorized by the shareholder.

Could other matters be decided at the 2019 annual meeting?

We do not know of any matters that will be considered at the annual meeting other than those described above. If a shareholder proposal that was properly excluded from this proxy statement or is otherwise not properly presented at the meeting is nevertheless brought before the meeting, the Chairman will declare such a proposal out of order, and it will be disregarded. If any other matters arise at the annual meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who counts the votes cast at our annual meeting?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at our annual meeting, and American Election Services, LLC will act as the independent inspector of election.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	95

ANNUAL MEETING INFORMATION

Where can I find the voting results of our annual meeting?

We expect to announce the preliminary voting results at our annual meeting. The final voting results will be reported on a Current Report on Form 8-K that will be filed with the SEC and be available on our website.

Who is paying the costs of this proxy solicitation?

JPMorgan Chase is paying the costs of the solicitation of proxies. JPMorgan Chase has retained MacKenzie Partners, Inc. to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners of shares. We have agreed to pay MacKenzie Partners a fee of approximately $50,000 plus reimbursement of certain out-of-pocket expenses.

JPMorgan Chase must also pay brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners certain fees associated with:

◾	Forwarding the Notice of Internet Availability to beneficial owners;

◾	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

◾	Obtaining beneficial owners’ voting instructions.

In addition to solicitations by mail, the persons who will be serving as the proxies and JPMorgan Chase’s directors, officers and employees may solicit, without additional compensation, proxies on JPMorgan Chase’s behalf in person, by phone or by electronic communication.

How do I inspect the list of shareholders of record?

A list of shareholders of record as of March 22, 2019 will be available for inspection during ordinary business hours at our offices at 4 New York Plaza, New York, NY 10004, from May 11, 2019, to May 20, 2019, as well as at our annual meeting.

Information about paper and electronic delivery of proxy materials

JPMorgan Chase uses the SEC rule commonly known as “Notice and Access” that permits companies to furnish proxy materials to our shareholders over the Internet. This process enables us to expedite delivery of materials to our shareholders and reduces the costs to us of printing and mailing paper proxy materials.

In accordance with the Notice and Access rules, on or about April 5, 2019, we sent those current shareholders of record on March 22, 2019, the Record Date for the annual meeting, a Notice. The Notice contains instructions on how to access our proxy statement and annual report online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail.

If you received a Notice, and would like to receive copies of our proxy materials in print by mail, or electronically by email, please follow the instructions in the Notice.

Shareholders who do not receive the Notice will receive either by mail a paper, or by email an electronic, copy of our proxy statement and 2018 Annual Report to Shareholders, which will be sent on or about April 5, 2019.

How can I obtain an additional proxy card?

Shareholders of record can contact the Office of the Secretary by sending an email to corporate.secretary@jpmchase.com or calling (212) 270-6000.

If you hold your shares of common stock in street name, contact your account representative at the bank, brokerage firm, broker-dealer or similar organization through which you hold your shares.

How do I sign up for electronic delivery of proxy materials?

This proxy statement and our 2018 Annual Report to Shareholders are available on our website at: www.jpmorganchase.com. If you would like to help reduce the environmental impact of our annual meetings and our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both shareholders of record and beneficial owners who hold shares in street name at https://enroll.icsdelivery.com/jpm.

Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.

96	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

ANNUAL MEETING INFORMATION

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

JPMorgan Chase has adopted a procedure called “householding”. Under this procedure, JPMorgan Chase may deliver a single copy of the proxy statement and annual report to multiple shareholders who share the same address, unless we have received contrary instructions from one or more of the shareholders. Each shareholder continues to receive a separate proxy card. This procedure reduces the environmental impact of our annual meetings and our printing and mailing costs.

If your household received a single set of proxy materials, but you prefer to receive a separate copy of the proxy statement and 2018 Annual Report, you may contact the Secretary at: JPMorgan Chase & Co., Office of the Secretary, 4 New York Plaza, New York, NY 10004, or by sending an e-mail to the Office of the Secretary at corporate.secretary@jpmchase.com or by calling us at 212-270-6000 and these documents will be delivered to you promptly upon receiving the request.

Alternatively, if you are receiving more than one copy of the proxy materials at a single address and would like to participate in “householding”, please contact Broadridge Financial Services at 1-866-540-7095. If you are a beneficial owner who holds shares in street name, contact your bank, brokerage firm, broker-dealer or similar organization to request information about householding.

You may change your householding preferences at any time, by contacting Broadridge Financial Services at 1-866-540-7095 or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by contacting the bank, brokerage firm, broker-dealer or similar organization through which you hold your shares.

OTHER

How do I obtain more information about JPMorgan Chase?

The Governance Principles, Code, Code of Ethics for Finance Professionals, Business Principles, How We Do Business – The Report, the JPMorgan Chase & Co. Political Activities Statement, and the Firm’s ESG Report, as well as the Firm’s By-laws and charters of our principal standing Board committees, are posted on our website at jpmorganchase.com/governance. These documents will also be made available to any shareholder who requests them by writing to the Secretary at JPMorgan Chase & Co., Office of the Secretary, 4 New York Plaza, New York, NY 10004, or by sending an e-mail to the Office of the Secretary at corporate.secretary@jpmchase.com.

Information that the Firm is required to disclose under Disclosure & Transparency Rule 7.2 (Corporate Governance Statements) of the U.K. Financial Conduct Authority may be found in this proxy statement under the headings “Corporate Governance” and “Audit Committee report.”

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	97

ANNUAL MEETING INFORMATION

Shareholder proposals and nominations for the 2020 annual meeting

How do I submit a proposal for inclusion at the 2020 Annual Meeting of Shareholders?

Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2020 Annual Meeting of Shareholders must submit such proposals to the Secretary of JPMorgan Chase no later than December 7, 2019. Such proposals must comply with all requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission.

How can I submit nominees for inclusion in the proxy materials for the 2020 Annual Meeting?

The Firm’s By-laws provide for a right of proxy access. This By-law enables shareholders, under specified conditions, to include their nominees for election as directors in the Firm’s proxy statement. Under By-law Section 1.10, a shareholder (or group of up to 20 shareholders) who has continuously owned at least 3% of the Firm’s outstanding shares for at least three consecutive years may nominate up to 20% of the Board (but in any event at least two directors) and have such nominee(s) included in the Firm’s proxy statement, if the shareholder(s) and the nominee(s) satisfy the applicable requirements set forth in the Firm’s By-laws.

Shareholders seeking to have one or more nominees included in the Firm’s 2020 proxy statement must deliver the notice required by the Firm’s By-laws, to the Secretary of JPMorgan Chase not later than December 7, 2019, and not earlier than November 7, 2019.

How can I submit proposals (including nominations for election of director) at our 2020 Annual Meeting of Shareholders, that are not to be included in the proxy materials?

Our By-laws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but that are not included in JPMorgan Chase’s proxy statement for that meeting.

Under our By-laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder who is entitled to vote and who has delivered a notice to the Secretary of JPMorgan Chase not later than the close of business on February 21, 2020, and not earlier than January 22, 2020 and who complies with the other applicable requirements set forth in the Firm’s By-laws. The notice must contain the information required by the By-laws.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a nominee or proposal included in the proxy statement.

A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance-notice By-law provisions described above, subject to applicable rules of the SEC.

How can I obtain a copy of JPMorgan Chase’s By-laws?

Copies of our By-laws are available on our website at: jpmorganchase.com/governance or may be obtained from the Secretary.

Where should a shareholder send his or her proposals?

Shareholder proposals (including nominees for director pursuant to the Firms’ proxy access By-laws) should be mailed to the Secretary at JPMorgan Chase & Co., Office of the Secretary, 4 New York Plaza, New York, NY 10004; a copy may be e-mailed to the Office of the Secretary at corporate.secretary@jpmchase.com.

Molly Carpenter

Secretary

98	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

NON-GAAP MEASURES

Notes on non-GAAP financial measures

1.

In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the reportable business segments) on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These non-GAAP financial measures allow management to assess the comparability of revenue year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, see page 57 of the 2018 Form 10-K.

2.

TCE, ROTCE and TBVPS are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity. The following tables provide reconciliations and calculations of these measures for the periods presented.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	99

NON-GAAP MEASURES

Non-GAAP reconciliations

	Average
	Year ended December 31,
(in millions, except per share and ratio data)	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Common stockholders’ equity	$145,903	$161,520	$173,266	$184,352	$196,409	$207,400	$215,690	$224,631	$230,350	$229,222
Less: Goodwill	48,254	48,618	48,632	48,176	48,102	48,029	47,445	47,310	47,317	47,491
Less: Other intangible assets	5,095	4,178	3,632	2,833	1,950	1,378	1,092	922	832	807
Add: Certain deferred tax liabilities(a)	2,547	2,587	2,635	2,754	2,885	2,950	2,964	3,212	3,116	2,231
Tangible common equity	$95,101	$111,311	$123,637	$136,097	$149,242	$160,943	$170,117	$179,611	$185,317	$183,155
Net income applicable to common equity	$9,289	$16,728	$18,327	$20,606	$17,081	$20,620	$22,927	$23,086	$22,778	$30,923
Return on common equity(b)	6%	10%	11%	11%	9%	10%	11%	10%	10%	13%
Return on tangible common equity(c)	10	15	15	15	11	13	13	13	12	17

	Period-end
	December 31,
(in millions, except per share and ratio data)	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Common stockholders’ equity	$157,213	$168,067	$175,514	$194,727	$199,699	$211,664	$221,505	$228,122	$229,625	$230,447
Less: Goodwill	48,357	48,854	48,188	48,175	48,081	47,647	47,325	47,288	47,507	47,471
Less: Other intangible assets	4,621	4,039	3,207	2,235	1,618	1,192	1,015	862	855	748
Add: Certain deferred tax liabilities(a)	2,538	2,586	2,729	2,803	2,953	2,853	3,148	3,230	2,204	2,280
Tangible common equity	$106,773	$117,760	$126,848	$147,120	$152,953	$165,678	$176,313	$183,202	$183,467	$184,508
Common shares	3,942.0	3,910.3	3,772.7	3,804.0	3,756.1	3,714.8	3,663.5	3,561.2	3,425.3	3,275.8
Book value per share(d)	$39.88	$42.98	$46.52	$51.19	$53.17	$56.98	$60.46	$64.06	$67.04	$70.35
Tangible book value per share(e)	27.09	30.12	33.62	38.68	40.72	44.60	48.13	51.44	53.56	56.33

(a)	Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(b)	Represents net income applicable to common equity / average common stockholders’ equity.

(c)	Represents net income applicable to common equity / average TCE.

(d)	Represents common stockholders’ equity at period-end / common shares at period-end.

(e)	Represents TCE at period-end / common shares at period-end.

3.

On December 22, 2017, the TCJA was signed into law. The Firm’s results for the year ended December 31, 2017, included a $2.4 billion decrease to net income, as a result of the enactment of the TCJA, as well as a legal benefit of $406 million (after-tax) related to a settlement with the FDIC receivership for Washington Mutual and with Deutsche Bank as trustee to certain Washington Mutual trusts. Adjusted ROTCE and adjusted earnings per share, which exclude the impact of these significant items, are each non-GAAP financial measures. Management believes these measures help investors understand the effect of these items on reported results.

100	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

NON-GAAP MEASURES

Notes on key performance measures

1.

The Basel III common equity Tier 1 (“CET1”) ratio (which was fully phased-in effective January 1, 2019) is considered a key regulatory capital measure. This measure is used by management, bank regulators, investors and analysts to assess and monitor the Firm’s capital position. For additional information on these measures, see Capital Risk Management on pages 85-94 of the 2018 Form 10-K.

2.

Core loans represent loans considered central to the Firm’s ongoing businesses; and exclude loans classified as trading assets, runoff portfolios, discontinued portfolios and portfolios the Firm has an intent to exit. Core loans is a measure utilized by the Firm and its investors and analysts in assessing actual growth in the loan portfolio.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	101

[THIS PAGE INTENTIONALLY LEFT BLANK]

102	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

Glossary of selected terms and acronyms

2018 Form 10-K: JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2018

AWM: Asset & Wealth Management

Bank: JPMorgan Chase Bank, National Association

Business Principles: How We Do Business Principles

BRG: Business resource group

BVPS: Book value per share

CB: Commercial Banking

CCAR: Comprehensive Capital Analysis and Review

CCB: Consumer & Community Banking

CD&A: Compensation discussion and analysis

CET1: Common equity Tier 1

CEO: Chief Executive Officer

CIB: Corporate & Investment Bank

CMDC: Compensation & Management Development Committee

Code: Code of Conduct

Designated Employees: Tier 1 employees & Identified Staff

DRPC: Directors’ Risk Policy Committee

EPS: Earnings per share

ESG: Environmental, social and governance

Federal Reserve: Board of Governors of the Federal Reserve System

Governance Committee: Corporate Governance & Nominating Committee

Governance Principles: Corporate Governance Principles

Holdings LLC: JPMorgan Chase Holdings LLC

Identified Staff: Employees who are material risk-takers identified under European Union standards

IRM: Independent risk management

LOB: Line of business

NEO: Named Executive Officer

Notice: Notice of Internet Availability of Proxy Material

NYSE: New York Stock Exchange

PCAOB: Public Company Accounting Oversight Board

PwC: PricewaterhouseCoopers LLP

PSU: Performance share unit

ROE: Return on equity

ROTCE: Return on tangible common equity

RSU: Restricted stock unit

SEC: United States Securities and Exchange Commission

SCT: Summary compensation table

Stock awards: RSUs and PSUs

TCJA: Tax Cuts and Jobs Act

TBVPS: Tangible book value per share

TCE: Tangible common equity

Tier 1 Employees: Employees who are material risk-takers identified under Federal Reserve standards

TSR: Total shareholder return

U.K.: United Kingdom

U.S.: United States of America

U.S. GAAP: Accounting principles generally accepted in the U.S.

WOTM: Women on the Move

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	103

[THIS PAGE INTENTIONALLY LEFT BLANK]

104	JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT

CHASE TOWER - MAP AND DIRECTIONS

Chase Tower, 21 South Clark Street, Chicago, Illinois 60603

Please note: the 10 South Dearborn Street entrance is closed due to construction

Driving Directions from O’Hare Airport:

◾	Head east on I-190 East
◾	Keep to your left—follow signs for IL-171/Cumberland Avenue
◾	Merge onto I-90 East
◾	Take exit 51C towards East Washington Boulevard
◾	Turn left onto West Washington Boulevard
◾	Drive 0.8 miles and turn right on North Clark Street
◾	Chase Tower will be on your left

Other Transportation Options from O’Hare Airport:

Blue Line Train to City (to Forest Park):

¡	Get off at the Monroe Stop (18 stops/about 45 minutes)
¡	Turn left and follow the signs to Monroe
-	Walk south towards Monroe; right onto Monroe Street
-	Walk 1 block and turn right onto Clark Street; Chase Tower will be on your right

Recommended Parking Garages:

– WMW Self Park

172 West Madison Street

– LAZ Parking

33 West Monroe Street

– iParkit - Adams & Wabash Self Park

17 East Adams Street

Driving Directions from Midway Airport:

◾	Head south on South Kilpatrick Avenue toward West 59th Street
◾	Turn right onto West 59th Street
◾	Turn right onto South Cicero Avenue
◾	Turn right onto the Interstate 55 North/Stevenson Expressway ramp to Chicago
◾	Continue on I-55 North/Stevenson Expressway
◾	Take exit 292A to merge onto I-90 West/I-94 West toward West Ryan Expressway/Wisconsin
◾	Keep left to stay on I-90 West/I-94 West
◾	Take exit 51C for Washington Boulevard East
◾	Turn right onto West Washington Boulevard
◾	Drive 0.7 miles and turn right onto North Clark Street
◾	Chase Tower will be on your left

Other Transportation Options from Midway Airport:

Orange Line Train to City (to Loop):

¡	Get off at the Washington/Wells Stop (11 stops/about 40 minutes)
-	Walk south on Wells Street towards Madison Street; left on Madison Street
-	Walk 2 blocks and turn right on Clark Street; Chase Tower will be on your left

Closest Public Transportation Locations:

Blue Line (Monroe Stop)

Brown, Orange, Pink and Purple Line (Washington/Wells Stop)

Red Line (Monroe Stop)

Metra (Ogilvie Transportation Center and Union Station)

If you attend the meeting in person, you will be asked to present a valid form of government-issued photo identification, such as a driver’s license or passport, and proof of ownership of our common stock as of our Record Date March 22, 2019. See “Information about the annual shareholder meeting” on page 92.

JPMORGAN CHASE & CO. • 2019 PROXY STATEMENT	105

© 2019 JPMorgan Chase & Co. All rights reserved. Printed in U.S.A. on paper that contains recycled fiber with soy ink.

COMPUTERSHARE

P.O. BOX 505000

LOUISVILLE, KY 40233

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by JPMorgan Chase & Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET — www.proxyvote.com or scan the QR code above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JPMorgan Chase & Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your voting instructions are confidential.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E61515-P20584-Z74547	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JPMORGAN CHASE & CO.

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors		For	Against	Abstain
	1a.	Linda B. Bammann	☐	☐	☐
	1b.	James A. Bell	☐	☐	☐
	1c.	Stephen B. Burke	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following shareholder proposals:		For	Against	Abstain
	1d.	Todd A. Combs	☐	☐	☐	4.	Gender pay equity report	☐	☐	☐
	1e.	James S. Crown	☐	☐	☐	5.	Enhance shareholder proxy access	☐	☐	☐
	1f.	James Dimon	☐	☐	☐	6.	Cumulative voting	☐	☐	☐
	1g.	Timothy P. Flynn	☐	☐	☐
	1h.	Mellody Hobson	☐	☐	☐
	1i.	Laban P. Jackson, Jr.	☐	☐	☐
	1j.	Michael A. Neal	☐	☐	☐
	1k.	Lee R. Raymond	☐	☐	☐
2.	Advisory resolution to approve executive compensation		☐	☐	☐
3.	Ratification of independent registered public accounting firm		☐	☐	☐			Yes	No
						Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

2019 Annual Meeting of Shareholders

Tuesday, May 21, 2019 10:00 a.m. Central Time

Chase Tower

21 South Clark Street

Chicago, Illinois 60603

JPMorgan Chase Tower – Chase Tower is located in Chicago, Illinois at 21 South Clark Street. The meeting will be held on the 56th Floor.

If you plan to attend the meeting in person, you will be required to present a valid form of government-issued photo identification, such as a driver’s license or passport, and proof of ownership of our common stock as of our record date March 22, 2019, and this top half of the proxy card. For more information see “Information about the annual shareholder meeting” in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at

jpmorganchase.com/annual-report-proxy

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

E61516-P20584-Z74547

JPMORGAN CHASE & CO.

This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of Shareholders of JPMorgan Chase & Co. on May 21, 2019.

You, the undersigned shareholder, appoint each of Molly Carpenter and Marianne Lake, your attorney-in-fact and proxy, with full power of substitution, to vote on your behalf shares of JPMorgan Chase common stock that you would be entitled to vote at the 2019 Annual Meeting, and any adjournment of the meeting, with all powers that you would have if you were personally present at the meeting. The shares represented by this proxy will be voted as instructed by you on the reverse side of this card with respect to the proposals set forth in the proxy statement, and in the discretion of the proxies on all other matters which may properly come before the 2019 Annual Meeting and any adjournment thereof. If the card is signed but no instructions are given, shares will be voted in accordance with the recommendations of the Board of Directors.

Participants in the 401(k) Savings Plan: If you have an interest in JPMorgan Chase common stock through an investment in the JPMorgan Chase Common Stock Fund within the 401(k) Savings Plan, your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given, the trustee will vote unvoted shares in the same proportion as voted shares.

Voting Methods: If you wish to vote by mail, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. If you wish to vote by Internet or telephone, please follow the instructions on the reverse side.

Continued and to be signed on reverse side